The information in the prospectus supplement (as supplemented by this supplement) and the attached prospectus is not complete and may be changed.  The prospectus supplement (as supplemented by this supplement) and the attached prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

CNH Equipment Trust 2015-B

Issuing Entity

CNH Capital Receivables LLC

Depositor

CNH Industrial Capital America LLC	New Holland Credit Company, LLC
Sponsor and Originator	Servicer

The trust will issue $999,645,000 of notes, which are offered under the prospectus supplement (as supplemented by this supplement) and the accompanying prospectus.

$223,000,000 Class A-1 Notes

$350,000,000 Class A-2a Notes and Class A-2b Notes

$286,000,000 Class A-3 Notes

$118,150,000 Class A-4 Notes

$22,495,000 Class B Notes

Supplement (subject to completion, dated May 6, 2015)

to

Prospectus Supplement, dated May      , 2015 (subject to completion,

dated May 1, 2015)

to

Prospectus, dated May 1, 2015

This supplement revises, and should be read in conjunction with the prospectus supplement, dated May   , 2015 (subject to completion, dated May 1, 2015), and the prospectus, dated May 1, 2015, each of which is attached hereto and incorporated in its entirety herein.

This supplement does not contain complete information about the offering of the securities.  No one may use this supplement to offer and sell the securities unless it is accompanied by the accompanying prospectus supplement and prospectus.

Neither the SEC nor any state securities commission has approved these securities or determined that the prospectus supplement (as supplemented by this supplement) or the prospectus to which it relates, is accurate or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners of the Class A Notes
Citigroup	Rabo Securities	Wells Fargo Securities
Co-Managers of the Class A Notes
Barclays
BMO Capital Markets
BNP PARIBAS
Joint Bookrunners of the Class B Notes
Citigroup	Rabo Securities	Wells Fargo Securities

Capitalized terms used and not defined in this supplement have the meanings assigned to them in the prospectus supplement or prospectus referenced above, as applicable. The prospectus supplement referenced above is hereby modified and supplemented as described in this supplement.  References to page numbers and sections below are to the page numbers and sections in the prospectus supplement referenced above.

Front Cover Page:

•                 The sentence above the table on the front cover page of the prospectus supplement is modified to read as follows:

“The trust will issue $977,150,000 of Class A Notes and $22,495,000 of Class B Notes, which are offered under this prospectus supplement and the accompanying prospectus.”

•                 The table on the front cover page of the prospectus supplement is modified to read as follows:

	Class A Notes					Class B Notes
	A-1 Notes	A-2a Notes	A-2b Notes	A-3 Notes	A-4 Notes
Principal Amount	$223,000,000	$350,000,000		$286,000,000	$118,150,000	$22,495,000
Interest Rate	%	%	One-Month LIBOR plus %	%	%	%
Final Maturity Date	June 3, 2016	August 15, 2018	August 15, 2018	July 15, 2020	April 15, 2022	October 17, 2022
Price to Public[1]	%	%	%	%	%	%
Underwriting Discount[2]	%	%	%	%	%	%
Proceeds to Depositor[3]	%	%	%	%	%	%

1          Plus accrued interest, if any, from May    , 2015. Total price to public (excluding such interest) = $               .

2          Total Underwriting Discount = $               .

3          Total Proceeds to Depositor = $               .

•                 The first bullet under “Credit Enhancement” on the front cover page of the prospectus supplement is modified to read as follows:

“ • A spread account will be established with an initial balance of $22,492,034.14 (which is subject to revision based upon the size of the final pool of receivables), which is 2.25% of the aggregate contract value of the receivables.”

Summary of Terms:

•                 The table under “Summary of Terms—Offered Securities” on page S-1 of the prospectus supplement is modified to read as follows (footnote (1) remains unchanged):

Class	Aggregate Principal Amount	Interest Rate
A-1	$223,000,000%
A-2	$350,000,000
A-2a(1)		%
A-2b(1)		One-Month LIBOR plus %
A-3	$286,000,000%
A-4	$118,150,000%
B	$22,495,000%

S-2

•                 The last sentence under “Summary of Terms—The Statistical Information” on page S-4 of the prospectus supplement is modified to read as follows:

“Without limiting the foregoing, if the aggregate principal amount of the notes issued by the trust is equal to the amount set forth on the cover page of this prospectus supplement, the aggregate statistical contract value as of the cutoff date of the receivables sold to the trust on the closing date will not exceed $1,048,499,112.50 and the aggregate contract value as of the cutoff date of the receivables sold to the trust on the closing date will not exceed $999,645,961.84.”

•                 The first bullet under “Summary of Terms—Credit Enhancement—Spread Account” on page S-4 of the prospectus supplement is modified to read as follows:

“ • On the closing date, we will deposit into the spread account $22,492,034.14 (which is subject to revision based on the size of the final pool of receivables), which is 2.25% of the aggregate contract value of the receivables.”

The Issuing Entity:

•                 The table in the third paragraph of “Issuing Entity” on page S-18 of the prospectus supplement is modified to read as follows (footnote (1) remains unchanged):

Class A-1 % Asset Backed Notes	$223,000,000
Class A-2a % Asset Backed Notes and Class A-2b Floating Rate Asset Backed Notes (1)	350,000,000
Class A-3 % Asset Backed Notes	286,000,000
Class A-4 % Asset Backed Notes	118,150,000
Class B % Asset Backed Notes	22,495,000
Total	$999,645,000

The Receivables Pool:

•                 The last sentence of the second full paragraph on page S-23 of the prospectus supplement is modified to read as follows:

“Without limiting the foregoing, if the aggregate principal amount of the notes issued by the trust is equal to the amount set forth on the cover page of this prospectus supplement, the aggregate Statistical Contract Value as of the cutoff date of the receivables sold to the trust on the closing date will not exceed $1,048,499,112.50 and the aggregate Contract Value as of the cutoff date of the receivables sold to the trust on the closing date will not exceed $999,645,961.84”

S-3

Weighted Average Life of the Notes:

•                 The first sentence of the second full paragraph on page S-34 of the prospectus supplement is modified to read as follows:

“The tables on pages S-36 through S-38 have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified CPR during such Collection Period and neither we nor the servicer are required to purchase any receivables from the trust, (b) interest accrues on the Class A-1 notes at 0.35%, the Class A-2a notes at 1.04%, the Class A-2b notes at 0.73%, the Class A-3 notes at 1.45%, the Class A-4 notes as 1.92%, the Class B notes at  2.22%, (c)  the principal amount of the Class A-2 notes is allocated to Class A-2a notes in the amount of $250,250,000 and to Class A-2b notes in the amount of $99,750,000, (d) interest accrues on all notes (other than the Class A-1 Notes and the Class A-2b Notes) based on a 360-day year consisting of twelve 30-day months and interest accrues on the Class A-1 Notes and the Class A-2b Notes based on actual days elapsed during the period for which interest is payable and a 360-day year, (e) each payment on the receivables is made on the last day of each Collection Period, (f) distributions are made on the 15th day of each month (beginning June 15, 2015) in respect of the notes in accordance with the description set forth under “Servicing Matters—Distributions,” (g) the balance in the spread account on any day is equal to the required spread account balance, (h) the closing date occurs on May 13, 2015, (f) CNH Industrial Capital America LLC exercises its option to purchase the receivables on the earliest permitted payment date and (i) the Specified Discount Factor is 4.50%.”

•                 The table in the fourth paragraph under “Weighted Average Life of the Notes” on page S-34 of the prospectus supplement is modified to read as follows:

Aggregate Contract Value	Weighted Average APR	Assumed Cutoff Date
$999,645,961.84	4.50%	March 31, 2015

S-4

•                 The table under “Weighted Average Life of the Notes” on page S-36 of the prospectus supplement is modified to read as follows:

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	A-1 Notes						A-2a Notes and A-2b Notes
Payment Date	0% CPR	16% CPR	20% CPR	22% CPR	26% CPR	28% CPR	0% CPR	16% CPR	20% CPR	22% CPR	26% CPR	28% CPR
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	96.52	83.74	80.23	78.42	74.68	72.75	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	94.53	75.57	70.41	67.76	62.30	59.48	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	92.21	67.22	60.49	57.03	49.95	46.31	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	90.16	59.27	51.02	46.81	38.19	33.77	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	84.57	48.22	38.60	33.70	23.71	18.61	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	79.51	37.85	26.94	21.39	10.13	4.40	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	71.22	24.83	12.79	6.70	0.00	0.00	100.00	100.00	100.00	100.00	96.83	92.83
January 15, 2016	54.68	4.86	0.00	0.00	0.00	0.00	100.00	100.00	95.37	91.24	83.34	79.12
February 15, 2016	20.62	0.00	0.00	0.00	0.00	0.00	100.00	81.45	73.69	69.56	61.67	57.47
March 15, 2016	2.41	0.00	0.00	0.00	0.00	0.00	100.00	68.95	60.92	56.67	48.56	44.27
April 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	94.44	60.16	51.79	47.38	38.99	34.57
May 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	93.65	56.82	47.90	43.23	34.35	29.70
June 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	93.05	53.67	44.22	39.30	29.95	25.09
July 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	92.25	50.43	40.48	35.32	25.55	20.49
August 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	91.20	47.04	36.63	31.26	21.10	15.86
September 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	90.38	43.89	33.03	27.45	16.92	11.52
October 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	87.30	39.06	27.89	22.18	11.43	5.94
November 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	84.69	34.68	23.21	17.38	6.41	0.83
December 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	81.29	29.81	18.11	12.19	1.07	0.00
January 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	74.09	22.24	10.58	4.69	0.00	0.00
February 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	54.17	5.62	0.00	0.00	0.00	0.00
March 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	44.42	0.00	0.00	0.00	0.00	0.00
April 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	38.36	0.00	0.00	0.00	0.00	0.00
May 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	37.52	0.00	0.00	0.00	0.00	0.00
June 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	36.82	0.00	0.00	0.00	0.00	0.00
July 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	35.94	0.00	0.00	0.00	0.00	0.00
August 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	34.80	0.00	0.00	0.00	0.00	0.00
September 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	33.87	0.00	0.00	0.00	0.00	0.00
October 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	30.68	0.00	0.00	0.00	0.00	0.00
November 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	28.14	0.00	0.00	0.00	0.00	0.00
December 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	25.00	0.00	0.00	0.00	0.00	0.00
January 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	18.52	0.00	0.00	0.00	0.00	0.00
February 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WAL (yrs)(1)	0.66	0.42	0.37	0.35	0.30	0.29	2.01	1.25	1.14	1.09	0.99	0.94
WAL to Maturity (yrs)(1)	0.66	0.42	0.37	0.35	0.30	0.29	2.01	1.25	1.14	1.09	0.99	0.94

(1)                              The weighted average life of an A-1 Note, A-2a Note or A-2b Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the assumptions described on page S-34 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-5

•                 The table under “Weighted Average Life of the Notes” on page S-37 of the prospectus supplement is modified to read as follows

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	A-3 Notes						A-4 Notes
Payment Date	0% CPR	16% CPR	20% CPR	22% CPR	26% CPR	28% CPR	0% CPR	16% CPR	20% CPR	22% CPR	26% CPR	28% CPR
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	94.43	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	92.27	85.46	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	93.67	87.00	74.61	68.36	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	96.00	83.16	76.69	64.73	58.70	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	88.59	75.88	69.49	57.73	51.82	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	85.80	72.83	66.34	54.42	48.45	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	83.18	69.96	63.36	51.29	45.26	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	80.45	67.01	60.33	48.13	42.07	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	77.58	63.95	57.20	44.92	38.84	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	74.91	61.10	54.28	41.92	35.82	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	70.51	56.73	49.95	37.70	31.68	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	66.72	52.94	46.18	34.01	28.05	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	62.54	48.83	42.14	30.11	24.23	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	55.94	42.64	36.16	24.57	18.92	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	99.01	39.90	28.28	22.60	12.54	7.62	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	87.60	31.66	20.80	15.49	6.16	1.59	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2018	80.79	26.37	15.92	10.82	1.91	0.00	100.00	100.00	100.00	100.00	100.00	94.07
May 15, 2018	79.73	24.58	14.10	8.99	0.11	0.00	100.00	100.00	100.00	100.00	100.00	89.78
June 15, 2018	78.82	22.91	12.38	7.28	0.00	0.00	100.00	100.00	100.00	100.00	96.18	85.76
July 15, 2018	77.71	21.15	10.61	5.52	0.00	0.00	100.00	100.00	100.00	100.00	92.04	81.70
August 15, 2018	76.30	19.26	8.74	3.67	0.00	0.00	100.00	100.00	100.00	100.00	87.75	77.54
September 15, 2018	75.12	17.53	7.02	1.97	0.00	0.00	100.00	100.00	100.00	100.00	83.80	73.69
October 15, 2018	71.52	14.53	4.25	0.00	0.00	0.00	100.00	100.00	100.00	98.33	77.94	68.13
November 15, 2018	68.68	12.01	1.89	0.00	0.00	0.00	100.00	100.00	100.00	92.84	72.92	63.36
December 15, 2018	65.04	9.11	0.00	0.00	0.00	0.00	100.00	100.00	98.15	86.73	67.43	58.18
January 15, 2019	57.50	4.27	0.00	0.00	0.00	0.00	100.00	100.00	87.85	77.12	59.11	0.00
February 15, 2019	35.50	0.00	0.00	0.00	0.00	0.00	100.00	80.95	63.00	54.33	0.00	0.00
March 15, 2019	24.60	0.00	0.00	0.00	0.00	0.00	100.00	65.98	0.00	0.00	0.00	0.00
April 15, 2019	18.11	0.00	0.00	0.00	0.00	0.00	100.00	56.71	0.00	0.00	0.00	0.00
May 15, 2019	17.00	0.00	0.00	0.00	0.00	0.00	100.00	54.10	0.00	0.00	0.00	0.00
June 15, 2019	16.06	0.00	0.00	0.00	0.00	0.00	100.00	51.74	0.00	0.00	0.00	0.00
July 15, 2019	14.89	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
August 15, 2019	13.50	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
September 15, 2019	12.23	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
October 15, 2019	8.55	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
November 15, 2019	5.60	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
December 15, 2019	1.91	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
January 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	87.36	0.00	0.00	0.00	0.00	0.00
February 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WAL (yrs)(1)	3.66	2.74	2.52	2.41	2.24	2.16	4.75	4.01	3.80	3.76	3.62	3.50
WAL to Maturity (yrs)(1)	3.66	2.74	2.52	2.41	2.24	2.16	4.79	4.23	4.08	3.99	3.79	3.67

(1)                              The weighted average life of an A-3 Note or A-4 Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the assumptions described on page S-34 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-6

•                 The table under “Weighted Average Life of the Notes” on page S-38 of the prospectus supplement is modified to read as follows:

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	B Notes
Payment Date	0% CPR	16% CPR	20% CPR	22% CPR	26% CPR	28% CPR
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
February 15, 2019	100.00	100.00	100.00	100.00	0.00	0.00
March 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
April 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
May 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
June 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
July 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
August 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
September 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
October 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
November 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
December 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
January 15, 2020	100.00	0.00	0.00	0.00	0.00	0.00
February 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00
WAL (yrs)(1)	4.76	4.17	3.84	3.84	3.76	3.67
WAL to Maturity (yrs)(1)	5.59	4.88	4.83	4.81	4.78	4.76

(1)                              The weighted average life of a B Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the assumptions described on page S-34 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-7

Servicing Matters:

•                 The second sentence under “Servicing Matters—Spread Account” on page S-50 of the prospectus supplement is modified to read as follows:

“On the closing date, we will make an initial deposit into the spread account of $22,492,034.14 (which is subject to revision based upon the size of the final pool of receivables), which is 2.25% of the aggregate Contract Value of the receivables as of the cutoff date.”

Back Cover Page:

•                 The initial principal amount of each class of notes indicated on the back cover page is modified to read as follows:

$223,000,000 Class A-1 Notes

$350,000,000 Class A-2a Notes and Class A-2b Notes

$286,000,000 Class A-3 Notes

$118,150,000 Class A-4 Notes

$22,495,000 Class B Notes

S-8

The information in this prospectus supplement and the attached prospectus is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 1, 2015

Prospectus Supplement to Prospectus dated May 1, 2015

CNH Equipment Trust 2015-B

Issuing Entity

CNH Capital Receivables LLC

Depositor

CNH Industrial Capital America LLC Sponsor and Originator	New Holland Credit Company, LLC Servicer

The trust will issue $781,660,000 of Class A Notes and $18,000,000 of Class B Notes, which are offered under this prospectus supplement and the accompanying prospectus.

	Class A Notes					Class B Notes
	A-1 Notes	A-2a Notes	A-2b Notes	A-3 Notes	A-4 Notes
Principal Amount	$178,000,000	$278,000,000		$231,000,000	$94,660,000	$18,000,000
Interest Rate	%	%	One-Month LIBOR plus %	%	%	%
Final Maturity Date	June 3, 2016	August 15, 2018	August 15, 2018	July 15, 2020	April 15, 2022	October 17, 2022
Price to Public[1]	%	%	%	%	%	%
Underwriting Discount[2]	%	%	%	%	%	%
Proceeds to Depositor[3]	%	%	%	%	%	%

1          Plus accrued interest, if any, from May   , 2015. Total price to public (excluding such interest) = $                         .

2          Total Underwriting Discount = $                         .

3          Total Proceeds to Depositor = $                         .

Consider carefully the risk factors beginning on page S-9 in this prospectus supplement and on page 2 in the prospectus.

The notes represent obligations of the issuing entity only and do not represent obligations of or interests in CNH Capital Receivables LLC, CNH Industrial Capital America LLC, New Holland Credit Company, LLC or any of their affiliates.

This prospectus supplement may be used to offer and sell the Class A Notes and Class B Notes only if accompanied by the prospectus.

The primary assets of the trust will consist of fixed rate retail installment sale contracts and retail installment loans secured by agricultural or construction equipment.

Interest and principal will be payable on the notes on the 15th day of each month or, if the 15th is not a business day, the next business day, beginning on June 15, 2015. See page S-5 of the summary of this prospectus supplement for a discussion of the distribution priority for each class of notes.

Credit Enhancement

•                  A spread account will be established with an initial balance of $17,992,389.72 (which is subject to revision based upon the size of the final pool of receivables), which is 2.25% of the aggregate contract value of the receivables.

•                  The Class B Notes are subordinated to the Class A Notes and provide additional credit enhancement for the Class A Notes.

•                  The trust will also issue certificates representing the residual interest in the trust, which are subordinated to the notes and which will initially be held by the depositor. The certificates are not being offered by this prospectus supplement or the accompanying prospectus.

The Class B Notes, if not sold hereunder, will (i) be acquired by the depositor as partial consideration for the receivables transferred by it to the issuing entity, and then further conveyed by the depositor to the originator as consideration or partial consideration for certain of the receivables transferred by the originator to the depositor and/or for other consideration and/or (ii) be sold to one or more affiliates of the depositor.  Such Class B Notes will not be initially purchased by the underwriters if acquired by the depositor or any of its affiliates.  If acquired by the depositor or its affiliates, the purchase price for the Class B Notes is      %.

Delivery of the Class A Notes and the Class B Notes, in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about May   , 2015 against payment in immediately available funds or as set forth above.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners of the Class A Notes
Citigroup	Rabo Securities	Wells Fargo Securities
Co-Managers of the Class A Notes
Barclays
BMO Capital Markets
BNP PARIBAS
Joint Bookrunners of the Class B Notes
Citigroup	Rabo Securities	Wells Fargo Securities

The date of this prospectus supplement is May     , 2015

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We (CNH Capital Receivables LLC) are not offering these securities in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until 90 days after the commencement of this offering.

We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-63 in this prospectus supplement and under the caption “Index of Terms” on page 57 in the accompanying prospectus.

We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including the risks set forth under “Risk Factors” in this prospectus supplement and in the accompanying prospectus. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties.

All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the trust, CNH Industrial Capital America LLC, New Holland Credit Company, LLC or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

NOTICE TO U.K. AND EEA INVESTORS

This prospectus supplement and the accompanying prospectus (together, the “Offering Document”) are not prospectuses for the purpose of the Prospectus Directive as implemented in Member States of the European Economic Area.  The Offering Document has been prepared on the basis that any offer of the notes in any Member State of the European Economic Area (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. Accordingly any person making or intending to make an offer in that Relevant Member State of the notes which are the subject of the offering contemplated in the Offering Document may only do so in circumstances in which no obligation arises for us, the issuing entity or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither we, the issuing entity nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes in circumstances in which an obligation arises for us, the issuing entity or the underwriters to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an obligation for us, the issuing entity or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive. We, the issuing entity, the underwriters and our and their respective affiliates and others will rely upon the truth and accuracy of the foregoing representation, acknowledgment and agreement.

The Offering Document is for distribution in member states in the European Economic Area only to, and is only directed at, persons who are “qualified investors” within the meaning of the Prospectus Directive.  In the United Kingdom, the Offering Document is only being distributed to, and is only directed at qualified investors (i) who have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (ii) who fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order or (iii) to whom this Offering Document can be lawfully communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). The Offering Document must not be acted on or relied on (i) in the United Kingdom, by persons who are not relevant persons and (ii) in any member state of the EEA, by persons who are not qualified investors. The notes are only available to and any investment or investment activity to which the Offering Document relates is available only to (i) in the United Kingdom, relevant persons and (ii) in any member state of the EEA, qualified investors, and will be engaged in only with such persons.

Notwithstanding the above, a person who is not a qualified investor may, with the consent of the underwriters, be permitted to purchase the notes in the offering.

Page
The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters	S-10
Cross-collateralization may adversely affect the timing and amount of recoveries on the receivables and the payment on the notes	S-11
If the servicer is terminated, the servicing fee may increase	S-11
Economic conditions or lack of liquidity in the secondary market could limit your ability to resell notes and/or may adversely affect the price of your notes	S-12
Characteristics of the receivables in the statistical pool may differ from the characteristics of the receivables sold to the trust	S-12
Risks relating to unsolicited ratings	S-13
Credit ratings on the notes carry risks	S-13
Federal financial regulatory reform could have a significant effect on the servicer, the sponsor, the depositor or the issuing entity	S-14

The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your fixed rate notes or your floating rate notes if interest rates rise

S-15
Risks associated with unknown allocation between the Class A-2a and Class A-2b notes	S-16
Summary of Deposits to and Withdrawals from Accounts	S-17
Issuing Entity	S-18
The Trustee	S-18
The Indenture Trustee	S-19
Static Pool Data	S-21

v

Summary of Terms

•                 This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•                 This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Offered Securities

We are offering the following classes of notes issued by CNH Equipment Trust 2015-B:

Class	Aggregate Principal Amount	Interest Rate
A-1	$178,000,000%
A-2	$278,000,000
A-2a(1)		%
A-2b(1)		One-Month LIBOR plus %
A-3	$231,000,000%
A-4	$94,660,000%
B	$18,000,000%

(1) The allocation of the initial principal amount between the Class A-2a Notes and the Class A-2b Notes will be determined on the day of pricing.  The amount allocated may be entirely to the Class A-2a Notes or entirely to the Class A-2b Notes, or a partial allocation to each of Class A-2a Notes and Class A-2b Notes. In the event that the entire initial principal amount is allocated to either the Class A-2a Notes or the Class A-2b Notes, then the issued notes would be called the Class A-2 Notes.

The notes will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

The Class B Notes, if not sold hereunder, will (i) be acquired by the depositor as partial consideration for the receivables transferred by it to the issuing entity, and then further conveyed by the depositor to the originator as consideration or partial consideration for certain of the receivables transferred by the originator to the depositor and/or for other consideration and/or (ii) be sold to one or more affiliates of the depositor.  Such Class B Notes will not be initially purchased by the underwriters if acquired by the depositor or any of its affiliates.  If acquired by the depositor or its affiliates, the purchase price for the Class B Notes is      %.

Subordination

The A-1, A-2a, A-2b, A-3 and A-4 Notes are all Class A Notes. The Class B Notes will be subordinated to the Class A Notes as follows:

•                  no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full; and

•                no principal will be paid on the Class B Notes on any payment date until the Class A Notes have been repaid in full.

Interest on the Class B Notes will also be subordinated to principal payments on the Class A Notes if either (a) the maturity of the notes has been accelerated after an event of default or (b) credit losses erode the aggregate assets of the trust below the then outstanding principal balance of the Class A Notes. See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for details on the priority rules that would apply in these circumstances.

Closing Date

May    , 2015.

Sponsor and Originator

CNH Industrial Capital America LLC.

Servicer

New Holland Credit Company, LLC.

Depositor

CNH Capital Receivables LLC.

Issuing Entity

CNH Equipment Trust 2015-B.

Indenture Trustee

Deutsche Bank Trust Company Americas.

Trustee

Wilmington Trust Company.

Payment Dates

Payments on the notes will be payable on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with June 15, 2015, except that interest and principal on A-1 Notes will also be payable on June 3, 2016, if any A-1 Notes remain outstanding after the May 2016 payment date.

Principal Payments

The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date, to the extent of available amounts as described under “Servicing Matters—Distributions,” will generally equal the decrease during the prior collection period in the contract value of the receivables. The contract value of the receivables equals the discounted present value of their scheduled cash flows, using a specified discount rate. The collection period with respect to any payment date is the period from the end of the preceding collection period (or, if for the first payment date, from the beginning of the day after the cutoff date) to and including the last day of the calendar month preceding the calendar month in which such payment date occurs. In addition, on each payment date to the extent of available amounts as described under “Servicing Matters—Distributions,” additional principal payments will also be made on the Class A-1 Notes until paid in full.

Amounts allocated to payment of the principal on the notes will generally be applied on a fully sequential basis, meaning that no principal payments will be made on any class of notes until each more senior class of notes has been paid in full. Within the Class A Notes, no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full. For purposes of principal payments, the Class A-2a Notes and the Class A-2b Notes will be treated as a single class. Specifically, principal payments will be made on the notes in the following order: A-1 Notes; A-2a Notes and A-2b Notes, pro rata based on their respective outstanding principal balances; A-3 Notes; A-4 Notes; and Class B Notes.

See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for special priority rules that would apply after either (a) the maturity of the notes has been accelerated after an event of default or (b) credit losses erode the aggregate assets of the trust below the then outstanding principal balance of the Class A Notes.

Final Scheduled Maturity Dates

The outstanding principal amount, together with all accrued and unpaid interest, if any, of each class of offered notes will be payable in full on the date specified for each below:

Class	Final Maturity Date
A-1	June 3, 2016
A-2a	August 15, 2018
A-2b	August 15, 2018
A-3	July 15, 2020
A-4	April 15, 2022
B	October 17, 2022

Optional Redemption

Any notes outstanding on any payment date on which CNH Industrial Capital America LLC exercises its option to purchase the receivables will be prepaid in whole on that payment date at a redemption price for each class equal to the outstanding principal balance of that class of notes, plus accrued and unpaid interest thereon.

CNH Industrial Capital America LLC cannot exercise this option until the aggregate contract value of the receivables declines to 10% or less of the aggregate contract value of the receivables as of the cutoff date.

The Receivables

On the closing date, we will sell to the trust fixed rate retail installment sale contracts and retail installment loans secured by agricultural or construction equipment. The aggregate statistical contract value of the receivables in the statistical pool as of March 31, 2015, which is the cutoff date, was equal to $1,048,499,112.50. The aggregate contract value, which is the present value of the scheduled and unpaid payments on the receivables discounted at 4.50%, of the receivables in the statistical pool as of the cutoff date was equal to $999,645,961.84. For a more detailed description of aggregate statistical contract value, see “The Receivables Pool.”

The Statistical Information

The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of the cutoff date.  The actual pool of receivables sold to the trust on the closing date will be selected from the statistical pool.  The statistical characteristics of the receivables sold to the trust on the closing date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although we do not expect the characteristics (as of the cutoff date) of the receivables sold to the trust on the closing date to vary materially from the characteristics of the receivables in the statistical pool.  Without limiting the foregoing, if the aggregate principal amount of the notes issued by the trust is equal to the amount set forth on the cover page of this prospectus supplement, the aggregate statistical contract value as of the cutoff date of the receivables sold to the trust on the closing date will not exceed $838,439,013.38 and the aggregate contract value as of the cutoff date of the receivables sold to the trust on the closing date will not exceed $799,661,765.35.

Credit Enhancement

To the extent the credit enhancement described below does not cover any losses, noteholders will be allocated the losses in the manner described under “—Principal Payments” above and “—Subordination” below.

Spread Account

As credit enhancement for the notes, a spread account will be established for the trust. The spread account will be funded as follows:

•                  On the closing date, we will deposit into the spread account $17,992,389.72 (which is subject to revision based on the size of the final pool of receivables), which is 2.25% of the aggregate contract value of the receivables.

•                  On each payment date available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

For a more detailed description of the specified minimum balance, see “Servicing Matters—Spread Account.”

Funds on deposit in the spread account will be available on each payment date to cover shortfalls in distributions of interest and principal on the notes to the extent described under “Servicing Matters—Spread Account.” The funds on deposit in the spread account will not be available to cover the distributions, if any, of principal to be paid pursuant to clause (8) of “Priority of Distributions.”

The Certificates

On the closing date, the trust will issue certificates representing the ownership interest in the trust. We will initially retain the certificates. No amounts will be paid with respect to the certificates on any payment date until all principal and interest due on the notes on that payment date have been paid in full.

Subordination

The subordination with respect to principal and interest payments of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes. Through subordination, principal and/or interest payments are, to the extent described herein, allocated to the more senior class first, thereby increasing the likelihood of payment on such class.

Priority of Distributions

On each payment date, available collections, plus funds transferred from various trust bank accounts as described above, will be applied to the following (in the priority indicated):

(1)  to pay servicing fees;

(2)  to pay administration fees;

(3)  to pay accrued and unpaid interest on the Class A Notes;

(4)  to make principal payments on the Class A Notes equal to the excess of

(x) the outstanding principal balance of the Class A Notes over (y) the aggregate contract value of the receivables at the beginning of the current collection period less the aggregate write down amount as of the last day of the preceding collection period as described under “Description of the Notes—Payments of Principal;”

(5)  to pay accrued and unpaid interest on the Class B Notes;

(6)  to make principal payments on the Class A Notes and the Class B Notes in an amount equal to the excess of (x) the outstanding principal balances of the Class A Notes and Class B Notes over (y) the aggregate contract value of the receivables at the beginning of the current collection period, (less the aggregate write down amount as of the last day of the preceding collection period) less the amount of the excess, if any, of the aggregate contract value of the receivables at the beginning of the prior collection period over the outstanding principal balances of the notes as of, and after giving effect to the distributions on, the previous payment date, as described under “Description of the Notes—Payments of Principal.” This amount will be reduced by the amount of payments of principal to be made pursuant to clause (4) above;

(7)  to the spread account, to the extent necessary to maintain a specified minimum balance;

(8)  to make principal payments on the Class A-1 Notes in an amount equal to the lesser of (a) the amounts remaining after giving effect to the preceding clauses (1) through (7) and (b) the outstanding principal balance of the Class A-1 Notes as of the end of the preceding payment date minus the amount of payments of principal on the Class A-1 Notes to be made pursuant to clause (4) and clause (6) above on that payment date;

(9)  to cover reimbursable expenses of the servicer; and

(10) the remaining balance, if any, to the certificateholders, which will initially be us.

See “Description of the Notes—Payments of Principal” and “—Payments of Interest” for additional details regarding payments of principal and interest among the Class A subclass noteholders.

See “Servicing Matters—Distributions” for additional details and for special priority rules that would apply after an event of default and acceleration of the notes.

Removals Upon Certain Breaches

If CNH Industrial Capital America LLC breaches certain representations or warranties, it will be obligated to repurchase the receivables materially and adversely affected by the breach, as described under “Depositor—Regular Sales of Receivables” in the accompanying prospectus. Similarly, the servicer will be required to purchase or cause to be purchased receivables materially and adversely affected as a result of breaches of certain representations or warranties, or if certain modifications to a receivable are made, as described under “Depositor—Regular Sales of Receivables” in the accompanying prospectus.

Substitutions

The equipment related to a receivable may be replaced with substitute equipment as described under “Servicer—Servicing Procedures” in the accompanying prospectus. The most common scenarios in which equipment would be substituted for the equipment originally related to a receivable are when the original equipment related to a receivable is stolen or damaged beyond repair and insurance proceeds are used to replace the stolen or damaged equipment or when the original equipment related to a receivable is faulty or nonfunctioning.

Servicing Fee

So long as New Holland Credit Company, LLC is the servicer, the servicing fee payable to the servicer will accrue at a rate of 1.00% per annum on the pool balance as of the first day of each collection period. The servicing fee will be paid solely to the extent that there are funds available to pay it as described in “Servicing Matters—Distributions.”

The servicing fee payable to a successor servicer each month, as described in “Servicing Matters—Fees” from the funds described in “Servicing Matters—Distributions,” may be higher than the servicing fee payable to New Holland Credit Company, LLC as the servicer.

Events of Default

Any one of the following events will be an event of default for the notes:

•                the trust fails to pay any interest on any Class A Note, or if no Class A Notes are outstanding, any Class B Note, within five days after its due date;

•                  the trust fails to pay any installment of the principal of any note on its due date;

•                  the trust breaches any of its other covenants in the indenture and such breach continues for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•                the trust fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•                  the trust becomes bankrupt or insolvent or is liquidated (provided, however, that if such event arises due to an order or decree in an involuntary case, such order or decree remains unstayed and in effect for a period of 60 consecutive days or the trust consents to such order).

After an event of default, the indenture trustee and the noteholders would have various rights and remedies, including the right to accelerate the maturity of the notes and to force a sale of the receivables. Following an acceleration, the priority of distributions would change as described in “Servicing Matters—Distributions.”

These remedies would be exercised collectively and involve voting procedures and requirements that are described in “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus.

Tax Status

Greenberg Traurig, LLP, our tax counsel, is of the opinion that for U.S. federal income tax purposes the notes held by parties unaffiliated with the depositor will be characterized as, and holders of such notes will be treated as holding, debt, and the trust will not be characterized as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For additional information about the application of U.S. federal, state and local tax laws, you should refer to “Material U.S. Federal Income Tax Considerations” in this prospectus supplement, and “Material U.S. Federal Income Tax Consequences”, and “State and Local Tax Consequences” in the prospectus.

ERISA Considerations

Subject to the considerations discussed under “ERISA Considerations,” the offered notes acquired by persons other than the depositor or its affiliates are eligible for purchase by employee benefit plans.

Legal Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended.  There are a number of other requirements under Rule 2a-7 that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the fund and its advisor to determine eligibility and satisfy those requirements.

Certain Investment Company Act Considerations

The issuing entity will be relying on an exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act.

Risk Factors

You should consider the following risk factors in deciding whether to purchase the offered notes.

It may not be possible to find a purchaser for your securities.

The underwriters may assist in resales of the offered notes, but they are not required to do so. A trading market for the offered notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

Payments on the Class B Notes are junior to payments on the Class A Notes.

If you buy Class B Notes, you will not receive any principal payments until the Class A Notes have been repaid in full. In addition, you will not receive any interest payments on your Class B Notes on any payment date until the full amount of interest then payable on the Class A Notes has been paid or provided for in full. Interest on the Class B Notes will also be subordinated to principal payments on the Class A Notes if either (a) the maturity of the notes has been accelerated after an event of default or (b) credit losses erode the aggregate assets of the trust below the then-outstanding principal balance of the Class A Notes. See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for details of the priority rules that would apply in these circumstances.  In addition, a failure to pay interest due on the Class B Notes will not constitute an event of default while the Class A Notes are outstanding.

Prepayments of receivables or refinancing of equipment could result in payment shortfalls.

The receivables are subject to voluntary prepayment. Prepayments may also result in connection with a servicer modification of a receivable. In addition, an obligor may refinance equipment related to a receivable, which would result in a prepayment in full of the trust’s receivable. Upon any prepayment in full of a receivable, the contract value of that receivable will be reduced to zero, and the contract value of that receivable will be added to the amount of principal to be paid on the notes on the related payment date. However, some receivables have contract values that are greater than their outstanding principal balances. When a receivable of this type is prepaid, the principal collected through the prepayment will be less than the resulting increase in the targeted principal distribution by an amount roughly equal to the excess of the receivable’s contract value over its outstanding principal balance immediately prior to the prepayment, which could lead to a cash flow shortfall that could result in delays and/or reductions in the interest and principal payments on your notes. See “Description of the Notes—Payments of Principal.”

In addition, all of the receivables in the trust that accrue interest will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the contract value of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted principal distribution, which could lead to a cash flow shortfall that could result in delays and/or reductions in the interest and principal payments on your notes.

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters.

Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn. As a result, the related obligors’ ability to make payments on the receivables could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

The effect of natural disasters on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

Cross-collateralization may adversely affect the timing and amount of recoveries on the receivables and the payments on the notes.

The financed equipment securing a receivable of an obligor held by the trust may also secure other receivables of the same obligor financed by CNH Industrial Capital America LLC that may or may not be included in the trust (such an obligor, is referred to as a common obligor). CNH Industrial Capital America LLC has agreed to subordinate all rights in any equipment included in the trust and has agreed to obtain a similar subordination agreement from any third-party or securitization vehicle to which they may sell any interest in any equipment related to a receivable that has been sold to the trust. As a result, a receivable of a common obligor held by any other securitization vehicle may have a subordinated lien or security interest on the financed equipment securing the receivables of such common obligor in the trust. Actions by the servicer for any other securitization vehicle, or the trustee related to the securities issued by another securitization vehicle, may adversely affect the timing and amount of recoveries by the trust with respect to the receivables held by the trust. These actions include enforcement of the security interest of any other securitization vehicle in the financed equipment securing receivables in the trust if receivables with a common obligor in such securitization vehicle go into default, remedial proceedings in the event of the bankruptcy of the common obligor or application of payments received under receivables. Such actions may adversely affect the timing and amount of recovery by the trust.

If the servicer is terminated, the servicing fee may increase.

If New Holland Credit Company, LLC is terminated as servicer, and another entity appointed to succeed to the duties of the servicer becomes the successor servicer, the servicing fee paid to the successor servicer may exceed the servicing fee to which New Holland Credit Company, LLC, as servicer, would have otherwise been entitled to receive. If a successor servicer has replaced New Holland Credit Company, LLC as servicer, an increase in the servicing fee payable to the successor servicer will reduce the amount of funds that would otherwise be available to pay the noteholders. See “Servicing Matters—Fees”, and “—Distributions.”

Economic conditions or lack of liquidity in the secondary market could limit your ability to resell notes and/or may adversely affect the price of your notes.

From mid-2007 through 2009, events occurred in the global financial market, including the weakened financial condition of several major financial institutions, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities by certain investors, and the lowering of ratings on certain asset-backed securities, which caused a significant reduction in liquidity in the secondary market for asset-backed securities outstanding at such time. A recurrence of similar events could limit your ability to resell your notes and/or adversely affect the price of your notes. Your ability to resell your notes may also be adversely affected if economic conditions result in increases in delinquencies by obligors on the receivables, and such increases in delinquencies cause potential purchasers of your notes to become concerned about possible defaults by obligors. Furthermore, general concerns about financial stability in the agricultural and construction industries, as well as general economic concerns about the servicer, may also result in decreased liquidity for your notes. For more information about how illiquidity may impact your ability to resell your notes, see “Risk Factors—It may not be possible to find a purchaser for your securities.”

Characteristics of the receivables in the statistical pool may differ from the characteristics of the receivables sold to the trust.

This prospectus supplement describes the characteristics of the receivables in the statistical pool as of the cutoff date.  The receivables sold to the trust on the closing date may have statistical characteristics that vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement.  We do not expect the statistical characteristics (as of the cutoff date) of the receivables sold to the trust on the closing date to vary materially from the characteristics (as of the cutoff date) of the receivables in the statistical pool described in this prospectus supplement, and each receivable must satisfy the eligibility criteria specified in the transaction documents.  If you purchase a note, you must not assume that the statistical characteristics of the actual pool of receivables sold to the trust on the closing date will be identical to the characteristics of the receivables in the statistical pool disclosed in this prospectus supplement.

Risks relating to unsolicited ratings.

Rating agencies not hired to rate the notes may assign unsolicited ratings, which may differ from the ratings assigned by any hired rating agencies (each, a “hired NRSRO”). Pursuant to a rule adopted by the SEC aimed at enhancing transparency, objectivity and competition in the credit rating process, the sponsor will make available to each nationally recognized statistical rating organization (an “NRSRO”) not hired to rate the notes the same information that the sponsor and the underwriters provide to a hired NRSRO in connection with determining or maintaining credit ratings on the notes, including information about the characteristics of the underlying receivables and the legal structure of the notes. This could make it easier for non-hired NRSROs to assign ratings to the notes prior to or after the closing date, which ratings could differ from those assigned by any hired NRSROs. We cannot predict the occurrence, timing, or effect of any such ratings actions.

Credit ratings on the notes carry risks.

Investors in the notes should consider that there are risks with respect to credit ratings on asset-backed securities and that such risks apply to an investment in the notes.  A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor.  Ratings of the asset-backed securities generally address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the securities pursuant to their terms but are solely the view of the assigning rating agency and are subject to any limitations that such agency may impose.  Similar ratings on different types of securities do not necessarily mean the same thing.  A rating agency that has assigned a rating to a class of the notes may change or withdraw its rating after the notes are issued if that rating agency believes that circumstances have changed.  Any subsequent change in or withdrawal of a rating on any class of the notes by a hired NRSRO will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.  A rating assigned by a non-hired NRSRO, or a change in or withdrawal of such a rating by the related non-hired NRSRO could also affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Additionally, we note that it may be perceived that a hired NRSRO has a conflict of interest where, as is the industry standard and the case with any rating by a hired NRSRO of the notes, the sponsor pays the fee charged by the hired NRSRO for its rating services.

Federal financial regulatory reform could have a significant effect on the servicer, the sponsor, the depositor or the issuing entity.

The Dodd-Frank Act was signed into law in July 2010. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•               creates a liquidation framework under which the Federal Deposit Insurance Corporation, or FDIC, may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies”, and commonly referred to as “systemically important entities”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries;

• strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

•                increases the regulation of the securitization markets through, among other things, a mandated risk retention requirement for securitizers and a direction to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

The various requirements of the Dodd-Frank Act, including the many implementing regulations which have yet to be released, may substantially affect the origination, servicing and securitization program of the sponsor and its subsidiaries.

With respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to the sponsor or its subsidiaries, including the issuing entity and the depositor, although the expectation embedded in the Dodd-Frank Act is that the framework will be invoked only very rarely. Final rules and guidance from the FDIC indicate that such new framework will in certain cases be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositor and the issuing entity. However, the provisions of the new framework provide the FDIC with certain powers not possessed by a trustee in bankruptcy under existing bankruptcy laws.

Under some applications of these and other provisions of the new framework, payments on the notes could be reduced, delayed or otherwise negatively impacted.

The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your fixed rate notes or your floating rate notes if interest rates rise.

The receivables owned by the issuing entity bear interest at a fixed rate while the Class A-2b notes will bear interest at a floating rate based on one-month LIBOR plus the applicable spread. Even though the issuing entity will issue floating rate notes, it will not enter into any interest rate swaps or other derivative transactions in connection with the issuance of the notes.

If the floating rate payable by the issuing entity increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the Class A-2b notes out of its generally available funds - not solely from funds that are dedicated to the Class A-2b notes. Therefore, an increase in the amount of interest payable on the Class A-2b notes as a result of an increase in one-month LIBOR would reduce the amounts available for distribution to holders of all notes, not just the holders of the Class A-2b notes.

Risks associated with unknown allocation between the Class A-2a and Class A-2b notes

The allocation of the principal balance between the Class A-2a notes and the Class A-2b notes (together, the “Class A-2 notes”) may not be known until the day of pricing. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.

As the allocated principal balance of the floating rate Class A-2b notes is increased (relative to the corresponding Class A-2a fixed rate notes), there will be a greater amount of floating rate securities issued by the issuing entity, and therefore the issuing entity will have a greater exposure to increases in the floating rate payable on the floating rate notes.

Because the aggregate amount of Class A-2 notes is fixed as set forth on the cover of this prospectus supplement, the division of the aggregate principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes may result in one of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.

Summary of Deposits to and Withdrawals from Accounts(1)(2)

(1)                                 This chart provides only a simplified overview of the distribution of available collections and other available funds on each payment date when no event of default and acceleration of the notes has occurred. Please refer to this prospectus supplement and the accompanying prospectus for a further description, including with respect to amounts payable under each item identified in the waterfall.

(2)                                 See “Servicing Matters—Distributions” for additional details and for special priority rules that would apply after an event of default and acceleration of the notes.

Issuing Entity

The trust will possess only the following property:

•                  receivables and related collections;

•                  bank accounts established for the trust;

•                  security interests in the equipment financed under the receivables;

•                  any property obtained in a default situation under those security interests;

•                  rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables (to the extent not used to purchase substitute equipment); and

•                  our interest in any proceeds from recourse to dealers on receivables.

The trust’s fiscal year-end is December 31 of each year and its principal offices are initially in Wilmington, Delaware, in care of Wilmington Trust Company, as trustee, at the address listed below under “The Trustee,” and may in the future be at such address as the trustee designates in a written notice to the depositor.

The following table illustrates the capitalization of the trust as of March 31, 2015 as if the issuance and sale of the notes had taken place on that date:

Class A-1	% Asset Backed Notes	$178,000,000
Class A-2a	% Asset Backed Notes and Class A-2b Floating Rate Asset Backed Notes (1)	278,000,000
Class A-3	% Asset Backed Notes	231,000,000
Class A-4	% Asset Backed Notes	94,660,000
Class B	% Asset Backed Notes	18,000,000
Total		$799,660,000

(1) The allocation of the initial principal amount between the Class A-2a Notes and the Class  A-2b Notes will be determined on the day of pricing.  The amount allocated may be entirely to the Class A-2a Notes or entirely to the Class A-2b Notes, or a partial allocation to each of Class A-2a Notes and Class A-2b Notes. In the event that the entire initial principal amount is allocated to either the Class A-2a Notes or the Class A-2b Notes, then the issued notes would be called the “Class A-2 Notes”.

The Trustee

Wilmington Trust Company is the trustee under the trust agreement and is a Delaware trust company incorporated in 1903.  On July 1, 2011, Wilmington Trust Company filed an amended charter which changed its status from a Delaware banking corporation to a Delaware trust company.  The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving equipment retail installment loans and retail installment sale contracts.  Wilmington Trust Company has served as trustee for trusts involving securitizations of retail installment sale contracts and retail installment loans by the depositor since 2007.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust Company, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation (“M&T”), a New York corporation.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business.  Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as trustee or on the noteholders.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB.  Other than the above three paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the accompanying prospectus.

The trustee’s responsibilities include establishing and maintaining the certificate distribution account (which Deutsche Bank Trust Company Americas as the initial paying agent under the trust agreement may do on the trust’s behalf) for the benefit of the certificateholders, executing and delivering the transaction documents to which the trustee or the trust is a party, discharging the responsibilities of the transaction documents to which the trustee or the trust is a party, and administering the trust in the interests of the certificateholders, subject to the transaction documents. The trustee will not have the power, except upon the direction of the certificateholders, to remove the servicer or the administrator.

The trustee will not independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the addition or removal of receivables, the substitution of substitute equipment, or the underlying data used for such determinations.

The trust agreement will be signed by Wilmington Trust Company, in its individual capacity, but the trust agreement provides that in no event will Wilmington Trust Company, in its individual capacity, or any beneficial owner of the trust have any liability for the representations, warranties, covenants, agreements or other obligations of the trust thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse will be had solely to the assets of the trust.

The Indenture Trustee

The indenture trustee under the indenture pursuant to which the notes will be issued is Deutsche Bank Trust Company Americas (“DB Trust”), a New York banking corporation with its office located at 60 Wall Street, New York, New York 10005. DB Trust has acted as indenture trustee on numerous asset-backed securities transactions, including acting as indenture trustee on various equipment receivable and auto loan and auto lease securitization transactions. DB Trust has provided the above information for purposes of complying with Regulation AB. Other than the first two sentences of this paragraph and the second paragraph under “Legal

Proceedings”, DB Trust has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement or the accompanying prospectus.

On or prior to each payment date, the indenture trustee will make the noteholder statement described under “Administrative Information about the Securities—Reports to Securityholders” in the prospectus for that payment date available via the indenture trustee’s internet website. The indenture trustee’s internet website for investor reporting will be located at https://tss.sfs.db.com/investpublic/ or at such other address as the indenture trustee notifies the noteholders of in the manner described below. Any person who is unable to access the indenture trustee’s internet website may receive paper copy of the noteholder statements via first class mail by calling the indenture trustee at 800-735-7777.  The indenture trustee may change the manner in which the noteholder statements are distributed or otherwise made available in order to make the circulation of the noteholder statements more convenient and/or more accessible to the noteholders. The indenture trustee will provide timely and adequate notice to the noteholders of any change described above. For assistance with the indenture trustee’s internet website, noteholders may call 800-735-7777.

Access to the issuing entity’s annual reports on Form 10-K, current reports on Form 8-K, and amendments to those reports and its distribution reports on Form 10-D filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on CNH Industrial Capital LLC’s website at “www.cnhcapital.com” as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Reports to security holders and information about the asset-backed securities described in “Reports to Noteholders” below will also be made available on these websites in this manner.

Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes or the Class B Notes if a default occurs under the indenture. The indenture will provide for a successor trustee to be appointed for one or more of the classes of notes in these circumstances, so that there will be separate trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A noteholders and the Class B noteholders will continue to vote as a single group and no such event will alter the voting rights of the Class A noteholders or Class B noteholders under the indenture.  However, so long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for that class of notes and the successor’s acceptance of that appointment.

The indenture trustee will be responsible for authenticating and delivering the notes, and for making withdrawals from the collection account and note distribution account for payments on the notes. The indenture trustee will not independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the addition or removal of receivables, the substitution of substitute equipment, or the underlying data used for such determinations.

If an event of default as described under “Summary of Terms—Events of Default” in this prospectus supplement occurs and is continuing and is known to certain officers of the indenture trustee (each a “responsible officer”), the indenture trustee will mail to each noteholder notice of the default within 90 days after it occurs. Except in the case of an event that is, or with notice or the lapse of time or both would become, an event of default due to a default in payment of principal of or interest on a note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

The trust will give the indenture trustee and each hired NRSRO prompt written notice of each such event of default under the indenture, each default on the part of the servicer or the depositor of its obligations under the sale and servicing agreement and each default on the part of the sponsor of its obligations under the purchase agreement between it and the depositor.

In addition, the trust will deliver to the indenture trustee, within five days after the trust or the administrator obtains actual knowledge thereof, written notice in the form of an officer’s certificate of any event that, with the giving of notice or the lapse of time or both, would become an event of default under the third or fourth bullet point under “Summary of Terms—Events of Default” in this prospectus supplement, the status of the event and what action the trust is taking or proposes to take with respect thereto.

Static Pool Data

Information regarding prior securitized pools of the sponsor that are of a type similar to the trust’s receivables can be found in Annex A to this prospectus supplement.

The characteristics of receivables included in these prior securitized pools, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the trust’s receivables and the social, economic and other conditions existing at the time when the trust’s receivables were originated and that will exist when the trust’s receivables are repaid. As a result of each of the foregoing, there is no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of the trust’s receivables.

Repurchase Requests

The transaction documents for prior pools of equipment receivables (which includes retail installment sales contracts and retail installment loans) that were securitized by CNH Industrial Capital America LLC contain covenants requiring the repurchase of an underlying receivable for the breach of a related representation or warranty. In the past three years, none of CNH Industrial Capital America LLC, the depositor, or as applicable for the transactions, the indenture trustee, the owner trustee or the administrative agent, received a demand to repurchase any equipment receivable underlying a securitization of equipment receivables sponsored by CNH Industrial Capital America LLC, and there was no activity with respect to any demand made prior to such period. CNH Industrial Capital America LLC, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for equipment receivables that were the subject of a demand to repurchase on SEC Form ABS-15G.  CNH Industrial Capital America LLC filed its most recent Form ABS-15G with the SEC on January 27, 2015. CNH Industrial Capital America LLC’s CIK number is 0001540092.

For more information on obtaining a copy of the report, you should read the third paragraph under “Where You Can Find More Information” in the prospectus, which is also applicable to where reports by CNH Industrial Capital America LLC can be found.

The Receivables Pool

The pool of receivables held by the trust will consist of the receivables purchased on the closing date (which will be selected from the statistical pool).

A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the trust and the notes, are based upon the Contract Value of the receivables. “Contract Value” means, as of any calculation date, the present value of the scheduled and unpaid payments on the receivables discounted monthly at an annual rate equal to the Specified Discount Factor, which exceeds the weighted average adjusted annual percentage rate of the receivables in the statistical pool as of the cutoff date, plus, any amount of past due payments. The “Specified Discount Factor” equals 4.50%. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Contract Value of zero. Whenever we refer to a “weighted average adjusted annual percentage rate” in this prospectus supplement, we mean a weighted average annual percentage rate determined by converting the individual annual percentage rate of each receivable (other than receivables with a monthly payment frequency) to an equivalent annual percentage rate as if such receivable had a monthly payment frequency, which is weighted by the outstanding scheduled payments discounted at the equivalent annual percentage rate.

The Contract Value of any particular receivable may be greater than or less than its outstanding principal amount, depending primarily upon whether the annual percentage rate of that receivable is greater than or less than the Specified Discount Factor. If a receivable’s annual percentage rate is greater than the Specified Discount Factor, its Contract Value will be greater than its outstanding principal balance because the discount rate used to determine its Contract Value is lower than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value. Conversely, if a receivable’s annual percentage rate is lower than the Specified Discount Factor, its Contract Value will be less than its outstanding principal balance because the discount rate used to determine its Contract Value is greater than the annual percentage rate that generated the finance charge component of the scheduled payments that are discounted to determine the Contract Value.

The receivables will be selected by CNH Industrial Capital America LLC from its portfolio using several criteria, including the criteria set forth under “Pool Assets—Selection Process” in the accompanying prospectus and the additional criteria that:

(1)                              each receivable is either non-interest bearing or is a fixed rate, simple interest retail installment sale contract or retail installment loan;

(2)                              each receivable has a remaining term to maturity of not more than 84 months as of the cutoff date and a scheduled maturity not later than the date that is six months prior to the final scheduled maturity date for the notes; and

(3)                              each receivable has a Statistical Contract Value as of the cutoff date that (when combined with the Statistical Contract Value of any other receivables with the same or an affiliated obligor) does not exceed 1% of the aggregate Statistical Contract Value of all the receivables as of the cutoff date.

The receivables as they are constituted on the cutoff date will not deviate from the foregoing characteristics. There will be no independent verification of CNH Industrial Capital America LLC’s determinations that the receivables meet the selection criteria set forth above, except that CNH Industrial Capital America LLC is required to have a third party verify some calculations relevant to these criteria.

The characteristics of the statistical pool set forth below are based on the receivables in a statistical pool described in this prospectus supplement as of the cutoff date.  The statistical pool consists of a portion of the receivables owned by the originator or that we may otherwise acquire that met the criteria above as of the cutoff date.  The actual pool of receivables sold to the trust on the closing date will be selected from the statistical pool.  The statistical characteristics of the pool of receivables sold to the trust on the closing date as of the cutoff date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement as of the cutoff date illustrated in the tables below, but any variance between the statistical characteristics of the receivables in the statistical pool described in this prospectus supplement and the receivables sold to the trust on the closing date will not be material.  Without limiting the foregoing, if the aggregate principal amount of the notes issued by the trust is equal to the amount set forth on the cover page of this prospectus supplement, the aggregate Statistical Contract Value as of the cutoff date of the receivables sold to the trust on the closing date will not exceed $838,439,013.38 and the aggregate Contract Value as of the cutoff date of the receivables sold to the trust on the closing date will not exceed $799,661,765.35.

The Contract Value of the receivables will represent approximately 100% of the sum of initial outstanding principal amount of the notes. The aggregate characteristics of all of the receivables sold to the trust, including the composition of the receivables, the distribution by receivable type, annual percentage rate, advance rate, equipment type (including the composition of new and used equipment), payment frequency, current Statistical Contract Value and geographic distribution may vary from those of the receivables in the statistical pool described in the following tables.

The composition, distribution by receivable type, annual percentage rate, advance rate, equipment type (including the composition of new and used equipment), payment frequency, current Statistical Contract Value and geographic distribution, in each case of the receivables in the statistical pool as of the cutoff date, which is March 31, 2015, are as set forth in the following tables. For purposes of this prospectus supplement, the “Statistical Contract Value” for each receivable has been calculated as the current balance of the receivable on the servicer’s records. Totals may not add to 100% due to rounding.

Composition of the Receivables in the Statistical Pool
as of the Cutoff Date

Weighted Average Adjusted APR	Aggregate Statistical Contract Value	Number of Receivables	Weighted Average Remaining Term	Weighted Average Original Term	Average Outstanding Statistical Contract Value
3.47%	$1,048,499,112.50	16,353	55.66 months	61.23 months	$64,116.62

Average Original Statistical Contract Value	Average Outstanding Contract Value	Weighted Average Age of Contract	Weighted Average Advance Rate(1)
$75,684.72	$61,129.21	5.56 months	84.18%

(1)                                 The Weighted Average Advance Rate represents the percentage advanced against the dealers’ wholesale price of the equipment.

Distribution by Receivable Type of the Receivables in the Statistical Pool

as of the Cutoff Date

Receivable Type	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Retail Installment Sale Contracts and Loans	16,353	$1,048,499,112.50	100.00%
Total	16,353	$1,048,499,112.50	100.00%

Distribution by Contract Annual Percentage Rate of the Receivables in the Statistical Pool as of the Cutoff Date

Contract APR(1) Range	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
0.000% – 0.999%	3,979	$143,589,098.02	13.69%
1.000% – 1.999%	420	26,912,166.62	2.57%
2.000% – 2.999%	1,125	53,675,836.79	5.12%
3.000% – 3.999%	3,942	529,949,780.02	50.54%
4.000% – 4.999%	3,570	175,816,325.64	16.77%
5.000% – 5.999%	1,553	48,566,406.58	4.63%
6.000% – 6.999%	618	26,887,550.70	2.56%
7.000% – 7.999%	568	28,096,422.44	2.68%
8.000% – 8.999%	234	6,579,272.99	0.63%
9.000% – 9.999%	148	4,080,544.23	0.39%
10.000% – 10.999%	67	2,048,715.98	0.20%
11.000% – 11.999%	75	1,599,128.62	0.15%
12.000% – 12.999%	20	404,038.87	0.04%
13.000% – 13.999%	29	249,497.24	0.02%
14.000% – 14.999%	3	35,039.70	0.00%
15.000% – 15.999%	2	9,288.06	0.00%
Total	16,353	$1,048,499,112.50	100.00%

(1)                                 The “APR” for purposes of this table is the interest rate set forth in the receivables contract which is applicable as of the cutoff date, but which for receivables in an interest waiver period will not begin to accrue at such rate for a designated time period.

Distribution by Advance Rate of the Receivables in the Statistical Pool
as of the Cutoff Date(1)

Advance Rate Range	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Less than or equal to 20.99%	119	$3,020,760.40	0.29%
21.00% – 40.99%	517	22,168,871.62	2.11%
41.00% – 60.99%	1,771	111,662,851.67	10.65%
61.00% – 80.99%	3,405	264,875,274.19	25.26%
81.00% – 100.99%	6,459	421,855,613.62	40.23%
101.00% – 120.99%	3,946	218,035,036.88	20.79%
121.00% – 140.99%	136	6,880,704.12	0.66%
Total	16,353	$1,048,499,112.50	100.00%

(1)                                 The information in the preceding table represents the percentage advanced against the dealers’ wholesale price of the equipment.

Distribution by Equipment Type of the Receivables in the Statistical Pool
as of the Cutoff Date

Equipment Type	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Agriculture	14,849	$955,389,832.55	91.12%
New	7,392	467,053,738.57	44.54%
Used	7,457	488,336,093.98	46.57%
Construction	1,504	93,109,279.95	8.88%
New	984	66,580,957.91	6.35%
Used	520	26,528,322.04	2.53%
Total(1)	16,353	$1,048,499,112.50	100.00%

(1)                                 Totals reflect the sum of the aggregate agricultural and construction data in this table.

Distribution by Payment Frequency of the Receivables in the Statistical Pool
as of the Cutoff Date

Payment Frequency	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Annually(1)	9,843	$760,387,210.74	72.52%
Semi-Annually	349	30,376,861.69	2.90%
Quarterly	135	7,180,443.57	0.68%
Monthly	5,646	183,158,596.03	17.47%
Irregular	380	67,396,000.47	6.43%
Total	16,353	$1,048,499,112.50	100.00%

(1)                                 Approximately 39.44%, 18.33%, 11.01%, 0.32%, 0.37%, 0.40%, 0.50%, 0.53%, 5.05%, 4.55%, 6.33%, and 13.19% of the annual receivables based on aggregate Statistical Contract Value have scheduled payments in January, February, March, April, May, June, July, August, September, October, November and December, respectively.

Distribution by Statistical Contract Value

of the Receivables in the Statistical Pool as of the Cutoff Date

Statistical Contract Value Range	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Up to $5,000.00	1,469	$5,016,628.99	0.48%
$5,000.01 to $10,000.00	2,023	14,732,258.11	1.41%
$10,000.01 to $15,000.00	1,368	16,919,913.47	1.61%
$15,000.01 to $20,000.00	1,204	20,983,909.79	2.00%
$20,000.01 to $25,000.00	1,121	25,101,692.50	2.39%
$25,000.01 to $30,000.00	866	23,713,037.46	2.26%
$30,000.01 to $35,000.00	771	24,944,340.38	2.38%
$35,000.01 to $40,000.00	640	23,953,377.98	2.28%
$40,000.01 to $45,000.00	571	24,156,700.12	2.30%
$45,000.01 to $50,000.00	516	24,429,074.14	2.33%
$50,000.01 to $55,000.00	483	25,252,103.98	2.41%
$55,000.01 to $60,000.00	385	22,110,098.60	2.11%
$60,000.01 to $65,000.00	356	22,205,550.10	2.12%
$65,000.01 to $70,000.00	279	18,796,340.78	1.79%
$70,000.01 to $75,000.00	229	16,551,619.58	1.58%
$75,000.01 to $80,000.00	200	15,428,335.08	1.47%
$80,000.01 to $85,000.00	195	16,030,306.61	1.53%
$85,000.01 to $90,000.00	155	13,529,522.73	1.29%
$90,000.01 to $95,000.00	179	16,498,730.77	1.57%
$95,000.01 to $100,000.00	161	15,681,600.63	1.50%
$100,000.01 to $200,000.00	2,041	287,834,727.77	27.45%
$200,000.01 to $300,000.00	772	186,717,958.36	17.81%
$300,000.01 to $400,000.00	222	74,074,171.76	7.06%
$400,000.01 to $500,000.00	54	23,562,508.38	2.25%
More than $500,000.00	93	90,274,604.43	8.61%
Total	16,353	$1,048,499,112.50	100.00%

Geographic Distribution of the Receivables in the Statistical Pool
as of the Cutoff Date

Geographic Distribution(1)	Number of Receivables	Aggregate Statistical Contract Value	Percent of Aggregate Statistical Contract Value
Alabama	137	6,489,749.98	0.62%
Alaska	12	472,970.10	0.05%
Arizona	82	8,260,995.50	0.79%
Arkansas	494	39,982,477.87	3.81%
California	518	26,691,780.93	2.55%
Colorado	148	13,263,897.10	1.27%
Connecticut	27	869,508.12	0.08%
Delaware	37	2,242,388.78	0.21%
Florida	141	6,697,691.67	0.64%
Georgia	318	16,021,431.15	1.53%
Hawaii	21	863,464.57	0.08%
Idaho	222	19,059,370.75	1.82%
Illinois	1,183	87,544,703.44	8.35%
Indiana	762	56,268,186.89	5.37%
Iowa	847	60,620,990.74	5.78%
Kansas	555	39,054,615.64	3.72%
Kentucky	404	25,822,291.35	2.46%
Louisiana	232	44,498,750.72	4.24%
Maine	62	2,013,902.30	0.19%
Maryland	182	8,361,505.48	0.80%
Massachusetts	67	1,914,629.30	0.18%
Michigan	372	21,957,146.69	2.09%
Minnesota	937	67,742,865.53	6.46%
Mississippi	256	27,396,926.64	2.61%
Missouri	587	34,153,285.80	3.26%
Montana	245	19,143,493.56	1.83%
Nebraska	549	45,712,270.83	4.36%
Nevada	29	1,593,382.13	0.15%
New Hampshire	50	1,880,663.58	0.18%
New Jersey	122	5,208,549.91	0.50%
New Mexico	56	2,306,246.20	0.22%
New York	782	26,322,858.50	2.51%
North Carolina	323	14,654,290.36	1.40%
North Dakota	522	51,419,647.56	4.90%
Ohio	615	34,841,022.05	3.32%
Oklahoma	253	13,017,141.95	1.24%
Oregon	163	8,031,129.66	0.77%
Pennsylvania	552	16,294,813.09	1.55%
Rhode Island	5	75,621.11	0.01%
South Carolina	136	7,724,263.54	0.74%
South Dakota	381	28,761,692.80	2.74%
Tennessee	379	22,617,299.52	2.16%
Texas	1,059	50,598,368.82	4.83%
Utah	85	3,165,529.46	0.30%
Vermont	77	2,704,053.09	0.26%
Virginia	313	9,743,144.77	0.93%
Washington	269	21,772,787.43	2.08%
West Virginia	80	2,357,659.01	0.22%
Wisconsin	657	36,633,329.51	3.49%
Wyoming	48	3,654,327.02	0.35%
Total	16,353	$1,048,499,112.50	100.00%

(1)                                  Based upon billing addresses of the obligors.

Delinquency Experience For the Receivables in the Statistical Pool

The receivables in the statistical pool include some previously securitized receivables that have been reacquired by CNH Industrial Capital America LLC through the exercise of its clean up call on a prior transaction. These previously securitized receivables, which make up 5.22% of the aggregate Statistical Contract Value of the receivables in the statistical pool, consist of receivables that were contained in the assets of CNH Equipment Trust 2011-A.  The historical performance of the CNH Equipment Trust 2011-A transaction is included in the static pool information that is set forth in Annex A to this prospectus supplement.

Set forth below is historical delinquency information for the receivables in the statistical pool, including both the previously securitized receivables and the newly originated receivables, the majority of which have been originated since December 2014.

	At March 31, 2015
	Number of Contracts	Dollars
	(Dollars in Millions)
Aggregate Number of Contracts and Loans and Principal Balance Outstanding	16,353	$1,048.50
Period of Delinquency(1)
31 to 60 days	0	$0.00
61 to 90 days	0	0.00
91 to 120 days	0	0.00
121 to 150 days	0	0.00
151 to 180 days	0	0.00
181 + days	0	0.00
Total Delinquencies	0	$0.00
Total Delinquencies(2)	0.00%	0.00%

(1)                               The “Dollars” column numbers are calculated using the aggregate principal balance of all receivables (excluding repossessions) with respect to which any amounts are delinquent (as further described in the last paragraph under “Historical Delinquency Experience”) for the specified period.

(2)                               As a percent of the aggregate number of contracts and loans or principal balance outstanding, as applicable.

Additional Delinquency Experience For Seasoned Receivables

The following tables provide additional historical delinquency information for only the portion of the receivables in the statistical pool that was previously securitized.  These previously securitized receivables were previously included in the assets of CNH Equipment Trust 2011-A.  All of these previously securitized receivables are retail installment sale contracts or retail installment loans secured by agricultural equipment or construction equipment.

	At March 31, 2015		At March 31, 2014
	Number of Contracts	Dollars	Number of Contracts	Dollars
	(Dollars in Millions)
Aggregate Number of Contracts and Loans and Principal Balance Outstanding	4,277	$54.77	4,277	$98.83
Period of Delinquency
31-60 days	0	$0.00	11	$0.21
61-90 days	0	0.00	1	0.02
91-120 days	0	0.00	0	0.00
121-150 days	0	0.00	0	0.00
151-180 days	0	0.00	0	0.00
181 + days	0	0.00	0	0.00
Total Delinquencies	0	$0.00	12	$0.23
Total Delinquencies as a Percent of the Aggregate Number of Contracts and Loans or Principal Balance Outstanding, as applicable	0.00%	0.00%	0.28%	0.23%

	At December 31,
	2014		2013		2012		2011
	Number of Contracts	Dollars	Number of Contracts	Dollars	Number of Contracts	Dollars	Number of Contracts	Dollars
	(Dollars in Millions)
Aggregate Number of Contracts and Loans and Principal Balance Outstanding	4,277	$75.42	4,277	$118.34	4,277	$160.67	4,277	$204.47
Period of Delinquency
31-60 days	10	$0.13	14	$0.37	4	$0.09	5	$0.17
61-90 days	1	0.00	1	0.01	2	0.03	0	0.00
91-120 days	0	0.00	0	0.00	0	0.00	0	0.00
121-150 days	0	0.00	0	0.00	0	0.00	0	0.00
151-180 days	0	0.00	0	0.00	0	0.00	0	0.00
181 + days	0	0.00	0	0.00	0	0.00	0	0.00
Total Delinquencies	11	$0.13	15	$0.38	6	$0.12	5	$0.17
Total Delinquencies as a Percent of the Aggregate Number of Contracts and Loans or Principal Balance Outstanding, as applicable	0.26%	0.17%	0.35%	0.32%	0.14%	0.07%	0.12%	0.08%

Sponsor’s Portfolio Delinquency and Loss Information

Set forth below in the “Historical Delinquency Experience” table on page S-30 and in the “Historical Credit Loss/Repossession Experience” table on page S-31 is certain combined information concerning the sponsor’s entire portfolio of United States retail agricultural, construction and other equipment receivables. This information includes receivables previously sold to trusts under prior asset-backed securitizations and excludes operating leases.

Delinquencies, repossessions and net losses on agricultural contracts may be affected by weather conditions such as flood and drought, commodity market prices and the level of farmers’ income. Delinquencies, repossessions and net losses on construction contracts may be affected by interest rates, housing starts and consumer confidence. There can be no assurance that the delinquency, repossession and net loss experience on the receivables of the trust will be comparable to that set forth below.

Historical Delinquency Experience

	At March 31 ,
	2015		2014
	Number of Contracts	Dollars	Number of Contracts	Dollars
	(Dollars in Millions)
Number of Contracts and Loans/Principal Amount Outstanding	167,385	$7,263.1	165,178	$7,170.3
Delinquencies(1)
31-60 days	631	$23.4	636	$21.7
61 days or more	640	25.7	595	20.1
TOTAL	1,271	$49.1	1,231	$41.8
Delinquencies(2)
31-60 days	0.38%	0.32%	0.39%	0.30%
61 days or more	0.38%	0.35%	0.36%	0.28%
TOTAL(3)	0.76%	0.68%	0.75%	0.58%

	At December 31,
	2014		2013		2012		2011
	Number of Contracts	Dollars	Number of Contracts	Dollars	Number of Contracts	Dollars	Number of Contracts	Dollars
	(Dollars in Millions)
Number of Contracts and Loans/Principal Amount Outstanding	170,467	$7,435.5	166,088	$7,151.7	160,269	$6,186.1	165,180	$5,402.5
Delinquencies(1)
31-60 days	784	$28.1	708	$15.1	958	$18.6	1,288	$20.6
61 days or more	659	24.9	652	18.3	1,110	23.2	1,541	35.9
TOTAL	1,443	$53.0	1,360	$33.5	2,068	$41.8	2,829	$56.5
Delinquencies(2)
31-60 days	0.46%	0.38%	0.43%	0.21%	0.60%	0.30%	0.78%	0.38%
61 days or more	0.39%	0.34%	0.39%	0.26%	0.69%	0.37%	0.93%	0.66%
TOTAL(3)	0.85%	0.71%	0.82%	0.47%	1.29%	0.68%	1.71%	1.05%

(1)                             The “Dollars” column numbers are calculated using the aggregate principal balance of all receivables (excluding repossessions) with respect to which any amounts are delinquent (as further described in the paragraph below) for the specified period.

(2)                               As a percent of the number of contracts and loans or principal amount outstanding, as applicable.

(3)                               The percentages are rounded to the nearest one hundredth of one percent.

A receivable is considered delinquent if a payment of more than an inconsequential amount is more than one day past due. Payments of $50 or more are generally considered consequential. No explicit grace period is offered for payments on receivables, but in most cases, late charges are assessed when a payment is 11 days past due. Delinquent accounts are generally reported to credit bureaus at 31 days past due. Receivables are generally not reaged.

Historical Credit Loss/Repossession Experience

	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011
	(Dollars in Millions)
Average Net Portfolio Outstanding During the Period(1)	$7,349.3	$7,161.0	$7,293.6	$6,668.9	$5,794.3	$5,167.2
Repossessions as a Percent of Average Net Portfolio Outstanding(1)(2)(3)	0.25%	0.13%	0.29%	0.31%	0.31%	0.85%
Net Losses as a Percent of Liquidations(4)(5)(6)	0.48%	0.23%	0.28%	0.25%	0.34%	0.63%
Net Losses as a Percent of Average Net Portfolio Outstanding(1)(2)(4)(5)	0.23%	0.11%	0.12%	0.12%	0.17%	0.31%

(1)                                 The Average Net Portfolio Outstanding is the average of the year end principal balances for the prior and current year. For the three months ended March 31, 2015 and 2014, respectively, the average net portfolio outstanding is the average of the year end’s principal balance for the prior year and the three months ended March 31, 2015 and 2014, respectively.

(2)                                 Rates have been annualized for the three months ended March 31, 2015 and 2014, respectively. Annualized rates are not necessarily indicative of the experience for a full year.

(3)                                 Repossessions are the principal balance and associated fees due on repossessed equipment sold in the current period.

(4)                                 A portion of the sponsor’s contracts originated through dealers provide for recourse back to the dealers. Approximately 0.87%, 0.66%, 0.56%, 0.92%, 1.19% and 0.93% of the aggregate amounts scheduled to be paid on the sponsor’s portfolios of contracts originated by or through dealers during the years ended December 31, 2014, 2013, 2012, and 2011 and the three months ended March 31, 2015 and 2014, respectively, provide for recourse to the dealers. In the event of defaults by the obligor under any such contract, the dealer is required to repurchase the contract for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under any such contract are structured to be incurred by the dealer, but there is no certainty that a dealer will be able to make such repurchase even if so required.

(5)                                 Net losses are equal to the aggregate of the principal balances of all contracts which have incurred losses plus any costs incurred to repossess, sell or recondition the equipment which have been charged to the contract, less any recoveries on contracts charged off in the period or prior periods.

(6)                                 Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

The sponsor has recourse to dealers on a portion of the contracts. In the event of a dealer’s bankruptcy, a bankruptcy trustee, a creditor or the dealer as debtor in possession might attempt to characterize recourse sales of contracts as loans to the dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected receivables.

The losses shown above have been determined in accordance with the policies of CNH Industrial Capital America LLC and New Holland Credit Company, LLC. Generally, it is the policy of the sponsor to treat each receivable that is over 120 days past due as nonperforming and nonaccruing and to review each receivable on a case-by-case basis. For receivables that are in repossession status, it is the policy of the sponsor to recognize an estimated loss at the time of repossession. Once the receivable is liquidated that estimated loss is adjusted to reflect the actual loss on the receivable. For purposes of the trust, losses are recognized when a receivable is initially put in repossession status (subject to subsequent adjustment as described in the preceding sentence), if any, or when the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge-off the receivable without realizing upon the related equipment.

Pool Underwriting

As described in “Origination of Receivables—Credit Approval Process” in the accompanying prospectus, under CNH Industrial Capital America LLC’s credit approval process, credit applications for retail installment sale contracts and retail installment loans are electronically evaluated by CNH Industrial Capital America LLC’s automated credit approval program when received and are either automatically approved or submitted for further review by a CNH Industrial Capital America LLC credit underwriter based on criteria established by the management of CNH Industrial Capital America LLC.  When not automatically approved, the final credit decision is a subjective determination made by a CNH Industrial Capital America LLC credit underwriter with appropriate authority based on all of the information gathered and in accordance with CNH Industrial Capital America LLC’s written underwriting guidelines.  None of the receivables in the pool were originated with exceptions to CNH Industrial Capital America LLC’s written underwriting guidelines.

Review of Receivables

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding those receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”).  This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

The depositor consulted with, and was assisted by, responsible personnel of CNH Industrial Capital America LLC in performing the review.  In addition, portions of the review of legal matters and of the review of statistical information and the receivables files were performed with the assistance of third parties engaged by the depositor.  The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties and by CNH Industrial Capital America LLC for purposes of its review.  The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The depositor attributes all findings and conclusions of the review to itself.

As part of the review, the depositor identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by the depositor’s and CNH Industrial Capital America LLC’s senior management in charge of securitization to ensure the accuracy of such descriptions.  The depositor consulted with internal counsel of CNH Industrial Capital America LLC in connection with a review of the Rule 193 Information consisting of descriptions of portions of the transaction documents and confirmed that Rule 193 Information consisting of descriptions of portions of the transaction documents had been compared to the related transaction documents to ensure the descriptions were accurate.  The depositor also consulted with internal counsel of CNH Industrial Capital America LLC, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, the depositor, with the assistance of CNH Industrial Capital America LLC, also performed a review of the receivables to confirm that those receivables satisfied the criteria set forth in the fourth paragraph under “The Receivables Pool” in this prospectus supplement and in the first paragraph under “Pool Assets-Selection Process” in the accompanying prospectus.  The first aspect of that review was performed by members of the depositor’s and CNH Industrial Capital America LLC’s securitization groups and involved applying automated and manual filters to the pool data tape, which is an electronic record prepared by the depositor and CNH Industrial Capital America LLC that includes certain attributes of the receivables, and then comparing that data against a checklist containing all pool selection criteria as defined in the relevant transaction documents. The purpose of this component of the overall review was to test whether the receivables in the pool conformed to pool selection criteria in all material aspects as described in the first sentence of this paragraph, as well as criteria set forth in the relevant transaction documents.  The second aspect of the review tested the accuracy of the individual receivables data contained in the data tape.  For this part of the review, the depositor and CNH Industrial Capital America LLC selected a random sample of 184 receivable files to confirm certain data points such as APR, equipment type and origination date conformed to the applicable information on the data tape.  While certain discrepancies were discovered where the data set forth in the data tape did not match the appropriate point on the corresponding receivable file, the depositor determined the scope and frequency of those discrepancies to be immaterial for all of the receivables in the sample except for one receivable, for which the discrepancy was determined to be material and which was then removed from the statistical pool and will not be included in the receivables sold to the trust.

In addition, the depositor conducted a review of a comparison of the statistical information contained under “The Receivables Pool” in this prospectus supplement, to data in, or derived from, the data tape.  Statistical information relating to the receivables in the pool contained under “The Receivables Pool” in this prospectus supplement was recalculated using the applicable information on the data tape.

Finally, the depositor’s review of the receivables is also supported by CNH Industrial Capital America LLC’s periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes, which help ensure the integrity of portions of the data and information included in this prospectus supplement and the accompanying prospectus (including portions of the Rule 193 Information).

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Weighted Average Life of the Notes

As the rate of payment of principal of your notes depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of each class of offered notes could occur significantly earlier than the scheduled final maturity date for that class. You will bear the risk of being able to reinvest principal payments on your notes at yields at least equal to the yield on your notes.

Prepayments on retail installment sale contracts and retail installment loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

The tables on pages S-36 through S-38 have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified CPR during such Collection Period and neither we nor the servicer are required to purchase any receivables from the trust, (b) interest accrues on the Class A-1 notes at 0.35%, the Class A-2a notes at 1.04%, the Class A-2b notes at 0.73%, the Class A-3 notes at 1.45%, the Class A-4 notes as 1.92%, the Class B notes at  2.22%, (c)  the principal amount of the Class A-2 notes is allocated to Class A-2a notes in the amount of $199,000,000 and to Class A-2b notes in the amount of $79,000,000, (d) interest accrues on all notes (other than the Class A-1 Notes and the Class A-2b Notes) based on a 360-day year consisting of twelve 30-day months and interest accrues on the Class A-1 Notes and the Class A-2b Notes based on actual days elapsed during the period for which interest is payable and a 360-day year, (e) each payment on the receivables is made on the last day of each Collection Period, (f) distributions are made on the 15th day of each month (beginning June 15, 2015) in respect of the notes in accordance with the description set forth under “Servicing Matters—Distributions,” (g) the balance in the spread account on any day is equal to the required spread account balance, (h) the closing date occurs on May 13, 2015, (f) CNH Industrial Capital America LLC exercises its option to purchase the receivables on the earliest permitted payment date and (i) the Specified Discount Factor is 4.50%. The tables indicate the projected weighted average life of each class of offered notes and sets forth the percent of the initial principal balance of each class of offered notes that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

The tables also assume that the receivables have the following characteristics:

Aggregate Contract Value	Weighted Average APR	Cutoff Date
$799,661,765.35	4.50%	March 31, 2015

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-36 through S-38.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR.

Moreover, the diverse terms of receivables within the pool could produce slower or faster principal distributions than indicated in the tables at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the offered notes.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	A-1 Notes						A-2a Notes and A-2b Notes
Payment Date	0% CPR	16% CPR	20% CPR	22% CPR	26% CPR	28% CPR	0% CPR	16% CPR	20% CPR	22% CPR	26% CPR	28% CPR
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	96.51	83.70	80.18	78.37	74.62	72.69	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	94.50	75.50	70.33	67.68	62.20	59.38	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	92.06	67.03	60.28	56.82	49.72	46.08	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	90.05	59.10	50.83	46.61	37.97	33.55	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	84.70	48.25	38.61	33.69	23.68	18.57	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	79.59	37.83	26.89	21.33	10.04	4.30	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	71.26	24.76	12.69	6.58	0.00	0.00	100.00	100.00	100.00	100.00	96.72	92.70
January 15, 2016	54.63	4.69	0.00	0.00	0.00	0.00	100.00	100.00	95.22	91.06	83.10	78.85
February 15, 2016	20.18	0.00	0.00	0.00	0.00	0.00	100.00	81.03	73.22	69.06	61.12	56.90
March 15, 2016	2.29	0.00	0.00	0.00	0.00	0.00	100.00	68.63	60.55	56.26	48.10	43.78
April 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	94.39	59.85	51.42	46.97	38.52	34.06
May 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	93.62	56.49	47.51	42.80	33.85	29.16
June 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	93.02	53.33	43.80	38.84	29.42	24.52
July 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	92.20	50.05	40.02	34.83	24.98	19.88
August 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	91.07	46.58	36.09	30.68	20.44	15.17
September 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	90.27	43.43	32.48	26.86	16.25	10.81
October 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	87.33	38.68	27.42	21.67	10.82	5.29
November 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	84.69	34.27	22.70	16.82	5.76	0.14
December 15, 2016	0.00	0.00	0.00	0.00	0.00	0.00	81.26	29.36	17.56	11.59	0.38	0.00
January 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	74.02	21.74	9.98	4.04	0.00	0.00
February 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	53.75	4.85	0.00	0.00	0.00	0.00
March 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	44.11	0.00	0.00	0.00	0.00	0.00
April 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	38.10	0.00	0.00	0.00	0.00	0.00
May 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	37.28	0.00	0.00	0.00	0.00	0.00
June 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	36.58	0.00	0.00	0.00	0.00	0.00
July 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	35.68	0.00	0.00	0.00	0.00	0.00
August 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	34.47	0.00	0.00	0.00	0.00	0.00
September 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	33.57	0.00	0.00	0.00	0.00	0.00
October 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	30.51	0.00	0.00	0.00	0.00	0.00
November 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	27.98	0.00	0.00	0.00	0.00	0.00
December 15, 2017	0.00	0.00	0.00	0.00	0.00	0.00	24.79	0.00	0.00	0.00	0.00	0.00
January 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	18.26	0.00	0.00	0.00	0.00	0.00
February 15, 2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WAL (yrs)(1)	0.66	0.42	0.37	0.35	0.30	0.28	2.00	1.25	1.14	1.08	0.98	0.93
WAL to Maturity (yrs)(1)	0.66	0.42	0.37	0.35	0.30	0.28	2.00	1.25	1.14	1.08	0.98	0.93

(1)                                 The weighted average life of an A-1 Note, A-2a Note or A-2b Notes is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the assumptions described on page S-34 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	A-3 Notes						A-4 Notes
Payment Date	0% CPR	16% CPR	20% CPR	22% CPR	26% CPR	28% CPR	0% CPR	16% CPR	20% CPR	22% CPR	26% CPR	28% CPR
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	93.63	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	91.50	84.75	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	92.74	86.13	73.86	67.67	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	95.21	82.47	76.06	64.19	58.22	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	87.94	75.33	68.99	57.32	51.45	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	85.20	72.32	65.88	54.05	48.12	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	82.60	69.48	62.93	50.95	44.97	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	79.89	66.55	59.92	47.81	41.80	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	76.99	63.46	56.77	44.59	38.56	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	74.37	60.66	53.90	41.63	35.58	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	70.13	56.44	49.71	37.54	31.56	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	66.39	52.69	45.98	33.89	27.96	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	62.23	48.61	41.96	30.01	24.17	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	55.68	42.46	36.02	24.51	18.89	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	98.19	39.57	28.05	22.41	12.44	7.56	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	87.11	31.55	20.75	15.48	6.21	1.67	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2018	80.49	26.38	15.98	10.91	2.05	0.00	100.00	100.00	100.00	100.00	100.00	94.41
May 15, 2018	79.46	24.61	14.18	9.10	0.27	0.00	100.00	100.00	100.00	100.00	100.00	90.14
June 15, 2018	78.58	22.96	12.49	7.41	0.00	0.00	100.00	100.00	100.00	100.00	96.57	86.13
July 15, 2018	77.46	21.20	10.72	5.65	0.00	0.00	100.00	100.00	100.00	100.00	92.40	82.04
August 15, 2018	75.99	19.29	8.83	3.79	0.00	0.00	100.00	100.00	100.00	100.00	88.05	77.82
September 15, 2018	74.85	17.59	7.14	2.11	0.00	0.00	100.00	100.00	100.00	100.00	84.12	73.99
October 15, 2018	71.46	14.70	4.45	0.00	0.00	0.00	100.00	100.00	100.00	98.87	78.40	68.55
November 15, 2018	68.64	12.19	2.11	0.00	0.00	0.00	100.00	100.00	100.00	93.38	73.37	63.77
December 15, 2018	65.02	9.32	0.00	0.00	0.00	0.00	100.00	100.00	98.72	87.26	67.87	58.58
January 15, 2019	57.53	4.50	0.00	0.00	0.00	0.00	100.00	100.00	88.39	77.61	59.53	0.00
February 15, 2019	35.31	0.00	0.00	0.00	0.00	0.00	100.00	81.10	63.13	54.46	0.00	0.00
March 15, 2019	24.63	0.00	0.00	0.00	0.00	0.00	100.00	66.28	0.00	0.00	0.00	0.00
April 15, 2019	18.26	0.00	0.00	0.00	0.00	0.00	100.00	57.10	0.00	0.00	0.00	0.00
May 15, 2019	17.19	0.00	0.00	0.00	0.00	0.00	100.00	54.51	0.00	0.00	0.00	0.00
June 15, 2019	16.27	0.00	0.00	0.00	0.00	0.00	100.00	52.16	0.00	0.00	0.00	0.00
July 15, 2019	15.10	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
August 15, 2019	13.65	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
September 15, 2019	12.40	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
October 15, 2019	8.94	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
November 15, 2019	6.01	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
December 15, 2019	2.24	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
January 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	88.30	0.00	0.00	0.00	0.00	0.00
February 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WAL (yrs)(1)	3.66	2.74	2.51	2.41	2.23	2.15	4.75	4.01	3.80	3.77	3.62	3.50
WAL to Maturity (yrs)(1)	3.66	2.74	2.51	2.41	2.23	2.15	4.79	4.24	4.09	4.00	3.80	3.67

(1)                                 The weighted average life of an A-3 Note or A-4 Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the assumptions described on page S-34 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	B Notes
Payment Date	0% CPR	16% CPR	20% CPR	22% CPR	26% CPR	28% CPR
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2016	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2017	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2018	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2019	100.00	100.00	100.00	100.00	100.00	0.00
February 15, 2019	100.00	100.00	100.00	100.00	0.00	0.00
March 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
April 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
May 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
June 15, 2019	100.00	100.00	0.00	0.00	0.00	0.00
July 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
August 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
September 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
October 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
November 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
December 15, 2019	100.00	0.00	0.00	0.00	0.00	0.00
January 15, 2020	100.00	0.00	0.00	0.00	0.00	0.00
February 15, 2020	0.00	0.00	0.00	0.00	0.00	0.00
WAL (yrs)(1)	4.76	4.17	3.84	3.84	3.76	3.67
WAL to Maturity (yrs)(1)	5.61	4.88	4.83	4.81	4.79	4.76

(1)                                 The weighted average life of a B Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

This table has been prepared based on the assumptions described on page S-34 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Description of the Notes

General

The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.  The Class B Notes, if not sold hereunder, will (i) be acquired by the depositor as partial consideration for the receivables transferred by it to the issuing entity, and then further conveyed by the depositor to the originator as consideration or partial consideration for certain of the receivables transferred by the originator to the depositor and/or for other consideration and/or (ii) be sold to one or more affiliates of the depositor.  Such Class B Notes will not be initially purchased by the underwriters if acquired by the depositor or any of its affiliates.

Payments of Interest

Interest on the notes will be payable monthly on the 15th day of each calendar month (or, if not a business day, the next business day), commencing June 15, 2015, except that interest on the A-1 Notes will also be payable on June 3, 2016, if any A-1 Notes remain outstanding after the May 2016 payment date.  Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the A-1 and A-2b Notes will be calculated on the basis of actual days elapsed of a 360-day year. Interest on the A-2a, A-3, A-4 and B Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

The A-1, A-2a, A-3, A-4 and Class B Notes are fixed rate notes, and the A-2b notes are floating rate notes. The interest rate payable on the A-2b notes will equal One-Month LIBOR plus the applicable spread amount set forth under “Summary of Terms—Offered Securities.”

“One-Month LIBOR” means, for the A-2b notes and for each interest period, the rate for deposits in U.S. dollars for a period of one month corresponding to such interest period which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London Time, on the related LIBOR Determination Date. If such rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that interest period will be determined as if “Class A-2b USD-LIBOR Reference Banks Rate” had been specified as the applicable rate.

“Class A-2b USD-LIBOR Reference Banks Rate” means, for each interest period, the rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the four major banks in the London interbank market selected by the LIBOR Determination Agent (after consultation with the depositor) at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on the first day of the interest period for which such rate is being determined and in the applicable Representative Amount. The LIBOR Determination Agent will request the principal London office of each of four major banks in the London interbank market selected by the indenture trustee (after consultation with the depositor) to provide a quotation of its rate. If at least two such quotations are provided, the rate for that interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the LIBOR Determination Agent (after consultation with the depositor), at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date  for loans in U.S. dollars to leading European banks for a period of one month commencing on the first day of the interest period for which such rate is being determined and in the applicable Representative Amount; provided, that if such selected banks are not quoting as described in this sentence, One-Month LIBOR for the applicable interest period will be One-Month LIBOR in effect for the immediately preceding interest period.

“LIBOR Determination Date” means the day that is two London Banking Days preceding the first day of an interest period (or, in the event that such date is not a business day, the next succeeding business day) except with respect to the first LIBOR Determination Date, which is the day that is two London Banking Days preceding the closing date.

“London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Representative Amount” means, on any LIBOR Determination Date, an amount equal to the outstanding principal amount of the A-2b Notes on the immediately preceding payment date or the closing date, as applicable.

“Reuters Screen LIBOR01 Page” means the display page currently so designated on the “Reuters Monitor Money Rates Service” (or any successor or substitute page or service providing rate quotations comparable to those currently provided on such page, as determined by the LIBOR Determination Agent from time to time, including, without limitation, on ICE Benchmark Administration Limited).

If the trust does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid.

If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full (or, if the notes have been accelerated following an event of default, until the Class A Notes have been repaid in full).

Interest on the Class B Notes will also be subordinated to principal payments on the Class A Notes if either (a) the maturity of the notes has been accelerated after an event of default or (b) credit losses erode the aggregate assets of the trust below the then-outstanding principal balance of the Class A Notes. See “Description of the Notes—Payments of Principal” and “Servicing Matters—Distributions” for details of the priority rules that would apply in these circumstances.

Payments of Principal

Principal payments will be made to the noteholders on each payment date, to the extent of available amounts as described under “Servicing Matters—Distributions,” in an amount generally equal to the decrease in the Pool Balance, in each case from the beginning of the prior Collection Period to the beginning of the current Collection Period. For this purpose, “Pool Balance” means, at any time, the sum of the aggregate Contract Values of the receivables at the beginning of a Collection Period (after giving effect to all payments received from obligors and any amounts to be remitted by the servicer, CNH Industrial Capital America LLC or us, as the case may be, with respect to the preceding Collection Period and all losses realized on receivables liquidated during that preceding Collection Period), less the aggregate Write Down Amount as of the last day of the preceding Collection Period. In addition, on each payment date to the extent of available amounts as described under “Servicing Matters Distributions,” principal payments will also be made on the Class A-1 Notes until paid in full.

These principal payments will be made on a fully sequential basis, meaning that no principal payments will be made on any class of notes until each more senior class of notes has been paid in full. Within the Class A Notes, no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full. For purposes of principal payments, the A-2a Notes and the A-2b Notes will be treated as a single class. Specifically, principal payments will be made on the notes in the following order: A-1 Notes; A-2a Notes and A-2b Notes, pro rata based on their respective outstanding principal balances; A-3 Notes; A-4 Notes; and Class B Notes. In addition, if any A-1 Notes remain outstanding after the May 2016 payment date, then a special distribution of principal on those notes will also be made on June 3, 2016. The Class A-1 Notes will benefit from a “turbo” feature that applies the aggregate available funds on a payment date (after payment of servicer fees, trust administrator’s fees, interest on the notes, replenishing the spread account and more senior allocations to repay principal on such notes on such payment date) to pay principal on the Class A-1 Notes until paid in full. See “Servicing Matters Distributions.”

However, after an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes, as specified below), principal payments will be made in the following order of priority: first to the Class A-1 Noteholders until the outstanding principal amount of the Class A-1 Notes has been paid in full; second to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes ratably according to the amounts due and payable on the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes for principal until paid in full; and third, to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

Principal distributions on the notes generally are not required to the extent funds are not available for this purpose. The exception to this general rule is that the outstanding principal amount, together with all accrued and unpaid interest, with respect to each class of notes is due and payable not later than the payment date specified for that class below:

Class	Final Maturity Date
A-1	June 3, 2016
A-2a	August 15, 2018
A-2b	August 15, 2018
A-3	July 15, 2020
A-4	April 15, 2022
B	October 17, 2022

Upon any prepayment in full of a receivable, the Contract Value of that receivable will be reduced to zero. This results in an increase to the targeted principal distribution amount for the related payment date equal to the full Contract Value of the prepaid receivable. However, in circumstances where the Contract Value of the prepaid receivable exceeded its outstanding principal balance, the principal collected through the prepayment will be less than the resulting increase to the targeted principal distribution amount by an amount roughly equal to the excess of the receivable’s Contract Value over its outstanding principal balance immediately prior to the prepayment. This will generally happen when the annual percentage rate of the prepaid receivable was greater than the specified discount rate used to calculate its Contract Value. It may also result from early payments on simple interest receivables. See “The Receivables Pool.”

Subordination

The rights of the Class B noteholders to receive payments of principal and interest are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of Class A Notes to receive principal and interest, respectively, so long as the Class A Notes are outstanding.

The rights of the certificateholders to receive distributions are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A and the Class B Notes to receive interest and principal.

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes or subclasses, thereby increasing the likelihood of payment on such classes or subclasses. If there are not enough funds to pay interest and/or principal payments on a subordinated class or subclass, noteholders of such subordinated notes may not receive those payments in a timely manner or may experience a loss.

Events of Default

The events of default for the notes are as set forth in “Summary of Terms—Events of Default” in this prospectus supplement, and do not include those set forth under “Description of the Notes—The Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus unless also set forth in this prospectus supplement.

Payment Dates and Collection Periods

Payments on the notes will be payable on the 15th day of each calendar month (or, if not a business day, the next business day), beginning June 15, 2015, except that interest and principal on A-1 Notes will also be payable on June 3, 2016, if any A-1 Notes remain outstanding after the May 2016 payment date.

“Collection Period” means, with respect to any payment date, the period from the end of the preceding Collection Period (or, if for the first payment date, from the beginning of the day after the cutoff date) to and including the last day of the calendar month preceding the calendar month in which such payment date occurs.

Cutoff Date

A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.”  For instance, the Contract Value of the receivables will be determined as of a related cutoff date.  The cutoff date is March 31, 2015.

Record Dates

Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. A special record date of June 2, 2016 will apply for the special payment date of June 3, 2016 relating to the A-1 Notes.

Optional Redemption

Any notes that remain outstanding on any payment date on which CNH Industrial Capital America LLC, which is an affiliate of the servicer and the depositor, exercises its option to purchase the receivables will be prepaid in whole at the applicable redemption price on that payment date. Such option cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the cutoff date. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon. CNH Industrial Capital America LLC must deposit the redemption price into the collection account by the business day preceding the 15th day of the calendar month in which such clean-up call will occur. Notice of a clean-up call will be given by the indenture trustee by first-class mail, postage prepaid, mailed not less than five business days prior to the applicable redemption date to each holder of notes, as of the close of business on the record date preceding the applicable payment date on which the clean-up call will occur, at such holder’s address appearing in the note register. The notice will identify the payment date on which the clean-up call will occur, the redemption price, the place where notes are to be surrendered for payment, and the CUSIP numbers of the affected notes.

Clearing of Notes and Denominations

The offered notes will be cleared through DTC in minimum denominations of $1,000 and in greater whole-dollar denominations. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

Description of the Certificates

On the closing date, the trust will issue certificates representing the beneficial ownership interest in the trust. We will initially retain the certificates. No amounts will be paid with respect to the certificates on any payment date until all principal and interest payable on the notes on that payment date have been paid in full.

Servicing Matters

Fees

The servicing fee payable to the servicer will accrue at a rate of 1.00% per annum on the Pool Balance as of the first day of each Collection Period. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “—Distributions” below.

The servicing fee payable to a successor servicer each Collection Period will be the greater of (a) 1/12 of 1.00% of the Pool Balance as of the first day of the preceding Collection Period, (b) $8.50 per contract in the trust as of the first day of the applicable Collection Period, and (c) $5,000. The successor servicer’s servicing fee will be paid solely to the extent that there are funds available to pay it as described under “—Distributions” below.

Distributions

On each payment date, the servicer will cause payments on the notes and other trust liabilities to be made from the following sources:

•                  the aggregate collections on the receivables during the prior Collection Period, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable during any Collection Period after the Collection Period in which it became a liquidated receivable will be included in the funds available for distribution;

•                  earnings from investment of funds held in the trust’s bank accounts; and

•                  the aggregate purchase prices for any receivables repurchased by us or CNH Industrial Capital America LLC or purchased by the servicer.

The aggregate funds available from these sources will be applied in the following order of priority:

(1)                              to pay the servicer its accrued and unpaid servicing fee;

(2)                              to pay to the trust’s administrator, all accrued and unpaid administration fees;

(3)                              to pay to the Class A noteholders, the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(4)                              to pay principal on the Class A Notes in an amount equal to the excess of (x) the outstanding principal balances of the Class A Notes over (y) the Asset Balance;

(5)                              to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(6)                              to pay principal on the notes in an amount equal to the Note Monthly Principal Distributable Amount;

(7)                              to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

(8)                              to pay principal on the Class A-1 Notes in an amount equal to the lesser of (a) the amount remaining after giving effect to the preceding clauses (1) through (7) and (b) the outstanding principal amount of the Class A-1 Notes as of the end of the preceding payment date minus the amount of payments of principal on the Class A-1 Notes to be made pursuant to clause (4) and clause (6) above on that payment date; and

(9)                              to cover reimbursable expenses of the servicer.

Any remaining funds will be paid to the certificateholders, which will initially be us.

All amounts available for principal payments on the notes as described in clauses (4), (6) and (8) above will be applied to the notes sequentially, as more fully explained in “Description of the Notes—Payments of Principal.”

As used herein, with respect to any payment date:

“Asset Balance” means, for any payment date, the Pool Balance, in each case as of the beginning of the current Collection Period.

“Note Monthly Principal Distributable Amount” means, for any payment date, the amount necessary to be paid on the notes to reduce the outstanding principal amount of the notes (after giving effect to payments on the Class A Notes to be made pursuant to clause (4) above on that payment date) to an amount equal to the Asset Balance for that payment date, less the amount of the excess, if any, of the Asset Balance as of the beginning of the prior Collection Period over the outstanding principal amount of the notes as of, and after giving effect to the distributions on, the previous payment date, except that (a) the Note Monthly Principal Distributable Amount will not exceed the aggregate outstanding principal balance of the notes (after giving effect to payments on the Class A Notes to be made pursuant to clause (4) above on that payment date) and (b) on the final maturity date for each class of notes, the Note Monthly Principal Distributable Amount will at least equal the amount necessary to repay the outstanding principal balance of that class of notes and any other class of notes payable prior to that class of notes (after giving effect to payments on the Class A Notes to be made pursuant to clause (4) above on that payment date).

After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), aggregate funds available will instead be applied in the following order of priority:

(1)                              to pay the servicer its accrued and unpaid servicing fee;

(2)                              to pay to the trust administrator, all accrued and unpaid administration fees;

(3)                              to pay to the Class A noteholders, the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(4)                              to pay principal to the Class A-1 noteholders until the outstanding principal amount of the Class A-1 Notes has been paid in full, and then to pay principal to the Class A-2, Class A-3 and Class A-4 noteholders ratably according to the amounts due on the Class A-2a, Class A-2b, Class A-3, and Class A-4 Notes for principal until paid in full;

(5)                              to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount);

(6)                              to pay principal to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full; and

(7)                              to cover reimbursable expenses of the servicer.

Any remaining funds will be paid to the certificateholders, which will initially be us.

If there has been an optional redemption of the notes, then the amounts paid by CNH Industrial Capital America LLC in connection with such redemption would be applied in the preceding order of priority, except that amounts due to the indenture trustee under the indenture would be paid prior to paying the amounts described under clause (2) through (7).

However, if an event of default has occurred and the indenture trustee has collected any money or property through (a) proceedings to collect amounts due, (b) foreclosing on trust property, (c) exercising remedies as a secured party, or (d) selling related receivables, then such money or property will be applied in the order of priority as set forth in the second preceding paragraph, except that:

•                  amounts due to the indenture trustee under the indenture and amounts due to the trustee with respect to its compensation and expenses would be paid prior to paying the amounts described under clauses (2) through (7); and

•                  amounts due to the trustee under the trust agreement, to the extent not paid under the preceding clause, would be paid prior to paying the remaining funds to the certificateholders as described above following amounts applied pursuant to clause (7).

You should note that, until the final scheduled maturity date for any class of notes, the amount of principal due to noteholders will generally be limited to amounts available for that purpose. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled maturity date for that class of notes.

For more information on:

•                  the servicer, servicing fees and reimbursable expenses of the servicer, see “—Fees” above, “Fees and Expenses Payable Out of Cash Flows” below, and “Servicer” and “Servicer—Servicing Compensation” in the accompanying prospectus;

•                  the trust administrator and related administration fees, see “Issuing Entities” and “Servicer” in the accompanying prospectus; and

•                  the spread account, its required balance and the use of funds on deposit in the spread account, see “—Spread Account” below.

Fees and Expenses Payable Out of Cash Flows(1)

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)

Servicing fee(5)	Accrues at a rate of 1.00% per annum on the Pool Balance as of the first day of each Collection Period.(6)	Servicer	Provide for a servicer as required	—	Clause (1)

Administration fee(7)	$500 per quarter	Administrator	Provide for trust administrator	—	Clause (2)

Reimbursable expenses of the servicer	Includes a successor servicer’s expenses incurred in the course of re-perfecting security interests. These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Servicer	To cover expenses of servicer	—	Clause (9)

Servicer’s liquidation expenses

These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.

		Servicer	To cover expenses incurred by servicer in the process of converting financed equipment into cash proceeds	From amounts received with respect to the liquidated receivable	Out of collections from the disposition of the equipment prior to deposit into collection account

Trustee fees(8) and expenses	Trustee fee: $3,000 annually and one time acceptance fee of $3,000.(9) Trustee expenses: These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Trustee	To cover expenses of trustee	The depositor is obligated to pay these amounts	—

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)
Indenture trustee fees(8) and expenses	Indenture trustee fee: $2,500 annually and one time acceptance fee of $2,500. Indenture trustee expenses: These expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Indenture trustee	To cover expenses of indenture trustee	The trust will, or will cause the servicer to, pay these amounts	—

(1)                                 The amount, priority and other terms of these fees and expenses may be changed by amendment to the related transaction agreements, as described in “Amendments” and “Description of the Notes—The Indenture” in the accompanying prospectus.

(2)                                 Unless otherwise provided in this chart, payments will be made with respect to these fees and expenses as provided under “Servicing Matters—Distributions”; provided however, that the trustee fee and indenture trustee fees and expenses will be paid to the related trustee as that party agrees with the depositor, in the case of the trustee fee, or with the trust or the servicer, in the case of the indenture trustee fee.

(3)                                 If different from other fees or expenses that are to be paid from the pre-event of default and acceleration of the notes waterfall under “Servicing Matters—Distributions” or if such fees or expenses are to be paid from a specified portion of cash flows.

(4)                                 The distribution priority in this table is for distributions prior to an event of default and acceleration of the notes and prior to an optional redemption and the references are to clauses in the pre-event of default and acceleration of the notes waterfall of payments and deposits on each payment date as set forth under “Servicing Matters—Distributions” in this prospectus supplement. For distribution priority after an event of default and acceleration of the notes or after an optional redemption, see the waterfall for distributions and deposits following an event of default and acceleration of the notes or in connection with an optional redemption, as applicable, under “Servicing Matters—Distributions” in this prospectus supplement. For the distribution priority after an event of default and sale of the receivables, also see “Servicing Matters—Distributions” in this prospectus supplement.

(5)                                 An amendment to the sale and servicing agreement would be required to increase the servicing fee.

(6)                                 See also “Servicing Matters—Fees” for additional information regarding the servicing fee, including a description of the higher servicing fee payable to successor servicers.

(7)                                 An amendment to the administration agreement would be required to increase the administration fee.

(8)                                 The trustee fee and indenture trustee fee may be changed without notice to, or approval by, the securityholders.

(9)                                 The trustee will also be entitled to interest on all fees and expenses that are due and unpaid for more than 60 days after they have been billed to the party responsible for the payment of such amounts at a rate equal to the rate publicly announced by the trustee as its prime rate from time to time.

Spread Account

The servicer will establish and maintain the spread account as a trust bank account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. On the closing date, we will make an initial deposit into the spread account of $17,992,389.72 (which is subject to revision based upon the size of the final pool of receivables), which is 2.25% of the aggregate Contract Value of the receivables as of the cutoff date. On each payment date, the servicer will transfer additional amounts into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

“Specified Spread Account Balance” means:

•                  on the closing date, 2.25% of the Pool Balance as of the cutoff date and

•                  on any payment date thereafter, the lesser of (a) 2.25% of the Pool Balance as of the cutoff date and (b) the outstanding principal amount of the notes; provided, however, that (A) if the Specified Spread Account Reduction Trigger is met on the payment date in November 2016 or any payment date thereafter, the percentage in clause (a) will be reduced to 2.00% on such payment date and will remain at such percentage for each payment date thereafter unless further reduced on the payment dates as provided in the following clauses (B), (C) or (D); (B) if the Specified Spread Account Reduction Trigger is met on the payment date in May 2017 or any payment date thereafter, the percentage in clause (a) will be reduced to 1.75% on such payment date (regardless of whether the Specified Spread Account Reduction Trigger was met on the payment date in November 2016 or any payment date thereafter) and will remain at such percentage for each payment date thereafter unless further reduced on the payment date as provided in the following clauses (C) or (D); (C) if the Specified Spread Account Reduction Trigger is met on the payment date in November 2017 or any payment date thereafter, the percentage in clause (a) will be reduced to 1.50% on such payment date (regardless of whether the Specified Spread Account Reduction Trigger was met on the payment dates in November 2016 or any payment date thereafter or May 2017 or any payment date thereafter) and will remain at such percentage for each payment date thereafter unless further reduced on the payment date as provided in the following clause (D); and (D) if the Specified Spread Account Reduction Trigger is met on the payment date in May 2018 or any payment date thereafter, the percentage in clause (a) will be reduced to 1.15% on such payment date (regardless of whether the Specified Spread Account Reduction Trigger was met on the payment dates in November 2016 or any payment date thereafter, May 2017 or any payment date thereafter or November 2017 or any payment date thereafter) and will remain at such percentage for each payment date thereafter.  The “Specified Spread Account Balance” definition may be amended without noteholder consent in a manner that results in an increase in the amounts required to be on deposit in the spread account pursuant to such definition. In addition, the Specified Spread Account Balance may also be reduced or modified without the consent of the noteholders if the Rating Agency Condition is satisfied.

If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread

Account Balance for that payment date, the excess will be distributed to us.  However, if, after giving effect to all payments made on the notes on that payment date, the Pool Balance as of the first day of the Collection Period in which that payment date occurs is less than the aggregate outstanding principal balance of the notes, that excess amount will not be distributed to us and will be retained in the spread account.

After we receive any amounts duly released from the spread account, the noteholders will not have any claims to those amounts.

On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary (and to the extent available) to cover any shortfall on that payment date in the funds otherwise available to pay interest due on each class of notes on that payment date, including overdue interest (and, to the extent permitted by law, any interest on that unpaid amount) and to cover any shortfall on that payment date in the funds to be allocated to pay principal payments on that payment date pursuant to clauses (4) or (6) under the second paragraph of “Servicing Matters—Distributions” or pursuant to clauses (4) or (6) under the fifth paragraph of “Servicing Matters—Distributions”. For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes—Payments of Interest” and “—Payments of Principal” above.

Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in the preceding paragraph will be applied in the same order of priority applicable to distributions from the collection account.

The “Specified Spread Account Reduction Trigger” for the payment dates in November 2016, May 2017, November 2017 or May 2018 or any payment date thereafter will be met if the Average Delinquency Ratio Test and the Cumulative Net Loss Ratio Test for such payment dates are met on such payment date or any payment date thereafter.

The “Average Delinquency Ratio Test” for the payment date occurring in, or following, a month specified below will be met if the Average Delinquency Ratio for such payment date is less than the percentage specified opposite such payment date:

Payment Date	Percentage
November 2016	1.75%
May 2017	2.50%
November 2017	3.00%
May 2018	3.50%

The “Average Delinquency Ratio” on any payment date will be the average of the Delinquency Ratios for the preceding three calendar months. The “Delinquency Ratio” for any calendar month means the ratio, expressed as a percentage, of (a) the sum, for all of the receivables, of all scheduled payments that are 60 days or more past due (other than Purchased Receivables and liquidated receivables) as of the end of such month, determined in accordance with the servicer’s then-current practices, to (b) the Pool Balance as of the last day of such month.

The “Cumulative Net Loss Ratio Test” for the payment date occurring in, or following, a month specified below will be met if the Cumulative Net Loss Ratio for such payment date is less than the percentage specified opposite such payment date:

Payment Date	Percentage
November 2016	0.40%
May 2017	0.55%
November 2017	0.65%
May 2018	0.75%

The “Cumulative Net Loss Ratio” on any payment date will be the ratio, expressed as a percentage, of (a) the aggregate Realized Losses on the receivables since their cutoff date through the last day of the related Collection Period, to (b) the Pool Balance as of the cutoff date.

The “Realized Losses” for any Collection Period will be the sum of (a) for each receivable that became a liquidated receivable during such Collection Period, the difference between (i) the principal balance plus accrued and unpaid interest on such receivable less the Write Down Amount for such receivable (if such receivable was a 180-Day Receivable or Repossessed Receivable at the time of liquidation), if any, and (ii) the liquidation proceeds received with respect to such receivable during such Collection Period, (b) with respect to any receivable that became a 180-Day Receivable or a Repossessed Receivable during such Collection Period, the Write Down Amount, if any, for that receivable and (c) with respect to each other 180-Day Receivable or Repossessed Receivable, the amount of the adjustment, if any, to the Write Down Amount for such receivable for the related Collection Period.

The “Write Down Amount” for any Collection Period for any 180-Day Receivable or Repossessed Receivable will be the excess of (a) the principal balance plus accrued and unpaid interest of such receivable as of the last day of the Collection Period during which the receivable became a 180-Day Receivable or Repossessed Receivable, as applicable, over (b) the estimated realizable value of the receivable, as determined by the servicer in accordance with its then-current servicing procedures for the related Collection Period, which amount may be adjusted to zero by the servicer in accordance with its normal servicing procedures if the receivable has ceased to be a 180-Day Receivable as provided in the definition of “180-Day Receivable.”

“Purchased Receivable” means a receivable purchased by the depositor, the servicer or CNH Industrial Capital America LLC from the trust as required or permitted by the sale and servicing agreement.

“180-Day Receivable” with respect to any Collection Period will be any receivable as to which a scheduled payment is 180 days or more past due by the last day of such Collection Period and which has not become a liquidated receivable or a Repossessed Receivable; provided that a receivable shall cease to be a 180-Day Receivable if the servicer subsequently receives payment in full of each scheduled payment that was previously 180 days or more past due.

“Repossessed Receivable” with respect to any Collection Period will be any receivable as to which the financed equipment securing the defaulted receivable has been repossessed by the last day of such Collection Period and which has not become a liquidated receivable.

Periodic Evidence as to Compliance

The only periodic evidence of the absences of a default or of compliance with the terms of the transaction documents that is required are:

•                  the annual officer’s certificate of the servicer and the annual servicer’s assessment of its compliance with certain servicing criteria (which will be accompanied by an accountant’s attestation to such assessment), each as described under “Servicer—Evidence as to Compliance,” in the accompanying prospectus; and

•                  the annual officer’s certificate of the trust, as described under “Description of the Notes—The Indenture—Annual Compliance Statement” in the accompanying prospectus.

Legal Proceedings

Except as disclosed in this section, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, trustee, issuing entity, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

We have been provided the following information by DB Trust:

DB Trust has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage backed securities (“RMBS”) trusts. On June 18, 2014, a group of investors (“Plaintiff Investors”) filed a civil action against DB Trust and Deutsche Bank National Trust Company (“DBNTC”) in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on DB Trust’s and DBNTC’s alleged failure to perform their obligations as trustees for the trusts (the “NY Derivative Action”). An amended complaint was filed on July 16, 2014, adding Plaintiff Investors and RMBS trusts to the NY Derivative Action. On November 24, 2014, the Plaintiff Investors moved to voluntarily dismiss the NY Derivative Action without prejudice. Also on November 24, 2014, substantially the same group of Plaintiff Investors filed a civil action against DB Trust and DBNTC in the United States District Court for the Southern District of New York (the “SDNY Action”), making substantially the same allegations as the New York Derivative Action with respect to 564 RMBS trusts (542 of which were at issue in the NY Derivative Action). The SDNY Action is styled both as a derivative action on behalf of the named RMBS Trusts and, in the alternative, as a putative class action on behalf of holders of RMBS representing interests in those RMBS trusts. DB Trust is vigorously defending the SDNY Action.  DB Trust has no pending legal proceedings (including, based on DB Trust’s present evaluation, the litigation disclosed in this paragraph) that would materially affect its ability to perform its duties as indenture trustee on behalf of the noteholders.

Communications with Rating Agencies

The indenture trustee and the trustee will agree that any notices or requests to, or any other written communications with, a hired NRSRO, or any of its officers, directors or employees, to be given or provided to such hired NRSRO pursuant to, in connection with or related, directly or indirectly, to the transaction documents, the receivables, the related collateral or the notes, will be in each case either (i) furnished to the depositor to be forwarded to such hired NRSRO or (ii) furnished directly to such hired NRSRO with a prior copy to the depositor. In either case, such notices, requests and communications or copies thereof are required to be provided to the depositor at least one business day before they are or have to be delivered to a hired NRSRO under the transaction documents. None of the indenture trustee, the trustee or any party on behalf of any of them, are permitted to engage in any oral communications with a hired NRSRO or any of its respective officers, directors or employees, without the participation of the depositor.

Reports to be Filed with the SEC

The filings with the SEC described in the following sentence relating to the notes (along with the prospectus and prospectus supplement for the notes offered hereunder) will be made under the name of the trust, as issuing entity. These reports to be filed with the SEC include the monthly servicer reports to be filed on Form 10-D, annual reports filed on Form 10-K and current reports filed under Form 8-K (including one or more reports filed in connection with the issuance of the notes which will include the applicable definitive agreements). We may discontinue these periodic filings when permitted by law and applicable SEC rules. In addition, the registration statement of which this prospectus supplement is a part and all related prospectuses filed pursuant to Rule 424 under the Securities Act of 1933, as amended, will also be on file with the SEC and are filed under the name of the depositor. The SEC file number for the depositor is 333-196988.

Reports to Noteholders

On or prior to each payment date for the securities of the trust, the servicer for the trust will prepare and provide to the trust’s indenture trustee a statement to be delivered, or otherwise made available in the manner specified under “The Indenture Trustee” in this prospectus supplement for your securities, to the related noteholders and certificateholders.

Legal Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended.  There are a number of other requirements under Rule 2a-7 that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the fund and its advisor to determine eligibility and satisfy those requirements.

Material U.S. Federal Income Tax Considerations

You should consider the following discussion of certain material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with “Material U.S. Federal Income Tax Consequences” and “State and Local Tax Consequences” in the prospectus. The discussion in this prospectus supplement and the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all U.S. federal income tax considerations applicable to all categories of investors. The portions of this discussion relating to matters of law or legal conclusions represent the opinion of Greenberg Traurig, LLP, U.S. tax counsel for the trust, as qualified in this discussion or under “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets, may be subject to special rules. You are encouraged to consult your tax advisor to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

In the opinion of Greenberg Traurig, LLP,  tax counsel to the trust (“Tax Counsel”), under current law, assuming the execution of, and compliance with, the indenture and the trust agreement and subject to the discussion described below; the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, and with respect to the notes, the notes held by parties unaffiliated with the trust will be classified as debt for U.S. federal income tax purposes. Noteholders and Note Owners (as defined in the prospectus under “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Note Owners—Treatment of the Notes as Indebtedness”) will be deemed to agree, by their purchase of the notes or interests therein, to treat the notes or interests therein as debt for federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

The depositor, the sponsor, and the servicer will agree to treat the trust (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the owners of the trust certificates, and the notes being debt of the partnership, or (ii) if a single party owns the trust certificate (and any notes characterized as equity interests in the trust), as disregarded as an entity separate from the beneficial owner of the trust certificate for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the trust and the notes treated as assets and indebtedness of the beneficial owner of the trust certificate. However, the proper characterization of the arrangement involving the trust, the notes, the depositor, the sponsor, and the servicer is not clear because there is no legal authority on transactions closely comparable to the transaction described in this prospectus supplement.

These opinions are based on the assumption of compliance by all parties with the terms of the trust agreement and related documents. An opinion of counsel, however, is not binding on the IRS or the courts. Moreover, there are no reported cases or IRS rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.

By acceptance of the notes, each person other than the depositor or its affiliates agrees to treat the acquired notes as debt for U.S. federal, state and local income and franchise tax purposes.

The Class A-2b notes are floating rate notes that constitute “variable rate debt instruments” that bear interest at a single “qualified floating rate” as defined in the section of the accompanying prospectus entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Note Owners—Interest Income on the Notes.”

The trust does not anticipate issuing the notes with original issue discount if as anticipated, the notes are sold to the public at a first price of par or at a first price representing a de minimis discount from the principal amount. See “Tax Consequences to Holders of the Notes—Original Issue Discount” under “Material U.S. Federal Income Tax Consequences” in the prospectus for additional information.

If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the holder’s adjusted basis in that note, as described under “Material U.S. Federal Income Tax Consequences—Tax Consequences to Holders of the Notes—Sale or Other Disposition” in the prospectus.

See “Material U.S. Federal Income Tax Consequences” in the prospectus for additional information concerning the application of U.S. federal tax laws.

ERISA Considerations

Although there is little guidance on the subject, at the time of their issuance, the offered notes acquired by persons other than the depositor or its affiliates should not be treated as “equity interests” in the trust under the Department of Labor’s regulation relating to plan assets. As a result, such notes may be purchased by or with the assets of an employee benefit plan or a plan, including an individual retirement account (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

However, whether or not the offered notes are treated as equity interests for purposes of the plan asset regulation, the acquisition or holding of offered notes by or on behalf of a Plan could be considered to give rise to a “prohibited transaction” if the issuing entity, the depositor, the originator, the trust, the holder of 50% or more of the trust certificates, a servicer, an underwriter or a trustee is or becomes a “party in interest” or a “disqualified person” with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of offered notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 75-1, regarding transactions between registered broker-dealers and plans; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding transactions effected by in-house asset managers. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There is no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are Plans or entities deemed to hold the assets of such Plans should consult with their advisors regarding the applicability of any such exemption. By its acquisition of an offered note, each purchaser will be deemed to represent and warrant that its purchase and holding of the note will not give rise to a nonexempt prohibited transaction under ERISA, the Code or any substantially similar applicable law. Any fiduciary of a benefit plan considering an investment of plan assets in the offered notes should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with an investment in the offered notes.

Moreover, the depositor, the originator, the issuing entity, a servicer, a trustee, the holder of 50% or more of the trust certificates or an underwriter may be the sponsor or the investment advisor with respect to one or more Plans. Because they may receive certain benefits in connection with the sale of the offered notes, the purchase of offered notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available.

Accordingly, any Plan for which the depositor, the originator, the issuing entity, a servicer, a trustee, the holder of 50% or more of the trust certificates, an underwriter or any of their respective affiliates

•                  has investment or administrative discretion with respect to plan assets;

•                  has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to plan assets, and will be based on the particular investment needs for the Plan; or

•                  is an employer maintaining or contributing to the Plan

should consult with its counsel about potential prohibited transactions under ERISA and Section 4975 of the Code before investing in the offered notes.

For additional information regarding treatment of the offered notes under ERISA, see “ERISA Considerations” in the prospectus.

The sale of offered notes to a Plan or an entity deemed to hold the assets of such Plan is in no respect a representation by us, the servicer, CNH Industrial Capital America LLC, the trust or any underwriter of the offered notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Underwriting

Class A Notes

Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally, but not jointly, agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes
Citigroup Global Markets Inc.	$	$	$	$	$
Rabo Securities USA, Inc.
Wells Fargo Securities, LLC
Barclays Capital Inc.
BMO Capital Markets GKST Inc.
BNP Paribas Securities Corp.
Total	$	$	$	$	$

The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.  After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes
Concessions	%	%	%	%	%
Reallowances	%	%	%	%	%

In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH Industrial Capital America LLC and its affiliates.

In connection with the offering of the Class A Notes, the underwriters of the Class A Notes may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class A Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class A Notes. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Class A Notes engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters will be compensated as set forth in the following table:

	Underwriters’ Discounts and Commissions	Amount per $1,000 of Principal	Total Amount
Class A-1 Notes	%	$	$
Class A-2a Notes	%
Class A-2b Notes	%
Class A-3 Notes	%
Class A-4 Notes	%
Total Class A Notes			$

Class B Notes

Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally, but not jointly, agreed to purchase, the principal amount of the Class B Notes set forth opposite its name below:

Class B Notes
Citigroup Global Markets Inc.	$
Rabo Securities USA, Inc.	$
Wells Fargo Securities, LLC	$
Total	$

The underwriters of the Class B Notes have advised us that, except if the Class B Notes are acquired or purchased by the depositor or an affiliate of the depositor on the closing date, they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.  The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes
Concessions	%
Reallowances	%

In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with CNH Industrial Capital America LLC and its affiliates.

In connection with the offering of the Class B Notes, the underwriters of the Class B Notes may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Class B Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Class B Notes. Syndicate covering transactions involve purchases of the Class B Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Class B Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters of the Class B Notes engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters will be compensated as set forth in the following table:

	Underwriters’ Discounts and Commissions	Amount per $1,000 of Principal	Total Amount
Class B Notes	%	$	$

The Class B Notes, if not sold hereunder, will (i) be acquired by the depositor as partial consideration for the receivables transferred by it to the issuing entity, and then further conveyed by the depositor to the originator as consideration or partial consideration for certain of the receivables transferred by the originator to the depositor and/or for other consideration and/or (ii) be sold to one or more affiliates of the depositor.  Such Class B Notes will not be initially purchased by the underwriters if acquired by the depositor or any of its affiliates.  If acquired by the depositor or its affiliates, the purchase price for the Class B Notes is %.  All or a portion of the Class B Notes acquired by the depositor, the originator, and/or an affiliate may be sold by them at a subsequent date in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.

General

Additional offering expenses, payable by CNH Capital Receivables LLC, are estimated to be $1,200,000.00.

The underwriters may act through one or more of their affiliates when selling securities outside the United States.

We may use a portion of the proceeds of this offering to repay outstanding indebtedness secured by certain of the receivables prior to their sale to the issuing entity.  One or more of the underwriters or their affiliates, or entities for which they or their affiliates act as administrator and/or provide liquidity lines, have acted as a lender with respect to such indebtedness and may therefore receive a portion of the proceeds of this offering as a repayment of such indebtedness.

We and CNH Industrial Capital America LLC have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect thereof.

European Economic Area

In relation to each Relevant Member State, each of the underwriters has severally represented, warranted and agreed with us that it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)                               to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)                              to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(c)                               in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall require the issuing entity or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (i) the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Relevant Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State; and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has severally represented, warranted and agreed with us that:

•                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of FSMA does not apply to us or the issuing entity; and

•                  it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving or being capable of having effect in the United Kingdom.

Capital Requirements Regulation

Noteholders and prospective noteholders should analyze their own regulatory position and are encouraged to consult with their own investment and legal advisors regarding compliance with Articles 404-410 of the Capital Requirements Regulation 575/2013 (the “CRR”) or Article 17 of the Alternative Investment Fund Managers Directive 2011/61/EU (“Article 17”) and Chapter III, Section 5 of Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012 (“Chapter III”) and the suitability of the notes for investment.  Neither the offering of the notes pursuant to this prospectus supplement and the accompanying prospectus nor the related securitization transaction are compliant with the CRR, Article 17 and Chapter III risk retention requirements.

Certain Investment Company Act Considerations

The issuing entity will be relying on an exemption from the definition of “investment company” under the Investment Company Act contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Index of Terms

Page
180-Day Receivable	S-52
2010 PD Amending Directive	S-61
Article 17	S-61
Asset Balance	S-45
Average Delinquency Ratio	S-51
Average Delinquency Ratio Test	S-51
Chapter III	S-61
Class A-2b USD-LIBOR Reference Banks Rate	S-39
Code	S-56
Collection Period	S-43
Contract Value	S-22
CPR	S-34
CRR	S-61
Cumulative Net Loss Ratio	S-52
Cumulative Net Loss Ratio Test	S-52
DB Trust	S-19
DBNTC	S-53
Delinquency Ratio	S-51
ERISA	S-56
FSMA	S-61
hired NRSRO	S-13
Investment Company Act	S-8
LIBOR Determination Date	S-40
London Banking Day	S-40
M&T	S-19
Note Monthly Principal Distributable Amount	S-45
NRSRO	S-13
NY Derivative Action	S-53
offer of notes to the public	S-61
Offering Document	iv
One-Month LIBOR	S-39
Order	iv
Plaintiff Investors	S-53
Plan	S-56
Pool Balance	S-41
Prospectus Directive	iv
PTCE	S-56
Purchased Receivable	S-52
qualified investor	iv

Realized Losses	S-52
Relevant Member State	iv
relevant persons	iv
Repossessed Receivable	S-45
responsible officer	S-21
Representative Amount	S-40
Reuters Screen LIBOR01 Page	S-40
RMBS	S-53
Rule 193 Information	S-32
Specified Discount Factor	S-22
Specified Spread Account Balance	S-50
Specified Spread Account Reduction Trigger	S-51
Statistical Contract Value	S-23
Tax Counsel	S-55
weighted average adjusted annual percentage rate	S-22
Write Down Amount	S-52

ANNEX A

Static Pool Data

This Annex A constitutes an integral part of the preceding prospectus supplement and the information set forth herein is incorporated into the prospectus supplement.

Footnotes:

(1)	Statistical Contract Value means the undiscounted current balance of a receivable on the servicer’s records.

(2)	The Weighted Average Advance Rate represents the percentage advanced against the dealers’ wholesale price of the equipment.

(3)	Shown as a percentage of Aggregate Statistical Contract Value as of the cutoff date.

(4)	An increase in the End-of-Month Aggregate Statistical Contract Value from the prior month (or cutoff date) may have occurred if pre-funding was utilized.

(5)

The current pool balance divided by the initial scheduled pool balance for such month as calculated using the initial cash flows as of the cutoff date expressed as an annual percentage on a monthly basis.

(6)

Cumulative sum of the realizable estimated loss at the time of repossession or full charge-off if written off without a repossession, net of any recoveries to date from sale of repossessed equipment or from the defaulted obligor.

(7)

The dollars column numbers are calculated using the aggregate principal balance of all receivables (excluding repossessions) with respect to which any amounts are delinquent for the specified period. A receivable is considered delinquent if a payment of more than an inconsequential amount is more than one day past due. Payments of $50 or more are generally considered consequential.

(8)	Totals may not add to 100% due to rounding.

(9)	The percentage shown excludes previously securitized receivables that have been reacquired by CNH Industrial Capital America LLC through the exercise of its clean up calls on prior transactions.

CNH Equipment Trust 2010-A

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	February 28, 2010	Agricultural	95.32%	Annual	75.28%
Closing Date	March 25, 2010	New	47.15%	Semiannual	2.70%
Initial Aggregate Statistical Contract Value (1)(4)	$1,115,365,285.42	Used	48.18%	Quarterly	0.51%
Number of Receivables	25,839	Construction	4.68%	Monthly	14.26%
Weighted Average Adjusted APR	4.33%	New	2.76%	Other	7.26%
Weighted Average Remaining Term	51.41 months	Used	1.92%
Weighted Average Original Term	58.47 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$43,165.96	New	0.00%	Illinois	9.75%
Weighted Average Age of Contract	7.06 months	Used	0.00%	Iowa	9.63%
Weighted Average Advance Rate (2)(9)	82.60%			Minnesota	7.67%
				Indiana	4.93%
				Nebraska	4.74%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Mar-10	$1,089,416,317.45	12.36%	$4,687.36	$3,422,636.72	$2,986.66	$0	$42,700.50
2	Apr-10	$1,064,150,690.68	15.69%	$33,846.04	$3,395,991.80	$1,217,641.28	$0	$0
3	May-10	$1,050,915,724.23	14.07%	$122,398.59	$3,363,651.16	$1,391,455.47	$842,133.44	$0
4	Jun-10	$1,029,353,407.29	14.78%	$247,939.78	$1,588,012.33	$1,288,921.17	$691,504.34	$572,528.70
5	Jul-10	$1,007,910,738.36	14.77%	$417,091.80	$5,833,150.40	$401,178.46	$612,693.37	$533,479.04
6	Aug-10	$977,913,067.49	16.80%	$507,440.67	$2,122,491.56	$2,949,812.27	$525,861.60	$804,598.65
7	Sep-10	$930,595,625.98	18.88%	$595,657.77	$2,390,156.76	$582,892.82	$702,238.14	$815,090.87
8	Oct-10	$871,508,923.63	21.10%	$675,902.29	$3,516,584.05	$678,408.32	$296,356.07	$1,354,732.48
9	Nov-10	$788,042,977.68	22.76%	$734,649.61	$3,230,725.04	$893,149.46	$524,017.58	$1,024,573.68
10	Dec-10	$667,073,527.02	29.60%	$887,359.98	$2,790,561.59	$1,008,086.53	$425,754.89	$914,364.59
11	Jan-11	$592,644,879.22	33.17%	$977,130.87	$5,255,634.78	$1,139,468.71	$771,637.89	$1,057,114.92
12	Feb-11	$561,189,860.49	33.30%	$1,025,766.88	$3,311,503.15	$944,221.23	$779,365.58	$1,233,416.24
13	Mar-11	$538,136,138.55	32.75%	$1,243,826.10	$3,400,350.49	$1,179,226.71	$851,619.03	$1,426,200.37
14	Apr-11	$517,785,993.56	32.51%	$1,412,226.35	$2,160,714.55	$769,391.16	$720,216.55	$1,742,010.90
15	May-11	$502,671,266.24	32.09%	$1,487,117.10	$1,511,878.24	$657,919.43	$226,758.24	$1,603,919.18
16	Jun-11	$489,154,044.10	31.44%	$1,521,032.47	$1,276,939.29	$421,084.18	$373,038.83	$1,544,054.44
17	Jul-11	$474,477,472.00	30.88%	$1,590,706.95	$1,482,707.74	$493,468.29	$234,472.12	$1,595,158.27
18	Aug-11	$457,864,429.46	30.77%	$1,718,859.77	$1,325,277.20	$293,975.49	$237,984.49	$1,481,953.36
19	Sep-11	$433,240,376.69	30.62%	$1,757,316.01	$1,752,491.18	$458,819.81	$54,142.58	$1,338,593.21
20	Oct-11	$406,649,875.83	30.27%	$1,843,407.62	$2,636,470.51	$517,984.97	$176,240.21	$1,213,164.09
21	Nov-11	$379,238,543.11	29.93%	$1,945,144.32	$1,583,048.52	$626,970.06	$254,031.55	$1,093,377.16
22	Dec-11	$340,705,035.94	29.70%	$1,985,622.82	$1,554,638.30	$681,505.28	$290,299.93	$1,146,276.15
23	Jan-12	$309,905,012.16	30.23%	$2,013,185.35	$2,297,335.78	$606,212.09	$448,229.84	$1,108,964.54
24	Feb-12	$294,418,212.28	30.31%	$2,076,395.15	$1,440,387.42	$821,651.09	$390,957.51	$1,148,243.60
25	Mar-12	$281,517,644.77	30.35%	$2,173,900.93	$1,570,019.98	$349,621.54	$536,560.81	$1,242,385.12
26	Apr-12	$270,427,291.06	30.35%	$2,231,720.06	$892,127.81	$771,970.41	$404,931.48	$1,365,021.61
27	May-12	$262,918,785.28	30.08%	$2,329,032.04	$1,139,046.48	$426,142.84	$284,222.43	$1,402,400.06
28	Jun-12	$254,550,277.59	29.85%	$2,357,330.41	$1,282,120.29	$219,493.86	$324,975.57	$1,430,613.20
29	Jul-12	$244,278,651.00	29.76%	$2,370,873.01	$1,396,474.79	$137,952.80	$134,474.52	$1,630,515.64
30	Aug-12	$235,649,759.90	29.66%	$2,497,603.13	$1,611,354.75	$286,317.88	$52,908.31	$1,296,547.53
31	Sep-12	$224,127,460.22	29.17%	$2,493,035.74	$1,264,216.30	$561,273.48	$160,486.41	$1,191,457.45
32	Oct-12	$205,537,780.57	29.18%	$2,502,202.46	$1,506,753.25	$460,471.61	$91,569.38	$1,113,969.68
33	Nov-12	$186,238,132.49	29.27%	$2,494,174.80	$1,368,938.59	$334,346.81	$152,397.36	$1,013,041.31
34	Dec-12	$159,341,472.32	29.51%	$2,579,300.78	$1,330,271.22	$448,154.20	$121,814.81	$923,296.18
35	Jan-13	$141,291,368.24	29.92%	$2,586,770.20	$1,813,332.95	$288,293.47	$154,132.11	$897,860.60
36	Feb-13	$132,489,644.62	30.09%	$2,693,285.08	$908,876.99	$716,969.58	$97,997.99	$766,963.39
37	Mar-13	$125,913,316.01	30.18%	$2,708,469.21	$785,677.64	$284,705.65	$468,058.37	$742,897.73
38	Apr-13	$120,211,260.32	30.25%	$2,756,126.24	$612,502.71	$215,034.78	$37,813.83	$688,608.96
39	May-13	$115,913,458.20	30.20%	$2,804,859.55	$561,345.90	$185,163.36	$89,534.89	$572,699.29
40	Jun-13	$112,099,673.86	29.97%	$2,809,722.39	$622,683.21	$90,050.10	$117,944.58	$629,847.83
41	Jul-13	$107,291,393.23	29.88%	$2,836,475.80	$846,772.74	$67,234.32	$48,075.98	$695,193.84
42	Aug-13	$103,298,387.88	29.78%	$2,851,377.17	$581,417.40	$280,411.92	$5,210.96	$481,047.15

CNH Equipment Trust 2010-B

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	June 30, 2010	Agricultural	95.00%	Annual	71.82%
Closing Date	August 12, 2010	New	52.18%	Semiannual	3.57%
Initial Aggregate Statistical Contract Value (1)(4)	$763,883,963.70	Used	42.82%	Quarterly	0.56%
Number of Receivables	18,107	Construction	5.00%	Monthly	20.06%
Weighted Average Adjusted APR	3.58%	New	3.14%	Other	3.99%
Weighted Average Remaining Term	54.85 months	Used	1.86%
Weighted Average Original Term	57.36 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$42,187.22	New	0.00%	Illinois	8.90%
Weighted Average Age of Contract	2.51 months	Used	0.00%	Texas	6.10%
Weighted Average Advance Rate (2)	84.85%			Iowa	5.94%
				Minnesota	5.84%
				Arkansas	4.99%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
2	Aug-10	$747,066,587.39	11.29%	$5,245.12	$769,931.60	$208,037.86	$0	$0
3	Sep-10	$735,195,931.30	12.13%	$5,302.31	$1,716,828.73	$138,136.67	$68,154.26	$0
4	Oct-10	$723,281,051.93	12.77%	$38,284.06	$2,162,073.33	$292,736.77	$107,361.90	$68,837.13
5	Nov-10	$705,470,561.69	14.51%	$68,035.06	$1,629,079.60	$671,575.45	$156,278.82	$137,893.73
6	Dec-10	$677,823,007.28	17.69%	$108,605.80	$1,241,196.80	$415,976.32	$346,171.89	$209,254.97
7	Jan-11	$655,526,686.29	19.47%	$177,937.61	$2,248,235.39	$297,542.66	$192,902.05	$242,372.77
8	Feb-11	$627,103,593.31	20.07%	$186,298.48	$2,318,304.77	$782,790.09	$38,275.90	$246,248.05
9	Mar-11	$568,151,936.84	22.39%	$444,193.63	$1,928,504.98	$1,115,545.53	$499,514.01	$235,663.31
10	Apr-11	$524,863,838.37	23.85%	$412,682.97	$3,847,701.26	$792,888.54	$466,241.14	$519,850.63
11	May-11	$486,803,915.00	24.94%	$468,263.84	$3,158,050.87	$2,826,834.14	$346,630.48	$986,559.38
12	Jun-11	$459,791,764.82	25.18%	$541,653.35	$3,078,375.73	$1,228,130.53	$1,233,267.46	$1,156,914.30
13	Jul-11	$450,415,964.10	24.64%	$666,274.67	$2,806,396.78	$2,205,192.44	$487,502.28	$2,006,383.21
14	Aug-11	$439,449,613.38	24.46%	$1,033,160.34	$1,301,778.37	$638,426.05	$1,700,379.62	$1,932,931.93
15	Sep-11	$428,933,599.40	24.12%	$1,180,339.72	$1,636,815.54	$259,581.73	$654,556.32	$2,067,013.25
16	Oct-11	$419,477,906.67	23.79%	$1,324,031.76	$1,415,106.68	$1,156,401.26	$171,642.89	$1,569,528.73
17	Nov-11	$408,911,702.03	22.24%	$1,379,486.56	$1,078,913.57	$682,867.91	$769,730.00	$817,204.99
18	Dec-11	$396,242,098.23	22.14%	$1,474,668.73	$2,303,413.18	$487,213.53	$173,299.66	$785,911.86
19	Jan-12	$383,580,563.16	22.34%	$1,615,415.77	$818,446.91	$1,393,510.32	$233,013.71	$647,204.53
20	Feb-12	$363,673,249.92	22.49%	$1,732,247.21	$1,655,576.98	$498,759.54	$388,360.01	$528,439.80
21	Mar-12	$332,084,217.23	22.20%	$1,747,084.12	$1,903,167.19	$1,190,618.26	$243,660.41	$597,829.43
22	Apr-12	$305,597,239.31	22.38%	$1,755,566.26	$2,240,589.95	$534,581.89	$33,433.80	$402,959.48
23	May-12	$279,918,943.96	22.92%	$1,807,748.32	$2,098,044.37	$778,479.51	$187,290.72	$355,847.29
24	Jun-12	$261,391,666.69	23.10%	$1,935,499.67	$2,286,756.50	$853,368.63	$367,513.49	$487,172.52
25	Jul-12	$254,988,304.82	22.96%	$1,935,764.76	$2,004,436.44	$1,090,819.41	$278,738.51	$469,778.43
26	Aug-12	$247,490,819.72	23.03%	$2,098,457.19	$1,598,752.95	$488,469.74	$567,652.17	$491,106.65
27	Sep-12	$241,676,166.25	22.75%	$2,120,871.82	$1,367,051.93	$477,869.81	$285,547.75	$813,351.27
28	Oct-12	$234,389,189.57	22.79%	$2,166,866.59	$1,922,338.42	$487,906.44	$148,819.83	$585,927.11
29	Nov-12	$226,858,282.75	22.76%	$2,204,184.84	$1,414,983.21	$1,429,926.42	$174,343.26	$578,795.69
30	Dec-12	$216,114,968.28	23.07%	$2,227,969.38	$1,208,730.17	$543,296.04	$225,385.01	$1,174,234.20
31	Jan-13	$207,576,165.34	23.31%	$2,235,825.89	$970,769.34	$406,675.98	$110,114.16	$1,219,925.06
32	Feb-13	$195,514,278.32	23.19%	$2,244,299.39	$733,018.09	$308,420.00	$72,915.68	$909,222.47
33	Mar-13	$173,733,879.12	22.85%	$2,260,067.14	$1,016,407.90	$257,803.50	$147,003.36	$900,221.88
34	Apr-13	$154,141,209.86	23.20%	$2,310,274.35	$803,341.13	$203,316.41	$33,136.34	$438,790.02
35	May-13	$139,168,459.77	23.25%	$2,299,033.52	$1,343,704.42	$471,438.36	$25,227.46	$387,806.50
36	Jun-13	$127,003,701.05	23.41%	$2,301,080.89	$703,270.59	$666,566.05	$260,701.02	$321,687.81
37	Jul-13	$121,755,610.32	23.68%	$2,332,582.47	$1,058,582.60	$208,956.93	$388,473.36	$315,115.66
38	Aug-13	$118,365,403.45	23.63%	$2,370,231.02	$538,863.73	$327,458.92	$97,579.09	$608,095.37
39	Sept-13	$114,543,377.40	23.54%	$2,401,638.46	$362,634.71	$103,201.55	$200,380.40	$403,284.28
40	Oct-13	$110,656,978.78	23.57%	$2,416,131.92	$707,587.42	$70,645.77	$10,965.13	$489,062.69
41	Nov-13	$107,350,441.90	23.37%	$2,481,915.85	$513,988.73	$339,103.73	$11,886.67	$624,981.81
42	Dec-13	$102,271,608.91	23.41%	$2,485,562.40	$715,535.92	$83,359.25	$146,639.65	$554,666.70
43	Jan-14	$97,892,084.13	23.53%	$2,503,418.41	$791,396.59	$201,068.31	$14,257.82	$309,308.54
44	Feb-14	$90,364,985.99	23.50%	$2,556,269.22	$486,090.55	$333,775.42	$12,377.65	$251,032.14
45	Mar-14	$77,650,902.36	22.95%	$2,557,697.94	$335,097.54	$214,058.11	$210,054.23	$253,916.68
46	Apr-14	$67,472,602.37	22.74%	$2,563,674.97	$571,315.96	$76,827.03	$67,568.07	$344,479.89
47	May-14	$57,667,748.36	23.04%	$2,567,475.11	$1,241,052.44	$137,467.83	$58,748.40	$317,533.39

CNH Equipment Trust 2010-C

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	October 31, 2010	Agricultural	94.92%	Annual	72.31%
Closing Date	November 17, 2010	New	47.63%	Semiannual	2.66%
Initial Aggregate Statistical Contract Value (1)(4)	$896,495,329.06	Used	47.29%	Quarterly	0.71%
Number of Receivables	23,541	Construction	5.08%	Monthly	16.06%
Weighted Average Adjusted APR	3.67%	New	3.34%	Other	8.27%
Weighted Average Remaining Term	53.37 months	Used	1.73%
Weighted Average Original Term	58.65 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$38,082.30	New	0.00%	Illinois	9.72%
Weighted Average Age of Contract	5.28 months	Used	0.00%	Iowa	7.84%
Weighted Average Advance Rate (2)(9)	82.32%			Minnesota	7.03%
				Texas	5.33%
				North Dakota	5.21%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Nov-10	$881,984,645.91	11.97%	$691.55	$1,231,979.28	$0	$0	$0
2	Dec-10	$856,784,287.10	16.26%	$18,857.07	$1,275,569.02	$498,182.09	$0	$0
3	Jan-11	$833,032,235.17	18.42%	$42,816.70	$2,281,819.23	$260,404.33	$370,102.12	$0
4	Feb-11	$820,508,352.09	16.71%	$100,754.66	$1,401,157.29	$525,515.80	$454,821.73	$62,152.85
5	Mar-11	$804,268,186.82	16.38%	$94,980.88	$1,428,549.69	$230,854.45	$230,026.61	$454,137.02
6	Apr-11	$787,757,509.78	15.93%	$93,061.64	$2,441,027.99	$329,931.78	$156,738.58	$541,487.68
7	May-11	$769,437,443.04	16.16%	$153,544.44	$1,973,100.77	$644,510.24	$177,999.82	$558,526.10
8	Jun-11	$741,115,950.32	15.85%	$183,281.15	$1,287,340.65	$341,655.72	$289,429.02	$601,240.09
9	Jul-11	$695,138,039.43	17.19%	$189,132.79	$2,916,430.27	$226,061.80	$101,303.59	$517,295.13
10	Aug-11	$632,893,263.35	19.81%	$276,524.76	$2,311,250.42	$742,771.82	$28,849.31	$500,016.40
11	Sep-11	$561,153,311.09	23.64%	$308,668.63	$2,487,678.08	$655,285.49	$128,123.65	$500,387.03
12	Oct-11	$521,157,243.34	25.02%	$383,355.69	$2,286,876.79	$1,022,512.58	$280,088.52	$481,319.34
13	Nov-11	$504,764,637.01	23.46%	$500,285.27	$1,662,955.31	$632,433.60	$431,291.54	$721,677.65
14	Dec-11	$484,637,960.17	23.57%	$637,532.42	$2,368,900.60	$425,703.76	$188,599.44	$822,663.36
15	Jan-12	$469,368,048.15	23.64%	$604,397.42	$1,937,519.27	$686,077.71	$392,037.27	$777,194.63
16	Feb-12	$459,372,533.62	23.28%	$699,358.11	$684,439.07	$500,281.54	$241,119.55	$842,607.30
17	Mar-12	$446,931,908.19	23.25%	$761,515.78	$1,043,454.96	$199,544.69	$269,885.13	$884,205.80
18	Apr-12	$436,769,948.96	22.97%	$743,197.67	$1,295,044.37	$217,629.27	$87,601.37	$921,404.59
19	May-12	$426,212,333.21	22.91%	$789,530.52	$712,443.03	$529,891.69	$92,541.69	$705,283.48
20	Jun-12	$411,454,145.85	22.28%	$818,704.93	$760,895.58	$142,893.01	$243,414.99	$703,563.18
21	Jul-12	$382,754,775.97	22.52%	$800,249.76	$1,372,350.74	$112,999.04	$28,654.07	$711,917.55
22	Aug-12	$348,730,849.91	22.84%	$889,283.20	$2,166,489.70	$482,631.75	$44,469.45	$580,637.05
23	Sep-12	$317,087,616.90	22.86%	$895,089.91	$2,570,521.64	$945,317.50	$225,042.51	$574,719.97
24	Oct-12	$290,630,729.55	23.64%	$974,321.76	$2,216,111.91	$1,039,388.90	$495,185.50	$484,978.99
25	Nov-12	$277,822,558.69	24.09%	$989,237.43	$1,770,816.87	$597,351.18	$320,372.62	$891,485.28
26	Dec-12	$265,225,537.91	24.20%	$1,061,810.05	$1,061,388.93	$604,521.61	$230,154.94	$868,166.21
27	Jan-13	$252,706,835.56	24.69%	$1,126,597.01	$888,435.94	$255,615.36	$273,813.58	$880,086.09
28	Feb-13	$244,386,452.84	24.80%	$1,156,868.50	$440,089.42	$128,789.44	$59,866.11	$765,744.76
29	Mar-13	$235,982,197.54	24.93%	$1,231,869.80	$673,386.82	$116,479.01	$57,588.38	$800,086.16
30	Apr-13	$228,510,848.62	24.99%	$1,218,767.67	$350,347.90	$147,374.43	$55,479.43	$484,996.61
31	May-13	$223,193,016.46	24.87%	$1,231,616.57	$314,835.21	$167,968.28	$8,130.39	$341,618.98
32	Jun-13	$213,830,282.94	24.41%	$1,231,870.41	$342,545.74	$111,872.85	$0	$240,872.35
33	Jul-13	$196,110,429.54	24.45%	$1,243,916.41	$1,018,512.67	$115,300.49	$73,931.83	$221,878.77
34	Aug-13	$176,743,766.17	24.25%	$1,258,882.36	$622,991.60	$658,708.42	$80,579.07	$283,013.47
35	Sept-13	$156,226,331.64	24.15%	$1,251,900.77	$876,808.16	$499,167.49	$543,003.24	$179,115.71
36	Oct-13	$141,405,672.74	24.40%	$1,264,210.62	$1,203,462.49	$185,397.01	$182,281.65	$603,055.96
37	Nov-13	$135,317,475.84	24.52%	$1,263,405.27	$645,068.27	$382,150.79	$72,549.74	$225,520.61
38	Dec-13	$127,548,906.78	24.63%	$1,298,650.05	$590,222.22	$166,420.83	$196,166.98	$207,060.25
39	Jan-14	$121,510,153.29	24.82%	$1,325,314.13	$1,252,248.58	$68,314.71	$69,591.80	$272,079.49
40	Feb-14	$117,343,033.42	24.86%	$1,330,527.97	$385,557.73	$489,964.28	$38,039.52	$244,533.56
41	Mar-14	$113,517,588.93	24.82%	$1,339,632.29	$359,257.02	$192,836.01	$435,969.99	$198,827.64
42	Apr-14	$110,505,494.90	24.68%	$1,359,821.52	$212,262.98	$80,989.63	$0	$569,096.42
43	May-14	$107,322,433.76	24.68%	$1,370,263.62	$397,451.32	$84,984.77	$985.90	$562,399.63
44	Jun-14	$101,060,371.16	24.49%	$1,463,127.08	$230,392.96	$60,320.81	$33,843.75	$449,595.10
45	Jul-14	$90,772,540.04	24.42%	$1,458,119.65	$347,234.48	$28,584.75	$0	$439,355.21
46	Aug-14	$78,835,936.86	24.06%	$1,446,189.58	$571,095.33	$218,546.11	$0	$417,729.97
47	Sep-14	$65,238,355.08	24.12%	$1,440,722.72	$503,492.63	$212,879.60	$108,913.45	$120,970.26

CNH Equipment Trust 2011-A

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	March 31, 2011	Agricultural	95.83%	Annual	79.06%
Closing Date	May 12, 2011	New	42.65%	Semiannual	2.35%
Initial Aggregate Statistical Contract Value (1)(4)	$1,029,582,382.75	Used	53.17%	Quarterly	0.76%
Number of Receivables	19,301	Construction	4.17%	Monthly	11.79%
Weighted Average Adjusted APR	3.37%	New	2.76%	Other	6.05%
Weighted Average Remaining Term	54.58 months	Used	1.41%
Weighted Average Original Term	59.21 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$53,343.47	New	0.00%	Illinois	10.60%
Weighted Average Age of Contract	4.63 months	Used	0.00%	Minnesota	8.73%
Weighted Average Advance Rate (2)(9)	81.71%			Iowa	8.10%
				North Dakota	6.40%
				Indiana	5.53%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
2	May-11	$1,010,982,247.93	9.16%	$0	$807,612.64	$892,777.74	$0	$0
3	Jun-11	$999,487,075.89	9.45%	$59,641.83	$775,801.15	$284,813.44	$60,199.30	$0
4	Jul-11	$988,401,142.14	9.84%	$130,902.49	$1,187,655.43	$45,172.71	$213,964.06	$16,211.74
5	Aug-11	$969,867,946.20	11.82%	$80,742.26	$1,236,967.95	$221,206.66	$20,704.40	$204,505.36
6	Sep-11	$954,275,435.90	12.57%	$97,142.41	$696,865.28	$101,975.28	$29,044.29	$169,819.55
7	Oct-11	$915,397,075.37	14.73%	$144,154.71	$1,298,665.12	$159,781.79	$45,185.04	$146,993.71
8	Nov-11	$842,932,578.86	16.81%	$220,996.50	$947,582.75	$168,096.57	$76,739.41	$109,970.39
9	Dec-11	$736,628,943.07	22.31%	$276,514.52	$1,148,106.15	$377,662.18	$83,524.09	$179,701.18
10	Jan-12	$652,175,001.47	27.59%	$294,391.50	$1,984,011.78	$344,345.46	$217,795.89	$192,737.84
11	Feb-12	$604,309,163.73	28.45%	$239,451.96	$1,877,575.49	$905,379.94	$97,632.51	$185,878.60
12	Mar-12	$564,869,884.81	28.91%	$320,676.30	$2,171,051.47	$1,188,433.56	$16,069.62	$345,488.91
13	Apr-12	$552,150,686.22	28.27%	$313,891.37	$1,363,591.33	$453,445.93	$485,886.77	$182,655.99
14	May-12	$542,558,406.48	27.47%	$420,276.31	$592,795.65	$321,464.11	$236,646.63	$503,090.43
15	Jun-12	$532,509,080.66	26.77%	$438,874.83	$926,681.26	$90,636.10	$224,101.07	$579,133.98
16	Jul-12	$524,463,989.47	26.02%	$470,433.58	$1,085,217.99	$279,023.12	$7,510.68	$489,502.10
17	Aug-12	$515,309,415.34	25.49%	$526,239.52	$1,584,445.60	$227,055.26	$168,033.38	$326,560.86
18	Sep-12	$507,819,032.04	24.83%	$544,981.69	$1,141,130.17	$884,856.10	$173,365.78	$421,561.63
19	Oct-12	$485,988,738.77	24.81%	$548,952.25	$913,143.01	$240,860.78	$691,906.07	$418,900.95
20	Nov-12	$454,402,324.69	24.80%	$575,724.67	$2,306,458.33	$570,985.52	$95,603.62	$519,676.04
21	Dec-12	$402,620,357.99	25.35%	$642,582.95	$1,615,042.47	$463,697.73	$190,377.82	$511,991.96
22	Jan-13	$365,221,590.57	26.23%	$709,514.93	$2,206,468.85	$614,761.74	$264,279.39	$537,546.77
23	Feb-13	$335,183,165.21	26.75%	$693,505.24	$1,388,002.06	$861,365.93	$189,017.08	$388,016.88
24	Mar-13	$310,338,965.33	27.22%	$703,501.40	$1,996,343.47	$436,500.07	$796,523.65	$294,761.81
25	Apr-13	$298,637,089.24	27.50%	$803,486.15	$967,144.20	$825,222.50	$310,445.41	$510,272.41
26	May-13	$291,269,195.52	27.34%	$869,356.46	$901,347.55	$590,266.27	$593,016.85	$628,923.13
27	Jun-13	$285,591,264.67	26.99%	$878,784.94	$359,459.73	$466,898.90	$279,971.98	$664,330.55
28	Jul-13	$278,887,894.83	26.83%	$879,461.47	$578,138.20	$88,166.56	$44,961.77	$751,319.71
29	Aug-13	$272,357,410.04	26.66%	$860,959.63	$1,150,663.09	$53,055.59	$21,749.97	$630,462.57
30	Sept-13	$266,571,123.46	26.43%	$912,307.25	$350,177.03	$320,305.98	$14,417.74	$565,595.27
31	Oct-13	$255,314,896.47	26.15%	$917,198.66	$853,486.97	$61,926.28	$187,673.37	$490,117.92
32	Nov-13	$239,241,649.55	25.63%	$912,318.22	$730,154.78	$487,338.84	$12,380.38	$503,536.76
33	Dec-13	$207,703,657.26	25.64%	$929,288.44	$966,414.82	$257,783.83	$370,868.19	$536,809.55
34	Jan-14	$187,612,692.02	25.77%	$1,014,808.31	$1,069,597.23	$383,567.31	$134,768.41	$528,178.88
35	Feb-14	$171,132,983.28	25.75%	$1,017,051.99	$890,570.07	$284,772.75	$93,875.02	$503,099.90
36	Mar-14	$156,081,017.85	26.03%	$1,053,431.03	$1,531,015.43	$211,937.40	$306,214.96	$279,267.66
37	Apr-14	$151,106,004.44	26.06%	$1,072,967.44	$1,061,605.29	$940,229.70	$93,646.60	$253,904.88
38	May-14	$146,823,227.29	26.04%	$1,090,291.05	$364,292.66	$307,683.58	$344,108.72	$333,989.34
39	Jun-14	$143,624,116.82	25.82%	$1,059,986.67	$533,404.99	$140,448.37	$331,691.68	$555,694.10
40	Jul-14	$140,045,548.68	25.73%	$1,014,189.31	$349,188.63	$144,459.60	$103,568.32	$577,446.86
41	Aug-14	$137,272,084.36	25.52%	$999,695.95	$544,484.37	$40,060.58	$97,186.89	$502,908.16
42	Sep-14	$133,572,035.29	25.48%	$1,020,716.84	$243,306.82	$244,402.71	$53,448.90	$463,522.01
43	Oct-14	$126,635,465.94	25.24%	$1,027,798.42	$588,378.84	$36,542.15	$30,703.19	$494,055.37
44	Nov-14	$116,961,879.58	24.65%	$1,031,348.94	$416,230.85	$72,602.80	$19,593.64	$400,339.51
45	Dec-14	$97,987,895.36	24.29%	$1,035,176.93	$520,638.36	$116,842.08	$29,756.67	$387,262.94
46	Jan-15	$84,945,646.84	24.47%	$1,045,451.77	$1,275,501.75	$251,647.57	$16,623.36	$316,886.19

CNH Equipment Trust 2011-B

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	August 31, 2011	Agricultural	94.95%	Annual	73.01%
Closing Date	September 21, 2011	New	47.74%	Semiannual	3.06%
Initial Aggregate Statistical Contract Value (1)(4)	$897,044,856.46	Used	47.21%	Quarterly	0.76%
Number of Receivables	22,349	Construction	5.05%	Monthly	18.08%
Weighted Average Adjusted APR	3.40%	New	3.48%	Other	5.09%
Weighted Average Remaining Term	52.16 months	Used	1.57%
Weighted Average Original Term	58.43 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$40,138.03	New	0.00%	Illinois	8.34%
Weighted Average Age of Contract	6.27 months	Used	0.00%	Iowa	6.58%
Weighted Average Advance Rate (2)(9)	84.03%			Minnesota	6.58%
				North Dakota	5.46%
				Texas	4.60%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Sep-11	$882,667,799.23	12.20%	$32,208.64	$713,456.92	$0	$0	$0
2	Oct-11	$865,289,867.99	12.74%	$36,806.07	$1,331,774.85	$130,422.31	$0	$0
3	Nov-11	$840,353,401.78	14.95%	$26,281.34	$570,088.69	$929,964.69	$24,090.73	$0
4	Dec-11	$801,348,792.21	18.79%	$59,834.48	$741,255.54	$64,222.78	$578,144.00	$47,302.40
5	Jan-12	$770,785,775.44	20.74%	$112,417.87	$754,844.86	$428,452.87	$88,078.91	$581,246.91
6	Feb-12	$745,134,614.48	21.49%	$180,075.55	$833,598.09	$206,597.31	$227,843.09	$547,524.71
7	Mar-12	$705,798,737.65	22.05%	$243,103.43	$538,971.98	$108,809.13	$127,075.58	$613,722.90
8	Apr-12	$664,125,533.40	23.72%	$259,251.16	$998,278.48	$106,321.11	$56,945.07	$717,140.42
9	May-12	$622,733,838.20	23.54%	$290,029.51	$1,394,636.36	$297,379.51	$78,722.16	$655,214.78
10	Jun-12	$579,219,912.83	24.04%	$297,903.00	$1,804,857.31	$736,105.60	$231,474.69	$685,790.15
11	Jul-12	$547,588,256.68	23.16%	$334,648.62	$2,129,841.57	$523,554.96	$572,225.37	$719,180.85
12	Aug-12	$527,126,013.78	23.11%	$397,290.78	$1,775,912.61	$1,318,134.36	$461,081.76	$884,486.77
13	Sep-12	$514,783,433.88	22.64%	$428,047.24	$2,315,982.05	$540,303.89	$783,218.44	$1,023,282.95
14	Oct-12	$499,263,352.05	22.67%	$453,275.95	$730,073.53	$1,085,869.69	$361,643.66	$1,334,718.20
15	Nov-12	$484,095,887.38	22.38%	$507,183.24	$816,963.28	$158,056.20	$995,534.44	$1,407,269.57
16	Dec-12	$459,544,158.38	22.84%	$571,471.70	$738,025.26	$194,442.47	$291,661.83	$1,345,281.21
17	Jan-13	$439,297,378.13	23.39%	$607,067.15	$931,983.21	$292,381.70	$141,165.79	$1,461,722.30
18	Feb-13	$425,741,638.58	23.29%	$683,179.40	$656,121.25	$530,213.43	$7,789.60	$1,172,216.41
19	Mar-13	$399,514,199.56	23.49%	$692,981.23	$608,851.13	$307,085.63	$267,495.89	$1,040,140.52
20	Apr-13	$369,961,012.51	24.55%	$825,139.99	$820,050.91	$213,221.49	$250,481.01	$883,479.36
21	May-13	$342,772,666.09	24.66%	$950,321.32	$1,674,384.60	$221,811.79	$244,556.20	$616,830.26
22	Jun-13	$317,366,343.92	24.76%	$1,017,003.27	$1,189,718.99	$759,522.61	$132,901.66	$573,814.11
23	Jul-13	$297,907,729.84	24.24%	$1,088,862.51	$1,146,239.44	$211,772.11	$221,870.98	$606,777.97
24	Aug-13	$288,079,300.19	24.05%	$1,176,041.01	$1,406,573.09	$664,561.88	$299,785.76	$760,004.22
25	Sept-13	$279,134,550.45	23.99%	$1,160,225.36	$956,187.52	$496,518.54	$414,921.48	$687,124.68
26	Oct-13	$271,504,656.77	23.75%	$1,203,161.14	$550,620.87	$157,579.03	$358,374.19	$842,173.11
27	Nov-13	$262,629,079.59	23.53%	$1,205,457.97	$591,992.30	$33,412.29	$45,698.70	$834,405.81
28	Dec-13	$251,331,964.15	23.28%	$1,204,148.07	$974,570.28	$181,859.08	$23,924.59	$669,986.58
29	Jan-14	$242,149,417.61	23.25%	$1,224,842.29	$807,685.94	$376,945.72	$48,425.17	$637,692.61
30	Feb-14	$235,553,321.04	22.97%	$1,240,812.87	$1,226,148.09	$232,725.29	$10,702.78	$448,967.38
31	Mar-14	$219,694,252.88	22.87%	$1,284,621.62	$409,878.51	$533,314.33	$134,701.59	$359,408.52
32	Apr-14	$200,887,384.63	23.60%	$1,306,707.39	$416,433.52	$136,493.62	$262,257.67	$363,380.79
33	May-14	$185,027,994.94	23.37%	$1,315,115.68	$1,018,728.55	$184,877.96	$72,759.58	$465,492.46
34	Jun-14	$166,432,724.13	23.69%	$1,316,524.92	$754,249.32	$432,236.62	$105,618.53	$471,996.26
35	Jul-14	$153,530,026.43	23.22%	$1,338,201.19	$547,892.98	$285,331.35	$195,851.94	$645,755.33
36	Aug-14	$147,007,509.69	23.24%	$1,327,446.08	$956,443.02	$274,632.57	$191,617.30	$363,453.83
37	Sep-14	$142,778,851.60	23.06%	$1,348,446.83	$866,028.60	$285,695.24	$137,780.41	$455,960.22
38	Oct-14	$137,679,263.01	23.04%	$1,350,248.34	$443,660.72	$179,157.78	$96,952.22	$458,610.22
39	Nov-14	$132,754,845.90	22.82%	$1,398,957.45	$548,395.92	$275,910.07	$87,104.13	$301,960.90
40	Dec-14	$124,837,585.47	22.80%	$1,414,168.74	$476,612.58	$93,006.05	$269,020.24	$366,054.57
41	Jan-15	$119,849,076.63	22.73%	$1,429,205.18	$557,142.25	$212,499.88	$148,495.35	$620,644.71
42	Feb-15	$115,394,834.28	22.63%	$1,435,071.93	$486,438.71	$233,013.01	$77,786.56	$361,904.24
43	Mar-15	$105,666,498.28	22.48%	$1,441,214.80	$319,817.35	$47,288.69	$284,230.79	$344,226.65

CNH Equipment Trust 2011-C

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	October 31, 2011	Agricultural	94.99%	Annual	74.61%
Closing Date	December 14, 2011	New	43.57%	Semiannual	2.25%
Initial Aggregate Statistical Contract Value (1)(4)	$833,012,592.15	Used	51.42%	Quarterly	0.76%
Number of Receivables	14,640	Construction	5.01%	Monthly	13.71%
Weighted Average Adjusted APR	3.78%	New	3.42%	Other	8.67%
Weighted Average Remaining Term	55.72 months	Used	1.59%
Weighted Average Original Term	58.70 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$56,899.77	New	0.00%	Illinois	9.11%
Weighted Average Age of Contract	2.98 months	Used	0.00%	Iowa	8.33%
Weighted Average Advance Rate (2)(9)	84.03%			Minnesota	7.16%
				North Dakota	5.26%
				Indiana	5.13%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
2	Dec-11	$793,594,225.56	19.42%	$5,787.45	$794,953.07	$77,567.32	$0	$0
3	Jan-12	$772,168,348.68	20.54%	$9,220.28	$780,876.56	$104,620.10	$33,998.88	$0
4	Feb-12	$758,476,410.36	18.82%	$22,152.04	$1,024,591.73	$89,595.30	$52,629.54	$0
5	Mar-12	$740,660,909.27	18.25%	$34,991.10	$744,847.46	$537,826.01	$51,872.98	$0
6	Apr-12	$724,155,332.15	17.88%	$66,520.66	$739,021.27	$204,312.71	$279,858.94	$13,126.44
7	May-12	$707,257,371.91	17.66%	$121,588.23	$649,356.22	$179,161.24	$323,915.96	$68,230.73
8	Jun-12	$691,265,567.49	17.55%	$146,227.31	$1,135,215.74	$88,517.20	$259,660.26	$201,688.43
9	Jul-12	$666,571,857.26	18.62%	$160,759.22	$1,364,685.92	$141,242.58	$41,676.31	$380,508.10
10	Aug-12	$606,477,461.34	22.01%	$239,586.77	$1,342,983.75	$460,671.04	$68,373.44	$235,033.70
11	Sep-12	$550,736,569.82	23.75%	$311,580.59	$3,178,382.77	$388,574.58	$323,512.36	$162,500.61
12	Oct-12	$500,562,056.43	24.50%	$335,372.62	$1,729,338.88	$597,834.63	$281,975.00	$379,168.76
13	Nov-12	$482,309,433.46	24.63%	$396,547.48	$1,781,787.22	$784,823.07	$401,923.36	$318,340.05
14	Dec-12	$463,680,907.12	24.73%	$407,446.91	$1,859,861.89	$735,095.16	$796,876.27	$520,913.32
15	Jan-13	$444,734,486.65	25.40%	$568,047.10	$1,332,794.75	$357,486.78	$805,867.12	$1,052,922.56
16	Feb-13	$428,430,188.67	25.74%	$591,164.76	$677,768.05	$926,182.88	$338,904.90	$1,352,471.62
17	Mar-13	$411,320,334.14	25.99%	$697,541.86	$982,825.99	$146,838.37	$763,317.13	$1,359,501.82
18	Apr-13	$393,861,538.36	26.45%	$851,596.48	$372,585.37	$437,157.66	$0	$891,718.98
19	May-13	$382,735,497.21	26.13%	$957,501.68	$438,174.25	$71,406.48	$162,121.52	$733,173.88
20	Jun-13	$373,044,913.10	25.78%	$1,008,418.09	$505,699.41	$117,282.49	$6,895.81	$620,634.76
21	Jul-13	$357,315,046.25	26.08%	$1,120,736.65	$598,395.23	$173,760.08	$0	$568,051.40
22	Aug-13	$330,161,598.60	26.17%	$1,285,039.52	$804,802.26	$88,149.68	$142,887.41	$305,041.64
23	Sept-13	$298,024,675.99	26.41%	$1,326,265.94	$2,113,179.71	$355,948.70	$38,847.88	$307,680.42
24	Oct-13	$273,606,501.23	25.56%	$1,403,652.11	$2,360,952.85	$737,521.94	$314,265.09	$51,322.68
25	Nov-13	$264,744,043.68	25.31%	$1,413,133.54	$2,812,934.14	$190,739.16	$427,796.99	$334,846.51
26	Dec-13	$253,037,748.87	25.38%	$1,518,923.07	$364,467.55	$787,852.31	$346,270.48	$544,626.64
27	Jan-14	$245,096,315.03	25.32%	$1,630,060.99	$663,707.61	$270,198.45	$576,345.52	$513,320.89
28	Feb-14	$238,323,716.77	25.14%	$1,652,288.55	$752,221.05	$130,569.39	$50,555.25	$976,866.95
29	Mar-14	$230,428,841.41	24.96%	$1,656,971.50	$313,082.88	$248,497.33	$128,227.78	$976,308.69
30	Apr-14	$222,904,828.98	24.85%	$1,781,995.95	$420,301.85	$51,155.19	$15,341.10	$681,065.04
31	May-14	$216,534,063.80	24.59%	$1,733,378.17	$495,592.51	$73,852.24	$12,985.08	$552,779.82
32	Jun-14	$209,266,386.14	24.57%	$1,892,941.24	$631,874.20	$357,690.37	$32,808.53	$341,088.08
33	Jul-14	$199,474,994.01	24.82%	$2,067,251.26	$390,743.42	$113,886.24	$90,559.70	$210,414.84
34	Aug-14	$183,316,436.25	24.53%	$2,103,325.35	$539,328.77	$132,360.42	$191,585.32	$92,403.74
35	Sep-14	$161,328,359.48	24.61%	$2,100,337.19	$1,490,213.27	$231,565.29	$35,599.06	$119,542.02
36	Oct-14	$142,003,874.19	24.22%	$2,113,460.15	$1,072,147.01	$383,115.69	$334,413.75	$143,544.94
37	Nov-14	$136,129,642.98	24.15%	$2,167,322.28	$2,099,576.58	$252,239.28	$83,420.28	$420,695.39
38	Dec-14	$129,600,323.81	24.15%	$2,176,399.04	$459,036.23	$826,354.59	$254,531.46	$454,263.11
39	Jan-15	$124,971,774.23	24.14%	$2,251,043.98	$737,625.10	$595,754.79	$385,340.97	$472,153.29
40	Feb-15	$120,493,384.34	24.16%	$2,258,289.01	$515,380.43	$361,279.91	$334,985.56	$550,202.01
41	Mar-15	$115,915,413.98	24.03%	$2,264,234.72	$326,221.37	$87,253.88	$523,865.55	$519,450.04

CNH Equipment Trust 2012-A

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	February 29, 2012	Agricultural	92.62%	Annual	78.70%
Closing Date	March 21, 2012	New	45.25%	Semiannual	2.34%
Initial Aggregate Statistical Contract Value (1)(4)	$1,024,263,831.22	Used	47.38%	Quarterly	0.70%
Number of Receivables	16,170	Construction	7.38%	Monthly	12.47%
Weighted Average Adjusted APR	3.38%	New	5.76%	Other	5.79%
Weighted Average Remaining Term	54.41 months	Used	1.61%
Weighted Average Original Term	58.78 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$63,343.47	New	0.00%	Iowa	9.58%
Weighted Average Age of Contract	4.37 months	Used	0.00%	Illinois	9.20%
Weighted Average Advance Rate (2)(9)	81.56%			Minnesota	8.24%
				North Dakota	6.87%
				Nebraska	5.71%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Mar-12	$1,011,396,295.21	10.63%	$0	$426,603.21	$0	$0	$0
2	Apr-12	$998,766,145.55	10.15%	$0	$400,881.10	$12,093.33	$0	$0
3	May-12	$988,382,822.29	9.24%	$6,553.78	$274,992.47	$18,888.55	$8,310.01	$0
4	Jun-12	$972,035,899.98	10.34%	$14,538.55	$471,200.15	$106,132.79	$13,120.09	$4,446.39
5	Jul-12	$957,775,531.55	10.62%	$ 25,698.77	$498,452.71	$8,166.38	$25,388.96	$72,480.46
6	Aug-12	$938,806,718.68	11.89%	$19,687.28	$423,573.30	$135,706.02	$914.58	$72,460.53
7	Sep-12	$920,884,492.68	12.62%	$17,096.37	$838,987.92	$74,889.97	$62,044.23	$46,967.93
8	Oct-12	$876,255,588.45	16.54%	$24,938.54	$411,732.56	$219,584.95	$151,694.98	$81,938.26
9	Nov-12	$788,330,892.88	21.16%	$30,614.86	$763,919.44	$35,088.76	$155,758.61	$166,752.46
10	Dec-12	$653,592,579.99	29.41%	$85,589.16	$2,819,777.93	$204,011.20	$17,015.39	$265,291.02
11	Jan-13	$567,417,625.88	31.05%	$100,316.50	$1,447,309.25	$2,184,306.22	$51,095.33	$238,323.47
12	Feb-13	$540,235,890.79	31.57%	$214,157.55	$1,401,235.57	$713,212.50	$428,252.05	$236,123.50
13	Mar-13	$525,582,094.14	31.02%	$193,988.03	$444,727.46	$697,466.33	$194,786.99	$262,402.40
14	Apr-13	$508,907,152.10	30.87%	$239,346.87	$359,213.16	$141,125.41	$282,810.52	$249,333.86
15	May-13	$496,626,429.95	30.32%	$208,820.72	$1,583,766.67	$95,983.31	$148,494.52	$293,412.19
16	Jun-13	$483,041,973.72	30.02%	$262,788.28	$414,324.88	$151,940.83	$0	$376,735.13
17	Jul-13	$472,273,542.78	29.49%	$311,874.44	$645,447.43	$87,903.40	$165,280.95	$240,353.87
18	Aug-13	$463,640,107.58	28.87%	$338,059.63	$487,821.37	$76,270.69	$19,189.89	$187,292.67
19	Sept-13	$452,863,575.76	28.51%	$339,907.81	$654,417.52	$37,502.04	$48,280.41	$196,692.07
20	Oct-13	$436,419,188.57	28.61%	$368,140.85	$531,498.88	$221,001.82	$58,525.65	$144,525.37
21	Nov-13	$405,466,263.13	28.18%	$381,715.58	$748,734.21	$119,496.49	$25,032.20	$163,041.87
22	Dec-13	$347,883,079.39	29.61%	$418,462.45	$1,290,803.42	$168,455.36	$63,165.65	$166,821.19
23	Jan-14	$312,701,801.47	28.16%	$427,180.03	$841,347.50	$1,115,733.13	$144,279.23	$204,002.63
24	Feb-14	$302,736,316.79	27.91%	$440,654.32	$2,087,737.45	$690,293.57	$477,639.73	$252,464.37
25	Mar-14	$294,323,300.74	27.76%	$505,760.10	$1,410,533.34	$1,083,922.26	$650,589.24	$415,137.54
26	Apr-14	$287,713,346.88	27.45%	$643,113.77	$185,485.45	$66,002.50	$563,267.79	$633,257.46
27	May-14	$282,890,130.87	26.98%	$642,623.57	$1,366,207.87	$17,044.74	$20,163.68	$750,786.19
28	Jun-14	$275,837,553.06	26.83%	$737,624.64	$568,894.72	$33,501.51	$0	$350,348.08
29	Jul-14	$271,111,669.25	26.41%	$768,390.75	$986,078.62	$237,595.07	$66,142.65	$299,738.88
30	Aug-14	$267,042,993.46	26.00%	$777,780.63	$1,380,023.68	$270,152.23	$306,721.32	$365,863.77
31	Sep-14	$262,311,995.79	25.69%	$807,087.47	$318,663.20	$240,040.11	$206,771.33	$473,313.11
32	Oct-14	$250,038,018.03	26.12%	$847,949.54	$198,924.60	$112,338.79	$64,610.99	$587,156.69
33	Nov-14	$229,659,840.96	25.71%	$846,545.34	$583,732.05	$52,912.31	$0	$528,930.02
34	Dec-14	$189,629,722.45	26.87%	$918,986.74	$2,566,316.42	$261,771.29	$143,867.86	$361,517.63
35	Jan-15	$164,153,383.33	25.59%	$996,618.01	$1,807,471.55	$640,742.15	$109,097.85	$387,137.79
36	Feb-15	$158,286,669.81	25.49%	$994,332.69	$865,533.84	$826,859.80	$198,333.40	$358,827.03
37	Mar-15	$152,967,282.56	25.55%	$1,027,020.04	$724,216.57	$398,564.20	$403,117.12	$456,792.49

CNH Equipment Trust 2012-B

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	May 31, 2012	Agricultural	93.59%	Annual	76.22%
Closing Date	June 20, 2012	New	45.08%	Semiannual	2.94%
Initial Aggregate Statistical Contract Value (1)(4)	$966,464,685.94	Used	48.51%	Quarterly	0.82%
Number of Receivables	15,629	Construction	6.41%	Monthly	16.40%
Weighted Average Adjusted APR	3.45%	New	4.70%	Other	3.62%
Weighted Average Remaining Term	58.20 months	Used	1.71%
Weighted Average Original Term	61.06 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$61,837.91	New	0.00%	Illinois	7.02%
Weighted Average Age of Contract	2.86 months	Used	0.00%	Minnesota	6.92%
Weighted Average Advance Rate (2)	85.41%			North Dakota	6.46%
				Iowa	6.15%
				Texas	5.11%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jun-12	$955,051,563.07	10.95%	$287,157.44	$166,147.42	$0	$0	$0
2	Jul-12	$944,054,774.64	10.08%	$6,078.69	$453,873.85	$46,724.49	$0	$0
3	Aug-12	$929,740,596.80	10.85%	$32,264.52	$474,289.05	$123,713.60	$0	$0
4	Sep-12	$914,143,318.96	11.63%	$32,310.96	$871,842.74	$98,965.12	$56,020.21	$0
5	Oct-12	$893,977,856.79	13.11%	$58,481.49	$663,724.97	$115,478.08	$48,624.23	$22,965.90
6	Nov-12	$866,133,743.49	15.25%	$77,103.29	$1,664,155.70	$296,107.68	$64,032.11	$71,644.05
7	Dec-12	$825,502,756.24	18.57%	$339,974.52	$812,098.41	$873,089.16	$149,097.30	$109,768.01
8	Jan-13	$781,589,019.70	21.89%	$363,815.22	$1,305,505.82	$244,131.23	$854,301.46	$177,992.07
9	Feb-13	$725,553,432.59	23.70%	$428,373.82	$738,047.00	$275,485.27	$43,264.96	$884,936.14
10	Mar-13	$654,772,091.57	26.88%	$442,293.30	$1,400,967.70	$325,170.58	$191,683.43	$822,239.46
11	Apr-13	$595,416,267.38	27.90%	$939,130.71	$2,883,512.77	$769,967.50	$260,264.73	$233,408.87
12	May-13	$560,899,827.88	27.49%	$1,045,267.69	$3,123,988.16	$826,538.73	$782,709.17	$228,173.47
13	Jun-13	$547,350,400.52	26.93%	$1,087,175.12	$4,065,183.21	$1,078,186.98	$727,010.85	$470,273.16
14	Jul-13	$535,530,440.00	26.42%	$1,128,934.79	$784,250.43	$534,202.49	$1,279,242.46	$888,234.27
15	Aug-13	$525,953,657.11	25.69%	$1,223,497.17	$741,849.22	$632,786.18	$370,321.39	$1,835,604.71
16	Sept-13	$513,506,662.77	25.37%	$1,411,315.41	$594,536.27	$278,823.14	$234,853.32	$1,701,710.95
17	Oct-13	$499,684,714.33	25.22%	$1,507,066.40	$1,358,213.95	$116,623.71	$218,605.64	$1,392,128.78
18	Nov-13	$488,395,167.55	24.71%	$1,572,384.41	$1,508,733.76	$705,037.06	$31,435.30	$548,636.05
19	Dec-13	$469,155,587.28	24.88%	$1,593,723.17	$1,666,564.60	$323,145.11	$1,022,266.30	$548,462.31
20	Jan-14	$448,919,722.74	25.26%	$1,721,948.98	$1,067,749.50	$332,123.91	$1,047,197.72	$1,176,706.14
21	Feb-14	$423,640,543.10	24.76%	$1,793,643.54	$1,019,867.38	$288,058.06	$994,272.43	$862,602.89
22	Mar-14	$387,111,027.82	25.14%	$2,006,310.75	$2,926,583.73	$294,185.54	$211,796.69	$1,981,040.54
23	Apr-14	$354,844,453.56	24.72%	$2,045,392.18	$2,073,902.65	$795,456.50	$181,709.33	$1,613,556.36
24	May-14	$333,584,715.52	24.27%	$2,073,710.38	$3,003,568.21	$318,674.32	$473,141.83	$1,502,290.02
25	Jun-14	$324,259,689.95	24.15%	$2,432,751.53	$2,479,945.24	$1,069,173.51	$188,553.71	$1,383,247.35
26	Jul-14	$315,867,999.38	24.07%	$2,444,940.88	$622,948.72	$520,373.51	$712,362.72	$1,585,792.88
27	Aug-14	$309,029,460.73	23.81%	$2,463,280.14	$915,065.24	$999,169.50	$306,731.10	$1,639,424.17
28	Sep-14	$299,863,520.72	23.82%	$2,514,952.18	$1,327,529.32	$281,936.43	$64,110.57	$1,564,550.29
29	Oct-14	$291,028,818.75	23.79%	$3,052,106.94	$634,963.09	$288,737.38	$218,222.51	$796,884.87
30	Nov-14	$284,353,732.32	23.44%	$3,217,245.29	$1,574,734.45	$94,475.32	$47,315.61	$675,261.98
31	Dec-14	$272,688,485.60	23.49%	$3,232,133.28	$688,711.70	$165,378.56	$58,769.70	$637,857.58
32	Jan-15	$259,989,698.07	23.75%	$3,252,971.98	$959,055.47	$384,285.09	$111,209.10	$553,433.66
33	Feb-15	$241,321,056.93	23.49%	$3,253,212.86	$789,776.86	$471,300.65	$153,803.90	$555,467.03
34	Mar-15	$214,150,482.08	23.97%	$3,330,505.47	$2,498,945.25	$0	$401,466.98	$581,076.37

CNH Equipment Trust 2012-C

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	August 31, 2012	Agricultural	91.98%	Annual	70.18%
Closing Date	September 26, 2012	New	46.95%	Semiannual	2.63%
Initial Aggregate Statistical Contract Value (1)(4)	$765,252,789.88	Used	45.03%	Quarterly	0.86%
Number of Receivables	13,656	Construction	8.02%	Monthly	17.76%
Weighted Average Adjusted APR	3.19%	New	5.58%	Other	8.56%
Weighted Average Remaining Term	56.52 months	Used	2.44%
Weighted Average Original Term	59.28 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$56,037.84	New	0.00%	Minnesota	7.18%
Weighted Average Age of Contract	2.76 months	Used	0.00%	Iowa	7.00%
Weighted Average Advance Rate (2)(9)	84.97%			Illinois	6.82%
				North Dakota	6.70%
				Texas	5.32%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Sep-12	$749,128,621.40	19.52%	$83.05	$906,399.76	$0	$0	$0
2	Oct-12	$738,245,693.40	15.66%	$83.05	$834,783.15	$117,079.58	$0	$0
3	Nov-12	$723,068,429.44	15.65%	$13,575.80	$817,554.21	$381,040.09	$0	$0
4	Dec-12	$695,775,209.78	18.74%	$13,575.80	$845,186.26	$130,759.65	$356,038.05	$0
5	Jan-13	$671,219,189.30	20.57%	$84,556.28	$1,031,353.91	$372,492.49	$319,601.96	$170,436.42
6	Feb-13	$658,144,292.76	19.45%	$95,546.15	$1,666,568.26	$523,455.81	$265,105.83	$216,564.59
7	Mar-13	$641,723,816.42	19.56%	$145,381.14	$974,789.08	$375,489.15	$98,365.04	$357,415.90
8	Apr-13	$625,453,038.67	19.63%	$253,990.93	$880,125.60	$471,996.84	$155,176.11	$257,216.88
9	May-13	$602,577,817.43	20.39%	$295,561.18	$797,182.64	$280,793.81	$99,509.55	$233,808.21
10	Jun-13	$558,591,328.25	21.67%	$411,973.80	$935,358.98	$298,376.55	$170,331.19	$246,445.36
11	Jul-13	$510,931,614.05	22.87%	$463,960.73	$1,962,015.44	$367,121.56	$137,449.82	$388,696.38
12	Aug-13	$467,247,024.33	23.27%	$478,795.20	$1,833,600.93	$1,270,436.82	$400,212.16	$251,459.47
13	Sept-13	$453,360,105.36	22.89%	$502,511.35	$2,909,752.20	$1,134,958.84	$718,497.07	$374,016.98
14	Oct-13	$442,431,433.91	22.66%	$618,463.85	$686,053.47	$1,274,129.65	$552,596.95	$602,128.38
15	Nov-13	$431,623,958.36	22.33%	$697,339.63	$1,499,354.81	$274,651.12	$980,271.38	$522,663.21
16	Dec-13	$412,051,723.38	22.89%	$784,161.56	$1,183,826.37	$399,656.51	$84,412.16	$964,678.20
17	Jan-14	$395,454,123.35	23.18%	$849,866.68	$1,098,957.25	$521,699.89	$561,485.08	$850,801.12
18	Feb-14	$386,274,005.37	22.83%	$848,878.96	$1,921,744.39	$521,969.45	$445,379.48	$1,025,609.44
19	Mar-14	$375,393,765.94	22.84%	$915,731.71	$1,606,494.18	$629,747.23	$129,360.46	$1,151,501.62
20	Apr-14	$364,946,765.33	22.83%	$987,398.08	$1,154,507.63	$101,982.71	$306,973.29	$867,625.50
21	May-14	$351,414,874.17	23.14%	$1,087,489.02	$848,987.85	$210,187.11	$63,843.38	$743,849.16
22	Jun-14	$324,493,409.03	23.26%	$1,126,912.88	$790,506.03	$375,658.39	$87,778.68	$434,588.66
23	Jul-14	$294,731,593.69	23.44%	$1,148,196.28	$3,179,567.33	$235,322.23	$63,967.32	$536,154.86
24	Aug-14	$272,062,325.51	22.51%	$1,168,445.85	$1,318,314.40	$1,370,348.40	$252,692.31	$503,934.84
25	Sep-14	$261,994,254.77	22.49%	$1,229,196.78	$3,530,610.67	$702,570.35	$376,874.68	$495,860.81
26	Oct-14	$255,194,691.47	22.39%	$1,315,890.74	$828,262.27	$929,162.02	$783,842.24	$484,308.05
27	Nov-14	$248,876,682.02	22.15%	$1,361,266.60	$1,687,886.34	$335,303.64	$487,315.43	$927,514.64
28	Dec-14	$239,503,484.51	22.06%	$1,372,591.56	$916,028.87	$172,222.78	$375,602.91	$1,140,433.93
29	Jan-15	$230,356,931.48	22.03%	$1,426,959.05	$1,879,072.68	$720,294.46	$79,892.80	$1,085,853.68
30	Feb-15	$223,977,095.09	21.92%	$1,482,429.04	$1,278,844.26	$1,101,263.93	$38,513.60	$1,053,768.93
31	Mar-15	$217,800,062.66	21.90%	$1,585,795.70	$986,703.56	$332,150.37	$423,047.12	$814,680.03

CNH Equipment Trust 2012-D

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	October 31, 2012	Agricultural	93.88%	Annual	71.92%
Closing Date	November 21, 2012	New	50.28%	Semiannual	2.05%
Initial Aggregate Statistical Contract Value (1)(4)	$693,127,163.49	Used	43.60%	Quarterly	0.87%
Number of Receivables	13,832	Construction	6.12%	Monthly	14.71%
Weighted Average Adjusted APR	3.15%	New	4.17%	Other	10.46%
Weighted Average Remaining Term	55.12 months	Used	1.95%
Weighted Average Original Term	59.86 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$50,110.41	New	0.00%	Illinois	8.37%
Weighted Average Age of Contract	4.74 months	Used	0.00%	Iowa	8.33%
Weighted Average Advance Rate (2)(9)	83.57%			Minnesota	7.60%
				North Dakota	5.25%
				Indiana	5.06%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Nov-12	$679,701,172.66	14.79%	$0	$738,874.43	$0	$0	$0
2	Dec-12	$658,232,203.28	19.35%	$2.00	$1,854,667.82	$123,160.59	$0	$0
3	Jan-13	$643,468,601.05	18.43%	$2.00	$739,181.02	$ 468,969.34	$110,948.68	$0
4	Feb-13	$633,009,246.33	16.53%	$41,636.96	$1,365,632.79	$15,918.02	$103,224.55	$18,849.02
5	Mar-13	$622,959,106.08	15.01%	$42,077.64	$384,392.06	$421,784.68	$12,041.91	$112,788.23
6	Apr-13	$612,397,557.04	14.60%	$54,238.45	$367,361.22	$276,457.35	$29,688.07	$62,641.15
7	May-13	$605,279,128.95	13.71%	$144,888.62	$944,078.40	$128,413.47	$6,000.67	$32,209.03
8	Jun-13	$594,760,826.81	13.66%	$156,607.73	$1,150,638.09	$633,739.62	$95,832.65	$23,534.25
9	Jul-13	$578,815,707.37	14.11%	$195,565.55	$946,748.26	$27,722.40	$392,184.99	$84,983.52
10	Aug-13	$549,372,973.15	16.89%	$271,516.24	$633,986.66	$81,211.93	$3,598.72	$397,834.37
11	Sept-13	$492,035,829.60	17.91%	$267,163.18	$2,562,488.23	$96,099.23	$29,023.87	$322,089.06
12	Oct-13	$433,465,999.54	19.74%	$297,998.70	$2,543,455.84	$86,009.00	$3,864.72	$150,004.68
13	Nov-13	$417,648,461.16	19.78%	$312,045.43	$2,907,535.61	$1,038,336.60	$21,325.86	$138,912.15
14	Dec-13	$397,615,987.97	20.45%	$374,708.23	$1,146,022.16	$1,281,312.56	$672,415.29	$8,739.43
15	Jan-14	$382,590,080.38	20.67%	$393,901.44	$918,998.45	$586,963.75	$1,417,297.41	$402,186.40
16	Feb-14	$374,331,359.12	20.33%	$526,463.51	$985,550.07	$298,547.71	$407,686.87	$739,318.09
17	Mar-14	$364,141,228.79	20.27%	$508,977.41	$1,022,334.72	$24,005.71	$813,916.75	$704,493.16
18	Apr-14	$355,511,628.83	20.24%	$507,645.16	$1,493,167.76	$150,597.30	$9,146.55	$999,895.36
19	May-14	$346,715,424.49	20.38%	$558,430.26	$134,737.57	$1,226,506.56	$67,670.65	$584,209.35
20	June-14	$339,356,448.96	20.26%	$644,757.66	$557,409.88	$58,793.22	$1,445.73	$576,581.27
21	July-14	$333,218,795.69	20.01%	$655,973.81	$325,611.35	$231,217.81	$0	$565,011.19
22	Aug-14	$319,407,791.59	20.68%	$753,386.67	$319,504.00	$352,224.22	$44,982.69	$536,140.85
23	Sep-14	$286,302,234.03	20.31%	$887,658.61	$785,404.12	$227,213.89	$132,030.39	$349,473.05
24	Oct-14	$255,170,053.78	19.83%	$912,072.15	$3,477,935.00	$28,746.05	$11,759.08	$453,571.91
25	Nov-14	$246,070,774.77	19.81%	$952,936.65	$4,774,818.01	$1,500,979.30	$17,874.53	$448,061.06
26	Dec-14	$234,997,555.69	19.97%	$1,001,195.53	$1,467,317.08	$1,974,776.71	$976,414.05	$473,403.54
27	Jan-15	$227,055,974.48	19.87%	$1,028,967.88	$354,543.69	$736,374.03	$2,134,931.85	$1,253,005.28
28	Feb-15	$220,604,553.76	20.02%	1,207,996.78	526,278.14	447,001.20	432,753.23	1,129,069.78
29	Mar-15	$213,456,800.92	20.20%	1,221,234.50	321,552.10	181,940.73	49,451.48	1,116,176.96

CNH Equipment Trust 2013-A

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	January 31, 2013	Agricultural	93.34%	Annual	81.23%
Closing Date	February 21, 2013	New	46.66%	Semiannual	2.09%
Initial Aggregate Statistical Contract Value (1)(4)	$1,295,877,046.53	Used	46.68%	Quarterly	0.49%
Number of Receivables	15,438	Construction	6.66%	Monthly	11.88%
Weighted Average Adjusted APR	2.60%	New	5.31%	Other	4.31%
Weighted Average Remaining Term	58.99 months	Used	1.35%
Weighted Average Original Term	60.62 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$83,940.73	New	0.00%	Iowa	9.36%
Weighted Average Age of Contract	1.63 months	Used	0.00%	Illinois	8.77%
Weighted Average Advance Rate (2)	81.23%			Minnesota	8.70%
				North Dakota	6.93%
				Nebraska	4.79%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Feb-13	$1,282,494,474.31	9.87%	$150.00	$147,333.78	$0	$0	$0
2	Mar-13	$1,266,473,149.48	10.37%	$263.81	$709,428.04	$0	$0	$0
3	Apr-13	$1,249,678,198.85	10.76%	$99,046.87	$367,287.86	$86,897.12	$0	$0
4	May-13	$1,238,007,030.19	10.03%	$99,046.87	$751,835.13	$99,301.99	$317,603.06	$0
5	Jun-13	$1,224,021,254.81	9.88%	$163,224.44	$579,020.09	$139,637.69	$99,686.86	$317,808.37
6	Jul-13	$1,207,364,613.06	10.11%	$164,289.78	$1,481,210.40	$288,703.74	$13,221.26	$477,588.12
7	Aug-13	$1,184,890,828.54	11.31%	$220,249.88	$284,262.39	$1,189,959.44	$0	$433,475.23
8	Sept-13	$1,168,380,496.26	11.55%	$274,417.55	$823,041.62	$18,322.87	$1,132,278.17	$82,559.18
9	Oct-13	$1,126,178,687.73	14.10%	$324,200.74	$482,002.78	$3,350.86	$0	$1,132,971.25
10	Nov-13	$1,034,270,999.67	17.54%	$329,321.38	$1,363,606.29	$146,547.62	$0	$1,135,763.53
11	Dec-13	$873,681,476.86	23.90%	$442,407.60	$1,789,027.18	$569,450.42	$48,281.33	$728,803.72
12	Jan-14	$781,709,310.76	24.52%	$645,324.48	$1,569,299.33	$2,056,022.02	$432,753.53	$608,685.10
13	Feb-14	$762,112,090.29	24.22%	$695,985.96	$2,835,725.08	$1,779,579.56	$411,993.44	$735,701.22
14	Mar-14	$749,014,815.55	23.57%	$805,424.90	$1,388,324.69	$890,669.04	$992,496.35	$1,196,691.26
15	Apr-14	$736,438,305.87	23.00%	$920,592.93	$477,768.86	$369,318.66	$484,914.05	$1,181,051.13
16	May-14	$725,559,302.90	22.45%	$1,123,700.72	$889,955.81	$271,003.21	$303,068.16	$539,713.67
17	Jun-14	$715,078,951.05	21.89%	$1,260,501.79	$536,131.90	$546,491.15	$191,209.22	$631,641.62
18	Jul-14	$705,135,130.28	21.32%	$1,300,855.55	$1,046,049.06	$129,934.76	$387,577.57	$702,326.16
19	Aug-14	$696,907,083.14	20.80%	$1,359,195.04	$398,290.77	$589,577.42	$182,925.14	$921,824.63
20	Sep-14	$683,779,579.49	20.67%	$1,775,557.41	$1,272,924.34	$103,689.76	$25,615.43	$477,028.28
21	Oct-14	$662,209,793.23	20.99%	$1,815,545.60	$380,849.84	$391,814.42	$57,064.77	$461,967.10
22	Nov-14	$618,954,300.99	20.97%	$1,824,268.28	$1,124,073.60	$265,288.92	$194,344.18	$448,072.01
23	Dec-14	$532,833,348.17	22.15%	$1,864,399.70	$3,812,641.31	$509,875.44	$25,498.83	$614,486.18
24	Jan-15	$484,578,676.18	20.97%	$2,010,425.15	$2,877,422.41	$2,329,478.59	$1,500,993.62	$561,106.92
25	Feb-15	$469,464,362.53	21.12%	$2,210,879.41	$3,713,574.08	$1,115,187.63	$1,206,383.88	576,353.00
26	Mar-15	$459,466,216.23	21.01%	$2,425,993.84	$1,783,932.04	$1,284,629.00	$1,010,636.34	1,431,224.79

CNH Equipment Trust 2013-B

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	April 30, 2013	Agricultural	92.16%	Annual	76.88%
Closing Date	May 30, 2013	New	44.34%	Semiannual	2.70%
Initial Aggregate Statistical Contract Value (1)(4)	$741,888,556.52	Used	47.82%	Quarterly	0.79%
Number of Receivables	11,273	Construction	7.84%	Monthly	17.19%
Weighted Average Adjusted APR	3.28%	New	5.44%	Other	2.45%
Weighted Average Remaining Term	58.20 months	Used	2.40%
Weighted Average Original Term	59.86 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$65,811.10	New	0.00%	Illinois	8.39%
Weighted Average Age of Contract	1.66 months	Used	0.00%	Minnesota	6.63%
Weighted Average Advance Rate (2)	84.52%			North Dakota	6.06%
				Iowa	5.98%
				Texas	4.83%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	May-13	$733,536,772.29	11.06%	$0	$34,181.92	$0	$0	$0
2	Jun-13	$724,860,665.52	10.63%	$0	$591,953.34	$24,936.85	$0	$0
3	Jul-13	$717,331,633.21	9.95%	$0	$241,949.45	$576,709.90	$25,157.12	$0
4	Aug-13	$704,979,358.17	11.36%	$6,037.04	$302,550.97	$78,371.30	$102,146.35	$18,111.10
5	Sept-13	$696,261,736.37	11.04%	$34,112.14	$760,153.70	$228,213.89	$80,033.24	$71,222.08
6	Oct-13	$684,891,218.97	11.48%	$41,702.72	$433,540.87	$592,939.91	$17,749.62	$83,846.70
7	Nov-13	$672,135,422.04	12.18%	$86,608.38	$753,666.58	$24,100.32	$34,082.63	$35,233.99
8	Dec-13	$641,598,898.83	15.97%	$155,761.12	$444,928.07	$406,735.12	$89,840.39	$70,171.81
9	Jan-14	$605,952,038.84	19.38%	$176,123.17	$669,643.89	$171,940.83	$47,469.79	$143,328.26
10	Feb-14	$562,514,057.24	19.96%	$193,990.61	$2,307,604.55	$221,423.13	$77,019.37	$74,429.69
11	Mar-14	$504,200,215.38	22.41%	$272,941.13	$3,038,769.68	$267,831.79	$62,304.99	$132,373.86
12	Apr-14	$462,397,959.29	21.81%	$405,923.73	$2,369,578.97	$982,387.61	$225,631.76	$106,251.69
13	May-14	$451,949,666.03	21.76%	$440,945.79	$3,192,567.69	$716,463.72	$781,940.18	$246,362.42
14	Jun-14	$443,966,402.17	21.33%	$514,541.20	$1,393,671.03	$1,268,749.85	$213,091.49	$708,732.25
15	Jul-14	$436,960,834.04	20.85%	$559,170.72	$1,066,004.41	$465,815.34	$268,116.12	$678,055.08
16	Aug-14	$430,444,918.54	20.32%	$598,227.23	$625,215.02	$948,770.38	$0	$738,881.31
17	Sep-14	$424,145,868.59	19.82%	$649,177.89	$1,089,877.33	$168,639.81	$291,820.37	$595,818.50
18	Oct-14	$417,386,486.53	19.41%	$681,128.50	$753,189.73	$26,499.33	$57,814.12	$766,664.53
19	Nov-14	$412,667,881.41	18.83%	$729,644.73	$931,885.47	$252,517.68	$3,232.20	$509,947.96
20	Dec-14	$400,193,987.44	19.09%	$740,965.19	$781,791.02	$274,994.28	$232,014.24	$1,023,843.63
21	Jan-15	$382,154,015.17	19.75%	$814,860.74	$1,658,990.67	$765,958.51	$365,260.37	$934,638.04
22	Feb-15	$351,314,395.32	19.84%	$999,963.36	$1,171,795.97	$315,602.15	$341,352.69	$1,068,400.72
23	Mar-15	$311,980,624.28	20.69%	$1,231,379.52	$2,494,646.12	$619,390.02	$100,552.14	$948,214.67

CNH Equipment Trust 2013-C

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	July 31, 2013	Agricultural	91.31%	Annual	67.26%
Closing Date	August 29, 2013	New	52.71%	Semiannual	3.48%
Initial Aggregate Statistical Contract Value (1)(4)	$784,525,857.20	Used	38.60%	Quarterly	0.80%
Number of Receivables	16,964	Construction	8.69%	Monthly	21.55%
Weighted Average Adjusted APR	3.10%	New	6.51%	Other	6.91%
Weighted Average Remaining Term	55.50 months	Used	2.18%
Weighted Average Original Term	60.29 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$46,246.51	New	0.00%	Minnesota	6.57%
Weighted Average Age of Contract	4.79 months	Used	0.00%	Illinois	6.49%
Weighted Average Advance Rate (2)	86.45%			Texas	5.70%
				North Dakota	5.37%
				Iowa	4.65%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Aug-13	$770,752,164.02	10.22%	$35,514.39	$462,570.69	$0	$0	$0
2	Sept-13	$757,262,223.33	9.89%	$36,661.21	$2,354,963.88	$158,778.18	$0	$0
3	Oct-13	$744,288,666.46	10.92%	$24,840.71	$1,890,252.20	$1,329,423.41	$0	$0
4	Nov-13	$730,687,496.75	11.06%	$36,178.36	$968,712.47	$305,129.71	$1,313,747.97	$0
5	Dec-13	$705,614,522.60	13.78%	$97,210.77	$793,131.51	$220,934.81	$171,792.28	$1,372,392.07
6	Jan-14	$680,166,066.68	16.35%	$126,125.87	$1,791,443.44	$458,950.69	$284,339.86	$1,513,808.91
7	Feb-14	$667,833,042.35	16.05%	$131,166.39	$683,512.60	$277,847.72	$219,082.88	$1,124,554.92
8	Mar-14	$649,764,503.50	16.84%	$173,433.44	$1,914,470.25	$221,938.04	$28,793.12	$1,172,112.36
9	Apr-14	$621,248,873.86	18.76%	$183,910.08	$1,195,618.59	$457,825.23	$175,312.09	$51,838.08
10	May-14	$568,668,035.53	20.06%	$245,245.47	$1,430,967.76	$167,239.31	$403,123.12	$192,318.85
11	Jun-14	$516,149,432.83	21.07%	$433,824.20	$3,348,618.88	$982,494.60	$71,193.46	$230,316.81
12	Jul-14	$488,588,854.17	19.95%	$499,558.67	$7,981,291.95	$1,083,819.10	$1,079,228.52	$388,525.14
13	Aug-14	$474,789,037.80	19.71%	$627,345.56	$1,307,448.27	$3,532,652.78	$1,764,937.05	$578,561.81
14	Sep-14	$461,919,084.43	19.49%	$814,198.66	$675,936.71	$382,430.37	$2,387,753.77	$1,397,379.24
15	Oct-14	$450,469,511.84	19.52%	$914,171.16	$924,628.72	$16,063.64	$157,160.69	$3,116,067.60
16	Nov-14	$440,939,760.60	19.12%	$1,257,936.62	$1,859,802.65	$656,239.78	$3,849.32	$2,011,645.89
17	Dec-14	$425,851,217.29	19.22%	$1,351,529.75	$2,764,645.85	$963,973.41	$498,081.22	$1,730,303.30
18	Jan-15	$411,068,195.30	19.60%	$1,443,279.11	$1,524,436.21	$993,358.18	$2,105,215.77	$1,620,638.14
19	Feb-15	$402,290,184.18	19.48%	$1,885,402.11	$683,366.02	$756,838.15	$829,577.78	$1,428,266.20
20	Mar-15	$391,146,851.35	19.66%	$1,959,677.58	$626,461.35	$297,737.94	$603,910.46	$928,770.12

CNH Equipment Trust 2013-D

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	October 31, 2013	Agricultural	93.36%	Annual	74.43%
Closing Date	November 20, 2013	New	45.29%	Semiannual	2.26%
Initial Aggregate Statistical Contract Value (1)(4)	$852,526,685.87	Used	48.07%	Quarterly	0.63%
Number of Receivables	15,933	Construction	6.64%	Monthly	15.12%
Weighted Average Adjusted APR	3.35%	New	4.77%	Other	7.56%
Weighted Average Remaining Term	54.74 months	Used	1.87%
Weighted Average Original Term	60.55 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$53,506.98	New	0.00%	Illinois	8.30%
Weighted Average Age of Contract	5.81 months	Used	0.00%	Iowa	7.23%
Weighted Average Advance Rate (2)	84.44%			Minnesota	6.90%
				North Dakota	5.04%
				Indiana	4.99%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Nov-13	$836,589,039.69	10.12%	$11,693.72	$682,439.11	$0	$0	$0
2	Dec-13	$806,175,466.63	15.43%	$11,693.72	$831,595.26	$135,351.80	$0	$0
3	Jan-14	$780,798,430.45	17.09%	$21,357.31	$1,567,715.00	$240,628.42	$38,932.35	$0
4	Feb-14	$768,945,622.46	15.20%	$45,327.75	$1,837,859.06	$551,472.59	$40,174.54	$29,730.16
5	Mar-14	$754,410,025.91	15.07%	$177,560.20	$1,104,822.95	$259,839.14	$347,203.27	$26,294.99
6	Apr-14	$744,166,067.14	14.20%	$187,314.95	$763,088.03	$588,747.24	$67,843.25	$353,597.88
7	May-14	$730,882,731.80	14.37%	$226,052.32	$783,582.54	$155,560.62	$645,306.56	$327,241.81
8	Jun-14	$716,858,957.74	14.65%	$271,593.01	$567,918.82	$243,919.77	$109,866.24	$845,630.02
9	Jul-14	$680,908,766.91	16.50%	$377,252.00	$944,742.79	$51,141.47	$239,253.09	$776,831.08
10	Aug-14	$622,090,109.81	18.54%	$471,672.14	$2,170,931.42	$332,275.81	$10,884.46	$798,890.29
11	Sep-14	$563,927,517.90	18.67%	$717,493.38	$3,573,530.62	$776,393.82	$147,914.63	$395,944.79
12	Oct-14	$541,656,702.67	18.14%	$821,553.17	$4,004,499.45	$859,526.24	$914,590.72	$501,604.03
13	Nov-14	$525,267,283.97	17.86%	$876,118.38	$2,305,431.88	$1,707,656.84	$240,639.80	$1,080,848.73
14	Dec-14	$496,023,948.03	18.75%	$977,486.01	$1,599,781.96	$466,668.35	$1,043,260.79	$965,185.22
15	Jan-15	$477,905,089.29	18.97%	$1,078,028.10	$2,719,377.48	$695,822.07	$358,468.35	$1,289,751.02
16	Feb-15	$468,415,115.11	18.63%	$1,127,303.47	$2,001,295.27	$1,028,155.27	$76,770.35	$1,418,821.38
17	Mar-15	$454,613,235.24	19.00%	$1,150,223.50	$953,323.32	$805,320.63	$697,858.33	$1,047,174.90

CNH Equipment Trust 2014-A

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	January 31, 2014	Agricultural	93.29%	Annual	77.90%
Closing Date	February 20, 2014	New	47.74%	Semiannual	2.59%
Initial Aggregate Statistical Contract Value (1)(4)	$1,067,779,849.06	Used	45.55%	Quarterly	0.46%
Number of Receivables	13,092	Construction	6.71%	Monthly	13.22%
Weighted Average Adjusted APR	3.26%	New	5.37%	Other	5.84%
Weighted Average Remaining Term	58.81 months	Used	1.33%
Weighted Average Original Term	61.02 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$81,559.72	New	0.00%	Illinois	9.78%
Weighted Average Age of Contract	2.21 months	Used	0.00%	Iowa	8.49%
Weighted Average Advance Rate (2)	81.90%			Minnesota	7.12%
				Indiana	5.30%
				North Dakota	5.19%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Feb-14	$1,056,304,283.69	10.15%	$0	$683,233.99	$0	$0	$0
2	Mar-14	$1,044,838,005.43	9.32%	$18,864.70	$742,934.57	$595,737.22	$0	$0
3	Apr-14	$1,032,528,356.32	9.28%	$18,864.70	$419,329.03	$327,198.13	$184,328.58	$0
4	May-14	$1,021,313,771.31	9.21%	$27,941.25	$711,545.87	$66,856.25	$241,193.61	$185,096.24
5	Jun-14	$1,011,499,246.40	8.82%	$79,266.25	$619,895.56	$113,097.53	$67,139.35	$225,524.43
6	Jul-14	$1,000,613,009.02	8.76%	$79,266.25	$1,622,765.52	$38,901.21	$101,337.42	$239,436.95
7	Aug-14	$988,062,445.46	9.18%	$41,096.85	$622,605.83	$662,590.42	$18,499.95	$292,481.91
8	Sep-14	$957,367,117.08	11.91%	$84,069.63	$924,678.54	$65,687.90	$365,082.22	$217,658.00
9	Oct-14	$906,252,112.40	13.02%	$82,850.16	$1,595,758.38	$273,882.88	$0	$558,908.25
10	Nov-14	$845,400,088.92	13.98%	$83,594.37	$5,293,143.41	$393,921.49	$269,101.70	$564,267.19
11	Dec-14	$725,885,171.48	20.25%	$152,233.71	$5,593,927.46	$2,115,592.05	$232,945.13	$663,393.46
12	Jan-15	$681,452,573.91	20.29%	$260,664.82	$4,050,777.44	$4,521,968.14	$1,950,895.98	$595,976.00
13	Feb-15	$668,451,609.50	19.99%	$685,562.15	$2,890,336.44	$1,707,470.96	$1,998,636.52	$1,706,120.61
14	Mar-15	$653,068,112.87	20.01%	$1,202,670.55	$1,945,464.47	$1,282,666.77	$1,161,981.63	$3,472,404.31

CNH Equipment Trust 2014-B

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	April 30, 2014	Agricultural	92.24%	Annual	74.85%
Closing Date	June 11, 2014	New	44.85%	Semiannual	2.81%
Initial Aggregate Statistical Contract Value (1)(4)	$1,036,204,227.59	Used	47.38%	Quarterly	0.69%
Number of Receivables	14,281	Construction	7.76%	Monthly	16.81%
Weighted Average Adjusted APR	3.35%	New	5.39%	Other	4.83%
Weighted Average Remaining Term	57.72 months	Used	2.37%
Weighted Average Original Term	60.55 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$72,558.24	New	0.00%	Illinois	8.61%
Weighted Average Age of Contract	2.83 months	Used	0.00%	Minnesota	7.13%
Weighted Average Advance Rate (2)	83.77%			Iowa	6.29%
				North Dakota	6.06%
				Indiana	4.93%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
2	Jun-14	$1,013,787,799.58	9.75%	$7,132.91	$606,640.63	$0	$0	$0
3	Jul-14	$1,002,372,174.46	9.28%	$17,223.24	$234,005.40	$171,412.71	$83,574.34	$0
4	Aug-14	$988,792,449.30	9.74%	$18,255.31	$466,725.52	$397,776.12	$36,468.43	$61,291.66
5	Sep-14	$972,416,464.31	10.71%	$21,009.55	$540,228.69	$152,305.78	$0	$27,268.22
6	Oct-14	$954,662,284.02	10.85%	$23,803.54	$1,419,966.25	$43,521.85	$22,416.47	$0
7	Nov-14	$934,312,800.40	11.14%	$270,419.92	$1,126,032.48	$771,545.07	$43,872.74	$13,048.24
8	Dec-14	$872,463,368.32	16.48%	$309,148.92	$1,645,749.12	$8,229.32	$250,853.63	$744,026.21
9	Jan-15	$796,350,356.60	18.55%	$351,817.38	$1,719,823.97	$1,762,886.58	$134,062.69	$901,881.02
10	Feb-15	$751,244,230.11	19.09%	$562,860.72	$2,580,245.50	$544,667.84	$354,898.79	$910,599.95
11	Mar-15	$692,789,018.57	21.25%	$696,963.61	$3,512,589.88	$1,008,989.84	$392,083.55	$1,236,378.55

CNH Equipment Trust 2014-C

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	September 30, 2014	Agricultural	91.51%	Annual	67.88%
Closing Date	October 23, 2014	New	48.27%	Semiannual	4.10%
Initial Aggregate Statistical Contract Value (1)(4)	$1,036,084,116.13	Used	43.24%	Quarterly	0.78%
Number of Receivables	19,733	Construction	8.49%	Monthly	21.47%
Weighted Average Adjusted APR	3.34%	New	5.50%	Other	5.77%
Weighted Average Remaining Term	55.90 months	Used	2.99%
Weighted Average Original Term	60.45 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$52,505.15	New	0.00%	Illinois	7.43%
Weighted Average Age of Contract	4.55 months	Used	0.00%	Texas	6.61%
Weighted Average Advance Rate (2)	86.32%			Minnesota	5.75%
				North Dakota	5.71%
				Indiana	4.37%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Oct-14	$1,021,904,867.73	11.55%	$0	$242,561.82	$0	$0	$0
2	Nov-14	$1,009,883,880.97	8.84%	$4,125.30	$714,220.31	$24,769.93	$0	$0
3	Dec-14	$981,528,355.56	12.36%	$25,808.00	$1,469,951.99	$7,274.45	$20,120.32	$0
4	Jan-15	$957,411,928.58	13.43%	$104,431.07	$2,137,715.76	$1,217,258.89	$19,650.34	$13,868.37
5	Feb-15	$941,271,748.01	13.08%	$120,832.67	$2,270,354.79	$717,652.03	$291,163.70	$21,142.82
6	Mar-15	$915,583,520.52	14.40%	$235,404.91	$1,725,882.64	$305,244.90	$499,997.11	$270,775.94

CNH Equipment Trust 2015-A

Original Pool Characteristics as of the Cutoff Date

		Equipment Types (3)(8)		Payment Frequencies (3)(8)
Cutoff Date	January 31, 2015	Agricultural	91.12%	Annual	73.15%
Closing Date	March 4, 2015	New	42.76%	Semiannual	3.03%
Initial Aggregate Statistical Contract Value (1)(4)	$840,156,958.37	Used	48.36%	Quarterly	0.65%
Number of Receivables	13,277	Construction	8.88%	Monthly	15.77%
Weighted Average Adjusted APR	3.43%	New	6.27%	Other	7.40%
Weighted Average Remaining Term	56.38 months	Used	2.60%
Weighted Average Original Term	61.06 months	Consumer	0.00%	Geographic Distribution (Top 5) (3)
Average Statistical Contract Value	$63,279.13	New	0.00%	Illinois	8.55%
Weighted Average Age of Contract	4.68 months	Used	0.00%	Iowa	6.23%
Weighted Average Advance Rate (2)	84.32%			Minnesota	5.53%
				Indiana	5.17%
				Texas	5.12%

Months
from		End-of-Month	Life-to-Date
Cutoff		Aggregate Statistical	Prepayment	Cumulative Net	Delinquencies (7)
Date	Date	Contract Value (1) (4)	Factor (5)	Losses (6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Feb-15	$831,333,944.54	8.72%	$20,382.52	$656,433.16	$25,562.11	$0	$0
2	Mar-15	$820,402,893.35	9.03%	$20,482.52	$848,122.82	$205,457.18	$0	$0

PROSPECTUS

CNH Equipment Trusts

Asset Backed Notes

CNH Capital Receivables LLC

Depositor

CNH Industrial Capital America LLC

Sponsor and Originator

New Holland Credit Company, LLC

Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and page S-9 in your prospectus supplement.

Notes in your series represent obligations only of the issuing entity that issues them.

No one else is liable for the payments due on your notes.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The Trusts—

•                  We (CNH Capital Receivables LLC) will form a new trust to issue each series of notes offered by this prospectus.

•                  The assets of each trust:

•                  will be those described below and will primarily be a pool of receivables of one or more of the following types:

•                  retail installment sale contracts or retail installment loans, including consumer installment loans, secured by new or used agricultural, construction or other equipment and

•                  leases of similar equipment.

•                  will also include interests in financed or leased equipment, proceeds from claims on related insurance policies (to the extent not used to purchase substitute equipment), and amounts on deposit in specified bank accounts and may also include other credit enhancements.

•                  may also include, with respect to leased equipment, proceeds from the sale of the leased equipment and any residual value insurance proceeds.

The Notes—

•                  will be asset backed notes issued periodically in designated series of one or more classes.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

May 1, 2015

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

We tell you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of notes, including, without limitation:

•                  the timing of any interest and principal payments;

•                  the priority of any interest and principal payments;

•                  financial and other information about the receivables;

•                  information about credit enhancement, if any, for each class; and

•                  the method for selling the offered notes.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the notes in any state where the offer is not permitted.

We include cross references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

ii

iii

SUMMARY: OVERVIEW OF TRANSACTIONS

Each series of securities will be issued by a separate trust and will include:

•                  one or more classes of notes, representing debt of the trust; and

•                  one or more classes of certificates, representing ownership interests in the trust.

Payments on the certificates issued by a trust will be junior in priority to payments on the related notes.  In addition, if a series includes two or more classes of notes or two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rates or amount of distributions in respect of principal or interest.  We will disclose the details of these timing, priority and other matters, if applicable, in a prospectus supplement.

The primary assets of each trust will be a pool of receivables.  Each trust will also include spread accounts or other credit enhancements for the benefit of some or all of the trust’s securities.

We will sell receivables to each trust on the issuance date for that trust’s securities.  In addition, to the extent described in the related prospectus supplement, each trust may have a pre-funding period.  In that case, a portion of the cash raised from the sale of the related securities will be placed in a pre-funding account.  The trust will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than twelve months.

A substantial majority of the receivables included in the trusts will be originated by CNH Industrial Capital America LLC indirectly by purchase from dealers.  A trust may also hold receivables originated directly by CNH Industrial Capital America LLC and consumer installment loans originated indirectly by

CNH Industrial Capital America LLC by purchase from one or more unaffiliated entities in programs provided to dealers.  Finally, a small portion of a trust’s receivables may have been originated by New Holland Credit Company, LLC prior to May 2005, previously securitized and acquired by CNH Industrial Capital America LLC through the exercise of its cleanup call relating to the applicable prior securitization transaction.  We will buy the receivables from CNH Industrial Capital America LLC.

New Holland Credit Company, LLC will service receivables that are transferred to the trusts under one of the agreements entered into by each trust, subject to removal upon specified servicer defaults.  New Holland Credit Company, LLC will also act as administrator for each trust.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.

The principal payment on any series of notes on any payment date will depend mostly upon the amount of collections received on that trust’s receivables during the prior calendar month or, in the case of the initial payment date, during the period from the day after the initial cutoff date to the end of the calendar month preceding the initial payment date. As a result, the rate at which payments on the receivables are received will affect the rate at which principal is paid on the related notes. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

•                                Receivables may be voluntarily prepaid, in full or in part, including in connection with refinancings or servicer modifications to the receivables, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Based on its experience with similar receivables, the servicer expects that a substantial portion of the receivables in many trusts will be repaid prior to their contractual maturity dates. A trust’s receivables may also include payments due under true leases, which have not historically experienced much prepayment. However, prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

•                                We, CNH Industrial Capital America LLC or the servicer of the receivables may be required to repurchase one or more receivables from a trust. In that case, the repurchase price received by the trust will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the trust, or CNH Industrial Capital America LLC, at the time it sold receivables to us, made inaccurate representations about a receivable or the servicer violated specified servicing obligations or made certain modifications to a receivable.

•                                Any of the depositor, the servicer or CNH Industrial Capital America LLC, if so provided in the related prospectus supplement may purchase all of a trust’s receivables after they have paid down to 10% of their aggregate balance as of the applicable cutoff date at the time they were transferred to the trust. In this case, the purchase price received by the trust will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related notes. On the other hand, the payment schedule under a receivable may be extended or revised by the servicer as discussed under “Servicer—Servicing Procedures”, which may lengthen the average life of the related notes.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your trust. If you purchase a note at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your note could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a note at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your note could result in an actual yield that is less than the anticipated yield.

Bankruptcy of CNH Industrial Capital America LLC may cause payment delays or losses.

CNH Industrial Capital America LLC will sell receivables to us, directly or indirectly. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that CNH Industrial Capital America LLC effectively still owns the receivables supporting any series of securities. This could happen if a court presiding over a bankruptcy were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

•                                the automatic stay which prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

•                                tax or government liens on CNH Industrial Capital America LLC’s property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections before the collections are used to make payments on the notes;

•                                rejection by CNH Industrial Capital America LLC or its bankruptcy trustee of any lease that was deemed to be a “true lease,” which would result in the termination of scheduled payments under that lease; or

•                                the fact that the trust might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Servicer—Collections and Accounts” for a description of the time the servicer is allowed to commingle collections with its funds.

Bankruptcy of an equipment dealer may cause payment delays or losses.

A substantial portion of the receivables may be or may have been originated by equipment dealers and purchased by CNH Industrial Capital America LLC. A portion of those receivables provide for recourse to the originating dealer for defaults by the obligors (in some cases through repurchase requirements). See “Origination of Receivables—Dealer Agreements” in this prospectus.

In the event of a dealer’s bankruptcy, a creditor, the bankruptcy trustee of the dealer or the dealer itself might assert that the sales of receivables to CNH Industrial Capital America LLC are loans to the dealer. Such an assertion could result in payment delays and, if successful, losses on the affected receivables. In those circumstances, a dealer or its bankruptcy trustee might also be able to reject any leases originated by the dealer that were deemed to be “true leases,” resulting in the termination of scheduled payments under those leases.

Possible liability for third party claims may cause payment delays or losses.

The transfers of receivables from CNH Industrial Capital America LLC to us and from us to each trust are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the trust and of the parties to the applicable transaction agreements. However, if applicable federal or state consumer protection laws are violated, a trust could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the trust. If we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your notes as a result of any liabilities imposed upon your trust.

Similarly, as to any trust that holds any equipment subject to leases, state laws differ as to whether an owner of leased agricultural, construction or other equipment is liable to anyone who suffers injury to person or property in an incident involving the equipment. You could experience delays or reductions in payments on your notes if liability of this type were imposed on your trust, and the coverage provided by any available insurance is insufficient to cover that loss.

Defaults on the receivables may cause payment delays or losses and could adversely affect the price of your notes.

You will rely primarily upon collections on the receivables in your trust for payments on your notes. Your notes may have the benefit of a spread account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and/or delinquencies exceeds the available credit enhancement, you may experience delays in payments due to you or may not ultimately receive all interest and principal due to you. Such defaults or failure of the receivables to perform as anticipated could also adversely affect any credit ratings on the notes, which could limit your ability to resell your notes and/or adversely affect the price of your notes.

The return on the offered notes could be reduced by shortfalls due to military action.

The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during the obligor’s period of active military duty, including reservists or national guard members, and for a limited time thereafter. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and after the obligor’s period of active military duty, including reservists or national guard members. This may result in delays and losses in payments to holders of the notes. Because this legislation applies to obligors who enter military service after origination, no information can be provided as to the number of receivables that may be affected by the legislation. If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes. See “Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects of such occurrences on delinquency, default and prepayment experience of the receivables.

Receivables that fail to comply with consumer protection or other laws may be unenforceable, which may result in losses on your investment.

Many federal and state consumer protection laws regulate consumer contracts. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables. Each of the depositor and CNH Industrial Capital America LLC will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the related contracts. If there is a breach of any of these representations or warranties that materially and adversely affects the interests of the securityholders in the related receivable, the trust’s sole remedy will be to require the depositor and CNH Industrial Capital America LLC to repurchase the affected receivable. See “Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The rating of an interest rate swap counterparty may affect the ratings of the notes.

If an issuing entity enters into an interest rate swap agreement, a nationally recognized statistical rating organization hired by the sponsor (a “hired NRSRO”) that rates the issuing entity’s notes will consider the provisions of the interest rate swap agreement and the rating of the interest rate swap counterparty in rating the notes. If an interest rate swap counterparty’s credit rating drops below the levels required by a hired NRSRO and a termination event occurs under the interest rate swap agreement because the interest rate swap counterparty fails to take one of the required corrective actions, that hired NRSRO may place its ratings on the notes on watch or reduce or withdraw its rating on the notes. In these circumstances, ratings on both fixed notes and floating rate notes could be adversely affected.

SPONSOR

CNH Industrial Capital America LLC, a limited liability company organized under the laws of Delaware (often referred to as “CNH Industrial Capital America”), has acquired or originated or will acquire or originate and select the receivables transferred to each of the trusts and is also the sponsor for each transaction described in this prospectus and the accompanying prospectus supplement.  CNH Industrial Capital America is an indirect wholly owned finance subsidiary of CNH Industrial N.V. (“CNH Industrial”).  On February 28, 2014, CNH Industrial Capital America changed its name from CNH Capital America LLC to CNH Industrial Capital America LLC.

CNH Industrial Capital America provides and administers financing for the retail purchase or lease of new and used agricultural, construction and other equipment.  CNH Industrial offers various retail financing options to end-use customers through CNH Industrial Capital America and other CNH Industrial affiliates, subsidiaries and joint ventures to facilitate the sale of its products in North America, Europe, Latin America, Australia and other parts of the world.  However, the trusts will include only receivables of obligors located in the United States.

CNH Industrial Capital America’s operations principally involve purchasing retail installment sale contracts and leases from dealers and originating retail installment loans and leases.  CNH Industrial Capital America has also established a relationship with one or more Consumer Receivables Originators pursuant to which CNH Industrial Capital America acquires consumer installment loans relating to equipment sold by dealers.  In addition, CNH Industrial Capital America facilitates and finances the sale of insurance products and extended service plans to retail customers, provides financing for dealers’ inventory, parts and rental equipment yards, and also provides other retail financing programs for end-use customers in North America.  CNH Industrial Capital America, its subsidiaries and affiliates also provide various financing options to dealers for a variety of purposes, including inventory, working capital, real estate acquisitions, construction and remodeling, business acquisitions, dealer systems and service and maintenance equipment.

CNH Industrial Capital America offers a broad variety of financing options through dealers to end-use customers for the retail sale of CNH Industrial’s agricultural, construction and other equipment, used equipment accepted by dealers in trade and equipment of other manufacturers stocked and sold by the dealer network.

CNH Industrial’s United States dealers and company-owned dealerships located in the United States assign and sell retail installment sale contracts and leases to CNH Industrial Capital America on a regular basis.

Since mid-2005, due to an organizational restructuring designed to maximize efficiencies, CNH Industrial Capital America has become the sole originator of receivables of the types sold to the trusts within CNH Industrial’s U.S. financial services business, except that one or more Consumer Receivables Originators originate consumer installment loans under program agreements between such Consumer Receivables Originators and CNH Industrial Capital America.  New Holland Credit has become the sole servicer of those receivables.  Prior to mid-2005, both CNH Industrial Capital America and New Holland Credit originated and serviced receivables.

Sponsor’s Securitization Experience

CNH Industrial Capital America has significant securitization experience and has securitized multiple asset classes, including agricultural, construction and other equipment receivables (retail installment sale contracts, loans and leases), dealer floor plan receivables and credit card receivables.  The sponsor typically sponsors two to four securitizations of assets similar to the receivables each calendar year in registered U.S. transactions.  The sponsor has also been active in the 144A market in the U.S. and (through affiliates) in Canada and Australia.  CNH Industrial Capital America and predecessor entities have been securitizing retail installment sale contracts and loans secured by agricultural, construction and other equipment since 1992.  Since September 2006, CNH Industrial Capital America has also securitized consumer installment loans originated through programs described under “Origination of Receivables—Consumer Installment Loan Program” below.  CNH Industrial Capital America securitized finance leases of agricultural, construction and other equipment prior to 2001, but has not done so since that time, however, it may securitize finance leases again in the future.  CNH Industrial Capital America has securitized true leases since 2010.  For information on the size, composition and growth of the sponsor’s portfolio of assets similar to the receivables being sold to the related trust, see “Sponsor’s Portfolio Delinquency and Loss Information,” “Historical

Delinquency Experience” and “Historical Credit Loss/Repossession Experience” in the accompanying prospectus supplement.

CNH INDUSTRIAL N.V.

CNH Industrial is incorporated under the laws of The Netherlands.  CNH Industrial has its corporate seat in Amsterdam, The Netherlands, and its principal office in Basildon, United Kingdom.

CNH Industrial is the company formed by the business combination transaction, completed on September 29, 2013, between Fiat Industrial S.p.A. and its majority owned subsidiary CNH Global N.V.  When we refer to CNH Industrial in this prospectus and any prospectus supplement, we are referring to CNH Industrial N.V. and its consolidated subsidiaries.

CNH Industrial is a leading global capital goods company engaged in the design, production, marketing, sale and financing of agricultural and construction equipment, trucks, commercial vehicles, buses and specialty vehicles for firefighting, defense and other uses, as well as engines and transmissions for those vehicles and engines for marine and power generation applications.

The address of CNH Industrial’s principal executive offices is Cranes Farm Road, Basildon, Essex SS14 3AD, United Kingdom and its telephone number when calling from the United States is +44 1268 533000.  CNH Industrial is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) as a foreign private issuer.  As required by that act, CNH Industrial N.V. files reports and other information with the Securities and Exchange Commission (“SEC”).  You can find more information about CNH Industrial N.V. in the reports and other information that it files with the SEC, at www.sec.gov.

ORIGINATION OF RECEIVABLES

CNH Industrial Capital America originates receivables that may be sold to the trusts in several ways:

•                  It purchases retail installment sale contracts and leases from dealers in agricultural, construction and other equipment manufactured or otherwise distributed by CNH Industrial and other equipment not manufactured or distributed by CNH Industrial.

•                  It finances retail installment sale contracts and leases originated through several retail outlets wholly or partially owned by CNH Industrial America LLC, which contracts and leases are assigned to CNH Industrial Capital America.

•                  It makes retail installment loans and leases directly to its customers that are secured by agricultural, construction and other equipment, which may include refinancings of equipment in the ordinary course of CNH Industrial Capital America’s business.

•                  It acquires consumer installment loans under a program or programs established by one or more affiliated or unaffiliated entities (each a “Consumer Receivables Originator”) for CNH Industrial Capital America.  See “—Consumer Installment Loan Program” below.

CNH Industrial Capital America finances, or may in the future finance, the following categories of equipment:

Agricultural equipment:

tractors, combines, cotton pickers, soil management equipment, planting, seeding and harvesting equipment, hay and forage equipment, crop care equipment (such as sprayers and irrigation equipment), small telescopic handlers and other related equipment

Construction equipment:

excavators, backhoes, wheel loaders, skid steer loaders, tractor loaders, trenchers, horizontal directional drilling equipment, telescopic handlers, forklifts, compaction equipment, crawlers (e.g., bulldozers), cranes and other related equipment

Consumer equipment:	primarily smaller tractors, mowing equipment and other related equipment

Other equipment:	trailers, all-terrain vehicles, snowmobiles, forestry equipment; however, receivables relating to such “other equipment” will collectively make up less than 10% of the assets of each trust

A “dealer” for purposes of this prospectus and the accompanying prospectus supplement means the dealer (which may include retail outlets owned in whole or in part by CNH Industrial America LLC) or other third-party that (a) originated and assigned the respective receivable to CNH Industrial Capital America or New Holland Credit Company, as applicable, under a dealer agreement or (b) coordinated the origination of a receivable through a program with a Consumer Receivables Originator, pursuant to which such Consumer Receivables Originator funds installment loans to consumers to enable the consumers to purchase products distributed by such party.  See “—Consumer Installment Loan Program” below.

A “dealer agreement” for purposes of this prospectus and the accompanying prospectus supplement means the retail financing agreement, warranty agreement or other agreement between the applicable dealer and CNH Industrial Capital America or New Holland Credit Company, as applicable, which governs the terms of sales of receivables from that dealer to CNH Industrial Capital America or New Holland Credit Company, as applicable.

Credit Approval Process

CNH Industrial Capital America requires each prospective customer to complete a credit application that lists the applicant’s credit sources, personal information, and authorizes additional credit checks.  This information is obtained by a dealer or CNH Industrial Capital America, and in either case is sent to the centralized finance office maintained by CNH Industrial Capital America.  The finance office then processes this information through the Automated Credit Approval Program described below, and if not automatically approved the information is reviewed by an underwriter, who, if necessary, obtains additional information to evaluate the prospective customer’s creditworthiness.  The extent of the additional information varies based primarily on the amount of financing requested.  In most cases, CNH Industrial Capital America obtains a credit bureau report on the applicant from an independent credit bureau or checks credit references provided by the applicant, typically banks or finance companies or suppliers that have furnished credit to the applicant.  In some cases, CNH Industrial Capital America obtains financial statements of the applicant.

As part of the credit review process, CNH Industrial Capital America analyzes data regarding the applicant and additional information using a credit scoring model.  CNH Industrial Capital America uses and periodically evaluates a credit scoring model that was originally developed internally by CNH Industrial Capital America for all loans and leases.  The model is based on CNH Industrial Capital America’s experience using variables that historically have been predictive of future loan performance.  The credit score is not determinative.  CNH Industrial Capital America also maintains at least a five-year loan history on all past and present customers it reviews.

CNH Industrial Capital America evaluates creditworthiness based on written underwriting guidelines that consist of criteria established by its management or by the originating Consumer Receivables Originator, as applicable.  It uses the same general credit criteria for retail installment sales contracts, retail installment loans and leases.  It also uses the same credit criteria regardless of whether the related receivable will be purchased by CNH Industrial Capital America from a dealer or take the form of a direct loan by CNH Industrial Capital America to an equipment purchaser.  It uses the credit criteria provided by the applicable originating Consumer Receivables Originator for the consumer installment loans it reviews as administrator for such Consumer Receivables Originator through a program described under “—Consumer Installment Loan Program” below.

In 2005, CNH Industrial Capital America implemented the “Automated Credit Approval” program for retail installment sale contracts, retail installment loans and consumer installment loans.  CNH Industrial Capital America may add other types of loans and leases to the program in the future.  Under CNH Industrial Capital America’s credit approval process, credit applications for retail installment sale contracts and retail installment loans are electronically evaluated by CNH Industrial Capital America’s Automated Credit Approval program when received and are either automatically approved or submitted for further review by a CNH Industrial Capital America credit underwriter based on criteria established by the management of CNH Industrial Capital America.  In addition, under CNH Industrial Capital America’s credit approval process for credit applications for consumer installment loans, such credit applications are electronically evaluated by CNH Industrial Capital America’s Automated Credit Approval program when received and are either automatically approved or submitted for review by a CNH

Industrial Capital America credit underwriter based on criteria established by the originating Consumer Receivables Originator.  Automated Credit Approval uses criteria which include applicant credit quality, transaction terms, equipment type and similarity to prior approved loans, to select loans for automatic approval.  Where Automated Credit Approval does not apply, the final credit decision is a subjective determination made by a CNH Industrial Capital America credit underwriter with appropriate authority based on all of the information gathered and in accordance with CNH Industrial Capital America’s written underwriting guidelines (or, with respect to consumer installment loans, the originating Consumer Receivables Originator’s written underwriting guidelines).  Failure to be approved by the Automated Credit Approval program does not mean that a retail installment sale contract, for example, does not meet CNH Industrial Capital America’s written underwriting guidelines.  The Automated Credit Approval program is simply an electronic tool designed to review such a retail installment sale contract credit application in an expedited manner using logic that replicates the judgmental evaluation that would be applied by an experienced underwriter based on various combinations of the factors mentioned above that in CNH Industrial Capital America’s experience has resulted in underwriter approval or the need for further manual review.  If further review is required, the underwriter will manually review the credit information, requested terms and any additional information relating to the submitted credit application.  The underwriter will then make a decision based on underwriting guidelines resulting in approval, conditional approval, review by an underwriter with higher approval authority or denial based on the submitted information and, any additional information that may have been obtained by the underwriter.  Furthermore, the criteria used in the Automated Credit Approval process are not a first level of approval within the underwriting guidelines, and credit applications may be reviewed manually by an underwriter for reasons unrelated to creditworthiness of the applicant.

For approved transactions, dealers may submit electronic copies of final contracts for funding.  To complete the processing of a retail installment sale contract or loan, lease contract or consumer installment loan contract, the applicable original contract is transmitted to a central operations center in New Holland, Pennsylvania, where it is electronically scanned, matched and verified against the electronically submitted contract and stored.  Some contracts are identified for follow up review and/or rework in order to obtain or include additional information.

New Holland Credit Company, LLC used substantially the same procedures as CNH Industrial Capital America in reviewing the receivables it originated prior to May 2005.

Loan/Lease-to-Value Ratio

The current underwriting guidelines that determine the amount that CNH Industrial Capital America will finance under a retail installment sale contract, retail installment loan, consumer installment loan or lease varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the payment period for the receivable.  The amount financed may also include the cost of insurance and warranties, which contribute to maintaining the value of the equipment, as well as taxes.  In no event are loans made in excess of the total purchase price of the equipment, including actual taxes incurred and the value of insurance and warranties.  The amount financed is calculated as a percentage of the value of the related equipment, which may not exceed the applicable percentages set forth below unless specifically approved by an authorized credit underwriter with the appropriate approval authority.

•                  In the case of retail installment sale contracts for the purchase of agricultural, construction or consumer equipment or retail installment loans secured by agricultural, construction or consumer equipment, 80% to 125%;

•                  In the case of all finance leases and true leases, including leases of agricultural or construction equipment, 120%.

For this purpose, the value of new equipment is based on the dealer’s cost, which in the case of agricultural equipment and consumer equipment, is defined as invoiced cost less normal sales allowances, and which, in the case of construction equipment, is defined as invoiced cost.  The value of used equipment is based on the equipment’s “as-is” value reported in the Iron Solutions guidebook or other comparable guidebooks.

Amounts financed in excess of the specified percentages set forth above are unusual.  CNH Industrial Capital America finances a greater amount only when a credit underwriter has determined that the obligor will be able to cover the excess on the basis of the obligor’s overall credit or financial condition, as opposed to the value of the equipment.  There is no overall limit on the ratio that may be approved by a credit manager.  The limit in each case would be based upon the credit manager’s judgment about the obligor’s overall credit or financial condition.

Any equipment securing a receivable or leased under a receivable depreciates in value over time.  However, CNH Industrial Capital America’s practice is to provide for repayment schedules under the receivables that will generally result in the outstanding principal balance of a receivable as it amortizes being less than the anticipated value of the equipment at the time.

Dealer Agreements

Some of the receivables that CNH Industrial Capital America buys from dealers provide for recourse to the dealer if the obligor defaults on the receivable.  CNH Industrial Capital America will assign, directly or indirectly, to us, and we will assign to the trusts any rights to proceeds from such recourse against dealers.  The level of recourse to dealers varies, and in some instances a dealer’s recourse obligation is contingent upon CNH Industrial Capital America obtaining the related equipment from the obligor and presenting it to the dealer.

Even when CNH Industrial Capital America purchases a receivable without recourse to the dealer for obligor defaults, the selling dealer makes limited representations and warranties about the receivables.  CNH Industrial Capital America will assign, directly or indirectly, to us, and we will assign to the trusts, any proceeds from rights against dealers arising as a result of a breach of these representations and warranties relating to the receivables acquired by such trusts.

We make no representation as to the financial condition of any of the dealers or about their abilities to perform any repurchase obligations that may arise.

In addition, dealers that sell receivables to CNH Industrial Capital America under certain of its dealer agreements retain the right to repurchase those receivables at any time.

Consumer Installment Loan Program

Since 2004, CNH Industrial Capital America has engaged unaffiliated entities to participate in programs in which such Consumer Receivables Originators make installment loans to consumers to enable the consumers to purchase products distributed by dealers and other third parties.  In the programs, dealers submit applications to CNH Industrial Capital America, as administrator for the applicable Consumer Receivables Originator under the related program, for review using criteria approved by such Consumer Receivables Originator.  The criteria are substantially similar to criteria that CNH Industrial Capital America uses for its non-consumer originations.  If accepted for funding under such Consumer Receivables Originator’s criteria, the application is approved by CNH Industrial Capital America as administrator for such Consumer Receivables Originator under the applicable program, and the loan is funded by such Consumer Receivables Originator.  Three days after funding by such Consumer Receivables Originator, CNH Industrial Capital America purchases the funded loans, without recourse to, or representations or warranties from, such Consumer Receivables Originator.  The loans are then serviced by New Holland Credit on behalf of CNH Industrial Capital America.  CNH Industrial Capital America may in the future originate consumer loans directly.  CNH Industrial Capital America may also from time to time enter into similar programs with one or more other Consumer Receivables Originators and has previously, and may from time to time in the future, discontinue programs with one or more Consumer Receivables Originators.  Loans purchased by CNH Industrial Capital America from the Consumer Receivables Originators will not equal or exceed 10% of the aggregate principal balance of the receivables of any trust.

DEPOSITOR

We, CNH Capital Receivables LLC, are the depositor and will form and sell receivables to each trust.  We are a wholly-owned subsidiary of CNH Industrial Capital America and were converted into a limited liability company under the laws of the State of Delaware on December 31, 2004.  Prior to that date we were known as CNH Capital Receivables, Inc.  and had been organized as a Delaware corporation since May 19, 2000.  We are organized for the limited purpose of buying receivables, transferring those receivables to third parties and any related activities.  Our business is limited to these activities.

Since we were formed, we have been engaged in securitizing retail installment sale contracts originated or acquired by the sponsor or its affiliates.  Since mid-2006, we have been engaged in securitizing consumer installment loans acquired by the sponsor as described above under “Origination of Receivables—Consumer Installment Loan Program”.  Since January 2006 we have also been engaged in securitizing retail installment loans originated or acquired by the sponsor or its affiliates.  We have not securitized finance leases since 2000 and we have never previously securitized true leases.  During such times we have also been engaged in purchasing similar receivables under the warehouse facility described below.  We have on one occasion provided additional reserve support to four previously issued securities transactions in the form of deposits into their respective spread accounts and through revisions to the definition of “Specified Spread Account Balance” applicable to each such transaction to maintain credit ratings assigned by a rating agency to the securities related to such transactions when loss experiences were higher than anticipated due to adverse economic conditions.  Neither we nor CNH Industrial Capital America has any right or obligation to take similar actions if receivables backing notes sold pursuant to this prospectus and an accompanying prospectus supplement do not perform as expected.

Our principal executive offices are located at 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, and our telephone number is (630) 887-5451.  You can find more information about our legal separateness from CNH Industrial Capital America, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables—Bankruptcy Considerations Relating to CNH Industrial Capital America.”

Regular Sales of Receivables

We buy a significant portion of the receivables that we will sell to most trusts prior to the closing date for the particular trust.  We finance our purchase of these receivables by selling interests in those receivables under the terms of a financing agreement with multiple purchasers.  For accounting purposes, these sales are treated as loans secured by the receivables.  Subject to certain limitations, on a monthly basis we generally buy from CNH Industrial Capital America receivables meeting our eligibility requirements that it originated during the preceding calendar month.  Under our receivables purchase agreements with CNH Industrial Capital America, CNH Industrial Capital America must use procedures not adverse to our interests to select the receivables to be sold to us.

Under the terms of the financing agreement, we grant to the purchasers a security interest in the receivables we have purchased as described above and that have not been previously released, along with some other collateral.  However, we have the right to obtain the release of the receivables from the liens granted under the financing agreement prior to transferring them to a trust that will issue notes for offer under this prospectus.  In connection with these releases, we are required to pay a portion of the proceeds from the related issuance as a repurchase price.

We buy these receivables without recourse to CNH Industrial Capital America for defaults by the obligors.  However, CNH Industrial Capital America represents and warrants to us on each purchase date as to the receivables being sold on that date by it, among other things, that:

(1)                                 each of the receivables meets our eligibility requirements;

(2)                                 the information that it has provided to us about the receivables is correct in all material respects;

(3)                                 the obligor on each of the receivables is required to maintain physical damage insurance covering the financed equipment and, in the case of any lease, public liability insurance relating to the use of such financed equipment, in each case in accordance with its normal requirements;

(4)                                 immediately prior to the transfers contemplated in the transaction agreements, CNH Industrial Capital America had good title to each receivable and any related true lease equipment transferred by it, free and clear of all security interests, liens, charges and encumbrances (other than (a) tax liens, mechanics’ liens and any liens that attach to the related receivable by operation of law as a result of any act or omission by the related obligor and (b) any lien against the equipment resulting from a cross-collateralization provision in the related contract), and no setoff, defenses or counterclaims have been asserted or threatened;

(5)                                 as of the purchase date, each of the receivables is or will be secured by a first priority perfected security interest in the financed equipment in favor of CNH Industrial Capital America except that (x) no security interest against the obligor is created in true lease equipment and (y) CNH Industrial Capital America makes no representation or warranty as to any such security interest granted by any dealer to secure the dealer’s obligations to make payments in respect of termination values; and

(6)                                 each of the receivables complied at the time it was originated and complies as of the purchase date with applicable federal and state laws in all material respects, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

If CNH Industrial Capital America breaches any of its representations or warranties concerning the receivables conveyed in a receivables purchase agreement or a purchase agreement described below under “—Closing Date Sales of Receivables”, it will be obligated to repurchase from us or the applicable trust any receivable materially and adversely affected by the breach at a price equal to the Purchase Amount as defined below.  This repurchase obligation is the sole remedy available to us, the indenture trustee, the noteholders, the trust, the trustee or the certificateholders against CNH Industrial Capital America for any such breach.  If CNH Industrial Capital America fails for any reason to perform its repurchase obligation, you could experience delays or reductions in payments on your notes.  In connection with any such repurchase, we will assign to CNH Industrial Capital America any interest that we have in the receivable and the related equipment.  “Purchase Amount” means, as of the close of business on the last day of a collection period, an amount equal to the contract value of the applicable receivable, as of the first day of the immediately following collection period (or, with respect to any applicable receivable that is a liquidated receivable, as of the day immediately prior to such receivable becoming a liquidated receivable less any liquidation proceeds actually received by the applicable issuing entity) plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to: (a) in the case of any receivable transferred on the related closing date, the initial cutoff date APR and (b) in the case of any receivable transferred on a related subsequent transfer date, the applicable subsequent cutoff date APR.

Closing Date Sales of Receivables

In addition to the receivables that we buy from CNH Industrial Capital America on a regular basis as described above, we may also buy receivables, directly or indirectly, from CNH Industrial Capital America to transfer to one of the trusts on the closing date for that trust under a purchase agreement entered into in connection with the offering of notes by a trust.

We buy those receivables on substantially the same terms as under the receivables purchase agreements described above (including substantially the same representations and warranties by CNH Industrial Capital America regarding the receivables).

We then sell receivables that we have acquired as described above to one of the trusts, pursuant to a sale and servicing agreement.  These sales are also made without recourse.  The related trustee will, concurrently with this sale, execute and deliver the related notes and certificates.  The trust will deliver the net proceeds from the notes and certificates sold on the closing date (along with any related notes and certificates that are not offered under this prospectus and that are identified in the accompanying prospectus supplement as being transferred to us as consideration for related receivables) to us in exchange for the related receivables, and for funds to make a deposit in a pre-funding account (if any) and initial deposits in other of the trust bank accounts and the back-up servicer account (if any).  With respect to any notes or certificates that we acquire in exchange for receivables, we may retain such notes and/or certificates or we may further transfer any such notes and/or certificates to CNH Industrial Capital America or its affiliate in exchange for receivables acquired on the related closing date pursuant to a purchase agreement or in exchange for other consideration.  We or our affiliate may also sell or pledge such notes and/or certificates to unaffiliated entities, provided that such transactions comply with the Securities Act.

Pre-Funding Periods

If so provided in the accompanying prospectus supplement, the trust may have a pre-funding period, during which CNH Industrial Capital America may from time to time sell additional receivables to us, and we will in turn sell them to the trust.  If there is such a pre-funding period, a portion of the proceeds from issuance of the related notes will be deposited in a pre-funding account and used to pay the purchase price for these additional receivables and make any required related deposits in the trust bank accounts, all as described further in the related prospectus supplement.  Among other things, the related prospectus supplement will disclose:

•                  the maximum length of any pre-funding period, which may not exceed one year;

•                  the amount of proceeds from the sale of the notes to be deposited in the pre-funding account, which will not exceed 50% of the proceeds from such sale of notes;

•                  the percentage of the asset pool and any related notes initially represented by the pre-funding account; and

•                  triggers or events that would limit or terminate the pre-funding period.

If funds remain in the pre-funding account at the end of the pre-funding period, those funds will be used to make principal payments on the related securities in the priorities set out in the related prospectus supplement.

The eligibility criteria for additional pool assets to be acquired during the pre-funding period will be the same as applied to the initial asset pool and will be as described above and in the related prospectus supplement.  CNH Industrial Capital America will determine whether additional pool assets meet the applicable criteria, and no other transaction party is required or expected to verify that determination.

Pending the application of funds in the pre-funding account to acquire additional pool assets, those funds will be invested consistent with the general rules for investment of funds held by the trusts, as described in “Servicer—Collections and Accounts” below.

Following the end of any pre-funding period in which a trust has acquired additional pool assets, if our reporting obligations under the Securities and Exchange Act relating to the applicable notes remain in effect, we will include in a report on Form 10-D updated information comparable to that contained in the pool composition tables in the related prospectus supplement.  The updated tables will reflect the aggregate characteristics of the receivables in the trust, after the additions made during the pre-funding period.

Additional Terms of Receivables Sales

The net proceeds paid to us and in turn to the sponsor are the only amounts that we and the sponsor will receive as compensation for the receivables (other than any related notes or certificates of a trust which may also be conveyed as consideration for receivables, to the extent set forth in the accompanying prospectus supplement), and no additional amounts will be paid to either of us or any other party in connection with the selection and acquisition of the pool receivables.  Some of the net proceeds are used to repay interim financing as described above.

If we breach any of our representations or warranties made in a sale and servicing agreement relating to title of the receivables, perfection or priority matters (these representations and warranties made by us to the trust are substantially similar to the title, perfection and priority representations and warranties made by CNH Industrial Capital America to us as described in “—Regular Sales of Receivables” above), and our breach is not cured by the last day of the second month following the discovery by or notice to the trustee of the breach, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the Purchase Amount.  This repurchase obligation is the only remedy available to the trust, noteholders, certificateholders, the indenture trustee or the trustee for any trust for any such uncured breach relating to representations and warranties described in this paragraph.

We also have an obligation under each sale and servicing agreement to repurchase at a price equal to the Purchase Amount any receivable for which there has been a breach of a representation or warranty by CNH Industrial Capital America under the applicable purchase agreement or receivables purchase agreement that requires CNH Industrial Capital America to repurchase such receivable as described in “—Regular Sales of Receivables” above.  Our foregoing repurchase obligation is subject to CNH Industrial Capital America repurchasing the receivable from us as described above.  This repurchase obligation of ours is the only remedy available against us to the noteholders, the indenture trustee or the trustee for any trust for any such uncured breach.  With respect to this paragraph, the preceding paragraph, and the last paragraph under “—Regular Sales of Receivables,” the servicer will make the determinations as to whether such repurchases are required and there will not otherwise be any independent verification of the servicer’s exercise of authority or such determinations.

With respect to all receivables purchased or repurchased by, or otherwise transferred to, CNH Industrial Capital America, us, the servicer or our affiliate pursuant to the related transaction agreements: (a) the issuing entity, the depositor and the indenture trustee will sell, transfer, assign, set over and otherwise convey to CNH Industrial Capital America, us, the servicer or our affiliate, as applicable, without recourse, representation or warranty, all of the issuing entity’s, the depositor’s and the indenture trustee’s right, title and interest in, to and under such receivables, and all related equipment, and all other related assets, including all security and documents relating thereto, and (b) the issuing entity, the seller, and the indenture trustee will be deemed to have released any security interest and any other claim under the related transaction agreements in such receivables, related equipment, and all related assets, including all security and documents relating thereto, without any further act or deed, and such receivables, and all related equipment, and all other related assets, including all security and documents relating thereto will be free of the security interest contained in the indenture.

Under each sale and servicing agreement, New Holland Credit, as servicer, will continue to service the receivables held by the related trust and will receive fees for its services.  In order to assure uniform quality in servicing the receivables and to reduce administrative costs, we and each trust will designate the servicer as custodian to maintain possession, as the agent for each trust and the indenture trustee, of the receivables and related documents.

The obligors on the receivables are not notified that their receivables have been transferred by CNH Industrial Capital America to us or by us to the trust.  However, CNH Industrial Capital America marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.  These UCC financing statements, along with filings perfecting the security interests created under the related indenture will result in the depositor, the related trust and the related indenture trustee each obtaining a first-priority security interest from their respective debtors under the related transaction agreement in which the security interest was created, subject to circumstances and exceptions described below under “Legal Aspects of the Receivables” and in the related transaction agreements.  The related transaction agreements also require the related debtor to maintain these filings covering the receivables.

Under each sale and servicing agreement, one or more of the depositor or servicer or CNH Industrial Capital America, as specified in the prospectus supplement, has an option to purchase all of the remaining receivables held by the trust after their aggregate contract values fall below 10% of the sum of the contract values of all of the trust’s receivables, measured for each receivable as of the applicable cutoff date at the time of its sale to the trust.

Pursuant to the purchase agreements between us and CNH Industrial Capital America, we and CNH Industrial Capital America agree that the transactions contemplated thereunder are sales of the related receivables, and that in the event of a filing of a petition for relief by or against CNH Industrial Capital America under the Bankruptcy Code, (a) such receivables and any related true lease equipment would not be property of CNH Industrial Capital America’s bankruptcy estate under Section 541 of the Bankruptcy Code, (b) the bankruptcy court would not compel the turnover of such receivables or true lease equipment or collections thereon by us to CNH Industrial Capital America under Section 542 of the Bankruptcy Code, and (c) the bankruptcy court would determine that payments on such receivables or true lease equipment not in the possession of CNH Industrial Capital America would not be subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code imposed upon the commencement of CNH Industrial Capital America’s bankruptcy case.  These agreements would not be binding upon any bankruptcy court that were to consider these issues.

Similarly, under the related sale and servicing agreement between us and the trust, we represent and warrant that it is our intention that the transfer and assignment of the receivables thereunder constitute a sale from us to the trust and that the beneficial interest in and title to the receivables not be a part of our estate in the event of the filing of a bankruptcy petition by or against us under any bankruptcy or similar law.  These representations and warranties would not be binding upon any bankruptcy court that were to consider these issues.

ISSUING ENTITIES

Each issuing entity will be a trust formed under Delaware law pursuant to a trust agreement between us and the trustee.  After its formation, the trust will not engage in any activity other than:

•                  acquiring, holding and managing the receivables, any pre-funding account, any certificate distribution account, other of the trust bank accounts and the other assets of the trust and proceeds therefrom,

•                  issuing the notes offered under this prospectus and the related prospectus supplement and any other notes and/or certificates identified in the related prospectus supplement,

•                  making payments on the notes and the certificates,

•                  making payments pursuant to any interest rate swap agreement(s) described in the related prospectus supplement, and

•                  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Each prospectus supplement will disclose whether the certificates issued by the applicable trust are initially being sold in transactions exempt from registration under the Securities Act or retained by us or acquired by our affiliate or some combination thereof.  For several years, it has been our practice to retain all of the certificates issued by similar trusts or to transfer those certificates to a bankruptcy remote affiliate.  When we or one of our affiliates holds the certificates issued by a trust, that trust might be considered our affiliate.

Each trust agreement, including the preceding permitted activities, may be amended as described in “Amendments” below.  Notwithstanding the preceding, the permitted activities may not be amended without the consent of the noteholders, other than us and our affiliates as noteholders, evidencing not less than a majority in principal amount of their outstanding notes held by parties exclusive of us and our affiliates.

For each trust, the trustee, each certificateholder, the indenture trustee and each noteholder, will agree that they will not at any time institute against us or the trust, or join in any institution against us or the trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the trust certificates, the notes or any of the transaction documents.  However, we, the servicer and the indenture trustee are not prohibited from filing any claim or taking any action with respect to any insolvency proceeding that was instituted against the trust by any person other than such party.

The servicer will have limited discretionary authority with respect to the receivables as described under “Servicer—Servicing Procedures” below.  In addition to the notes and certificates, to the extent provided in the accompanying prospectus supplement, each trust is also obligated to make net swap payments and swap termination payments pursuant to the applicable interest rate swap agreement.

New Holland Credit will enter into an administration agreement with each trust and the related indenture trustee under which New Holland Credit will act as administrator for the trust.  In addition, the administrator will perform the calculations, and prepare for execution by the trust or the trustee or will cause the preparation by other appropriate persons of all documents, reports, filings, instruments, certificates and opinions, as it is the duty of the trust or the trustee to perform, prepare, file or deliver pursuant to the indenture and the other transaction agreements, and at the request of the trustee will take all appropriate action that it is the duty of the trust or the trustee to take pursuant to the indenture and the other transaction agreements.  The trustee will remain responsible for timely providing us with information relating to the trustee that we are required to include in our periodic filings under the Exchange Act.  The administrator will not take any action that it determines in its reasonable judgment to be non-ministerial unless within a reasonable time before the taking of such action the administrator has notified the trustee of the proposed action and the trustee has not withheld consent or provided an alternative direction.  Unless otherwise specified in the prospectus supplement for any trust, as compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to a quarterly administration fee in an amount equal to $500.

Pursuant to the applicable indenture and related transaction agreements, each trust will be subject to restrictions on its activities, including that it will not be permitted to:

•                  engage in any business other than as permitted in the first paragraph of “Issuing Entities” above;

•                  incur, guarantee or otherwise become liable for any indebtedness other than the applicable notes and pursuant to its transaction agreements;

•                  except as contemplated by the related transaction agreements, make any loan to any other person;

•                  except as contemplated by the related transaction agreements, guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of any other person; or

•                  own any securities of, or any other interest in, any other person, except to the extent set forth in this prospectus, the accompanying prospectus supplement or the transaction agreements.

SERVICER

New Holland Credit Company, LLC, a limited liability company organized under the laws of the state of Delaware (often referred to as “New Holland Credit”), is an indirect wholly owned finance subsidiary of CNH Industrial, and will act as the servicer of the receivables owned by, and provide administrative services to, each of the trusts.

New Holland Credit was formed on April 25, 1996 for the purpose of providing wholesale, retail and lease financing services to dealers and customers in connection with the agricultural and industrial equipment operations of New Holland North America, Inc. beginning on January 1, 1997.

For information on the size, composition and growth of the portfolio of assets serviced by the servicer that are similar to the receivables, see “Sponsor’s Portfolio Delinquency and Loss Information,” “Historical Delinquency Experience” and “Historical Credit Loss/Repossession Experience” in the accompanying prospectus supplement.

Servicing Procedures

The servicer will agree to make reasonable efforts to collect all payments on the receivables held by each trust and to follow the servicer’s then current customary standards, policies and procedures, which we will refer to as its “servicing procedures”.  If a trust’s assets include rental payments under true leases, the servicer will also be responsible for remarketing the related equipment at lease termination.

When receivables become delinquent, the servicer follows a multi-stage collection process.  Receivables are considered delinquent as soon as any payment is one day past due.  Past due accounts are assigned to collection queues at different stages of delinquency.  The collection queues are updated daily, customized and prioritized based on behavioral scoring (with the exception of operating leases, where behavioral scoring is not used), the number of days past due, the outstanding balance of the receivable and, when applicable, the originating dealer.  The first collection effort is either an automated collection letter or a telephone call by internal collection personnel.  Automated collection letters are used as early as four days after the due date, based on the account’s behavioral score.  Normal collection procedures continue to approximately 45-90 days past due, depending upon the type of underlying equipment.  At this point, further actions can include using outside cash collection agencies, repossessing and selling the financed or leased equipment and pursuing customer deficiencies and/or legal action.  The servicer will not be required or permitted to make advances to your trust on account of delinquent payments or otherwise.

The servicer will consider a payment schedule change for a receivable when delinquencies result from temporary interruptions in the obligor’s cash flow.  In connection with a payment schedule change, the servicer moves a portion of a payment or one or more payments to a future date.  Interest continues to accrue on the outstanding principal balance, at the contract rate, during the period that payments are not required to be made as a result of a payment schedule change.  A curtailment (partial payment) could be required to reduce accrued interest and the principal balance at the time of the payment schedule change.  Any payment schedule change fees paid in connection with receivables sold to a trust will be paid to that trust, but in most cases no fee is charged.

Generally, the servicer may grant extensions, rebates, refunds, deferrals, amendments, modifications or adjustments with respect to any receivable (regardless of whether or not the receivable is a 180-Day Receivable (as defined in the related prospectus supplement), subject only to the following proviso) in accordance with its servicing procedures; provided, however, that if a receivable is not a 180-Day Receivable (as defined in the related prospectus supplement) and the servicer (i) extends the date for final payment by the obligor of any receivable beyond a final scheduled maturity date identified in the applicable prospectus supplement or (ii) reduces the contract rate on a receivable or the aggregate amount of the scheduled payments due on any receivable other than as required by applicable law (including the order of a court of competent jurisdiction), it will make such modifications to the receivable, and the servicer will purchase such receivable in the same manner as described above under “Regular Sales of Receivables—Additional Terms of Receivables Sales” with respect to repurchases upon a breach of the servicer under the sale and servicing agreement; provided, however, that the servicer will not make a modification described in the preceding clause (i) or (ii) that would trigger a purchase of the related receivable as described in this sentence for the sole purpose of purchasing a receivable from related issuing entity.  The servicer or CNH Industrial Capital America will also be required to purchase or repurchase receivables in the same manner as described above under “Regular Sales of Receivables—Additional Terms of Receivables Sales” with respect to breaches of covenants of the servicer under the sale and servicing agreement which are summarized in the first sentence of this section, in this paragraph, in the following paragraph, or which relate to a failure by the servicer to maintain the perfection of the security interest in receivables or equipment related to receivables as required under the transaction agreements, but such a purchase or repurchase is only required with respect to receivables materially and adversely affected by such a breach.  The purchase or repurchase required under the preceding sentence would only be required if such breach was not cured by the last day of the calendar month in which such breach occurs or is discovered.  In addition, the servicer will also be required to purchase receivables in the same manner as described above under “Regular Sales of Receivables—Additional Terms of Receivables Sales,” if the servicer takes any action not in accordance with the servicer’s servicing procedures that materially impairs the rights of the related issuing entity, indenture trustee, the related certificateholders or noteholders in such receivables and which is an action relating to covenants summarized in the first sentence of this section, in this paragraph, or in the following paragraph.  The servicer will make the determination as to whether a purchase or repurchase described in this paragraph is required and there will not otherwise be any independent verification of the servicer’s exercise of authority or such determinations.

The servicer may in accordance with its then current customary standards, policies and procedures waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable.  The servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable equipment receivables serviced by the servicer for itself or others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables.  Additionally, the servicer and its affiliates may refinance any receivable by accepting a new retail installment sale contract or loan from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account.  The receivable created by such refinancing shall not be property of the issuing entity, and any related financed equipment and documents relating to the receivable which was paid off will be released from all security interests under the transaction agreements and will be retransferred to CNH Industrial Capital America or its affiliate.  The sale and servicing agreement provides that the parties to the agreement intend that the servicer and its affiliates will not refinance a receivable in order to provide direct or indirect assurance to us, the indenture trustee, the trustee, the related noteholders, or the related certificateholders, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the obligor on, or the uncollectability of, any receivable.  The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed equipment.

Liquidated receivables will be transferred to the servicer or CNH Industrial Capital America (as the servicer determines at such time) on the business day following the day on which such receivable becomes a liquidated receivable (the “liquidated receivable transfer date”) so long as the related liquidation proceeds are deposited before the liquidated receivables are transferred to the servicer or CNH Industrial Capital America, as applicable, and as of the liquidated receivable transfer date such liquidated receivables will no longer constitute receivables of the related issuing entity for any purposes.  Without limiting the generality of the foregoing, as of the applicable liquidated receivable transfer date (a) the related issuing entity, the depositor and the indenture trustee will transfer, assign, set over and otherwise convey to CNH Industrial Capital America or the servicer, as applicable, without recourse, representation or warranty, all of the related issuing entity’s, the depositor’s and the indenture trustee’s right, title and interest in, to and under such liquidated receivables and any related equipment, and all related assets, including all security and documents relating thereto, other than liquidation proceeds (the “liquidated collateral”), and (b) the issuing entity, the depositor, and the indenture trustee will be deemed to have released any security interest and any other claim in such liquidated collateral under the transaction agreements, without any further act or deed, and such liquidated collateral will be free of the security interest granted in the applicable indenture.

The servicer remarkets equipment that is returned to it upon termination of a lease by listing the equipment for sale at a remarketing website of the servicer.  A lease end analyst employed by the servicer arranges to have a third party inspect the equipment upon return.  The inspector provides a condition report with pictures to the remarketing technical adviser.  Based on that information, the technical adviser will assess any fees due from the customer and mails the customer a letter detailing those fees.  The servicer determines the sales price of the equipment and posts each item of equipment to the web site referenced above shortly after establishing its value.  The servicer also remarkets equipment at major auction locations throughout the United States.

In accordance with the servicer’s servicing procedures, the equipment relating to a receivable may be replaced with substitute equipment, of equal or greater value (in the servicer’s reasonable determination) than the original related equipment.  The only conditions to such substitution (in addition to its being in accordance with the servicer’s servicing procedures) will be the perfection of the first priority security interest in the related substitute equipment in favor of CNH Industrial Capital America and a first priority perfected security interest of the related indenture trustee in CNH Industrial Capital America’s security interest in such substitute equipment.  Following such substitution, the substitute equipment shall be considered the financed equipment related to such receivable for all purposes with respect the issuing entity and under the related transaction agreements, and (i) the related issuing entity, the depositor and the indenture trustee will sell, transfer, assign, set over and otherwise convey to CNH Industrial Capital America (or its affiliate designated by it), without recourse, representation or warranty, all of the related issuing entity’s, the depositor’s and the indenture trustee’s right, title and interest in, to and under such equipment originally financed by the receivable, and all security and documents relating thereto, and (ii) the related issuing entity, the depositor, and the indenture trustee will be deemed to have released any security interest and any other claim in such equipment originally financed by the receivable, and all security and documents relating thereto, under the related transaction agreements, without any further act or deed, and such equipment originally financed by the receivable, and all security and documents relating thereto, will be free of the security interest granted in the indenture.  The most common scenarios in which equipment would be substituted for the equipment originally related to a receivable are when the original equipment related to a receivable is stolen or damaged beyond repair and insurance proceeds are used to replace the stolen or damaged equipment or when the original equipment related to a receivable is faulty or nonfunctioning.  The servicer will make the determinations described in this paragraph to be made by the servicer (including whether a substitution is in accordance with the servicer’s servicing procedures) and there will not otherwise be any independent verification of the servicer’s exercise of authority or such determinations.

Collections and Accounts

The servicer will establish and maintain the following bank accounts for each trust (the following accounts, other than any backup servicer account, are collectively referred to in this prospectus as the “trust bank accounts”):

•                  a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•                  a note distribution account, into which amounts available for payment to the noteholders and any swap counterparties will be deposited and from which those payments will be made;

•                  if so specified in the related prospectus supplement, a certificate distribution account, into which amounts available for payment to the certificateholders will be deposited and from which those payments will be made (the certificate distribution account for a trust will only be a trust bank account as referenced in the discussion under “Collections and Accounts” to the extent a prospectus supplement so provides);

•                  if so specified in the prospectus supplement, a spread account;

•                  if so specified in the prospectus supplement, a pre-funding account; and

•                  if so specified in the prospectus supplement, a backup servicer account.

We will describe any other bank accounts to be established for a trust in the related prospectus supplement.

The servicer will deposit, or cause to be deposited, all payments received on a trust’s receivables during a calendar month into the related collection account within two business days of the date that the servicer has identified and posted such amounts (which the servicer will use its reasonable best efforts to do promptly) to the servicer’s computer system.  It is therefore possible that some cash collections could then be held in the related collection account for up to 45 days or more pending distribution as required under the related prospectus supplement.

However, at any time when (a) New Holland Credit is the servicer, (b) there exists no servicer default and (c) each other condition to making deposits less frequently than daily as may be specified by a hired NRSRO or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date.  In this case, cash collections would be held in the related collection account for one day or less pending distribution as required under the related prospectus supplement.  Prior to deposit into the collection account, the servicer may invest collections at its own risk and for its own benefit, and the collections will not be segregated from its own funds.  If the servicer were unable to remit such funds, noteholders might incur a loss.  To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit, provide a guarantee, or pledge assets for the benefit of the related trust to secure timely remittances of collections on the related receivables.

At any time when the servicer is permitted to remit collections once per Collection Period, the servicer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same Collection Period.  The servicer, however, will account to the indenture trustee, the trustee and the noteholders with respect to each trust as if all deposits, distributions and transfers were made individually.  “Collection Period” means, with respect to any payment date, the period from the end of the preceding Collection Period (or, if for the first payment date, from the beginning of the day after the initial cutoff date) to and including the last day of the calendar month preceding the calendar month in which such payment date occurs.

Funds held in a trust bank account and a backup servicer account will be invested in the following types of investments:

(a)                                 direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(b)                                 demand deposits, time deposits or certificates of deposit of any domestic depository institution or trust company or any domestic branch of a foreign bank that is subject to supervision and examination by federal or state banking or depository institution authorities, in each case, at the time of the investment or contractual commitment to invest, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof has a credit rating from each of the applicable hired NRSROs in its highest investment category granted thereby;

(c)                                  commercial paper having, at the time of the investment or contractual commitment to invest, a rating from each of the applicable hired NRSROs in its highest investment category;

(d)                                 investments in money market funds having a rating from each of the applicable hired NRSROs in its highest investment category, including funds for which the indenture trustee or the trustee or any of their respective affiliates is investment manager or advisor;

(e)                                  bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)                                   repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any of its agencies or instrumentalities the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

(g)                                  any other investment which satisfies the Rating Agency Condition and which is in the highest investment category granted by each applicable hired NRSRO.

Investments described in clauses (b) through (g) will be made only so long as making such investments will not require the trust to register as an investment company, in accordance with the Investment Company Act of 1940.  During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account.  Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates or trusts originated by us or our affiliates.  The investments made in each trust bank account are limited to obligations or securities that mature on or will be liquidated on the next payment date.

Funds on deposit in a trust bank account and a backup servicer account will be invested or reinvested by an indenture trustee in eligible investments selected by and as directed in writing by the servicer or if the servicer fails to provide written direction, will be invested or reinvested by the related indenture trustee in eligible investments specified in paragraph (d) above although the indenture trustee will not be liable for the selection of, or any loss arising from such investment in, any eligible investments.  All such eligible investments will be held or controlled by the indenture trustee for the benefit of the related noteholders, any related swap counterparties, any related backup servicer (with respect to the backup servicer account investments only) and the related certificateholders, as applicable.

Each indenture trustee will possess or control all right, title and interest in all funds on deposit from time to time in the related trust bank accounts and any backup servicer account and in all proceeds thereof (including all income thereon).  The trust bank accounts and any backup servicer account will be under the sole dominion and control of an indenture trustee for the benefit of the related noteholders, any related swap counterparties, any related backup servicer (with respect to a backup servicer account only) and the related certificateholders (with respect to the trust bank accounts only, but excluding the note distribution account).  Only the servicer and an indenture trustee will have access to the cash balances on deposit in the trust bank accounts and any backup servicer account.  Each of the servicer, the depositor, the related trustee and indenture trustee will make deposits to one or more of the trust bank accounts and/or any backup servicer account.  The servicer will make calculations and decisions regarding the transfer and disbursement of cash flows and there will not otherwise be any independent verification of the activity in the applicable trust bank accounts or the activity in any backup servicer account, other than to the limited extent addressed in the annual officer’s certificate of the servicer and the accountants’ report, each as described under “Servicer—Evidence as to Compliance.”

In the unlikely event of defaults on investments made in trust bank accounts or a backup servicer account, investors in the notes could experience losses or payment delays.  Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

Each trust bank account and each backup servicer account (if any) will be maintained in an Eligible Deposit Account.

“Eligible Deposit Account” means: (a) a deposit account maintained with a federal or state-chartered depository institution or trust company that is an Eligible Institution or (b) with respect to eligible investments only, a segregated trust account maintained with the corporate trust department of a federal depository institution or state chartered depository institution that is subject to federal or state regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) which has corporate trust powers, acting in its fiduciary capacity, so long as any of the securities of such depository institution have a credit rating from each rating agency hired by the sponsor to rate the notes (if such rating agency is still rating such notes) in one of its generic rating categories which signifies investment grade.

“Eligible Institution” means (a) in the case of deposit accounts or trust accounts in which deposits are held for less than thirty (30) days, an institution whose long-term unsecured debt obligations are rated at least BBB by S&P and are rated at least A3 by Moody’s, and if such institution has a short-term rating from S&P, an institution whose commercial paper, short-term debt obligations or other short-term deposits are rated at least  A-2 by S&P and (b) in the case of deposit accounts or trust accounts in which deposits are held for more than thirty (30) days, an institution whose commercial paper, short-term debt obligations or other short-term deposits are rated P-1 by Moody’s, and whose long-term unsecured debt obligations are rated at least BBB by S&P, and if such institution has a short-term rating from S&P, an institution whose commercial paper, short-term debt obligations or other short-term deposits are rated at least A-2 by S&P.

Cash will be held in trust bank accounts and any backup servicer account until it is withdrawn as described in the related prospectus supplement.  In the case of a pre-funding account, cash could be held in that account for up to twelve months before the amounts remaining therein at the end of the pre-funding period are distributed to noteholders.  See also “Servicer—Collections and Accounts” for a discussion regarding the length of time that cash may be held in the collection account.

We will grant a security interest in the funds on deposit in a backup servicer account (if any) to the related indenture trustee on behalf of the related securityholders as specified in the related prospectus supplement and the backup servicer (if any) to secure only our obligation to make the funds in such backup servicer account available to the indenture trustee for payment of (a) expenses of obtaining a replacement backup servicer, (b) backup servicer expenses of transitioning from the role of backup servicer to that of successor servicer and (c) reimbursable expenses due to a backup servicer.

Funds on deposit in a backup servicer account will not be collateral for any securities and will not be used to cover shortfalls in any distributions to any noteholders or certificateholders.

Servicing Compensation

With respect to each trust, the servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate contract value of the trust’s receivables as of the first day of the applicable Collection Period.  The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement.  If specified in the related prospectus supplement, the servicing fee may be subject to a minimum charge for each receivable in the receivable pool.

Evidence as to Compliance

Each sale and servicing agreement will require the servicer to deliver annually, on or before the 90th day of each calendar year, an assessment of its compliance with certain servicing criteria during the preceding twelve months (or in the case of the first such assessment, from the applicable closing date).  In addition, each sale and servicing agreement will require that a firm of independent public accountants furnish to the related trust and indenture trustee annually, on or before the 90th day of each calendar year, an attestation report as to such servicer’s assessment of compliance during the preceding twelve months (or in the case of the first such report, from the applicable closing date).  The assessment and attestation required by this paragraph must comply with the current rules and regulations of the SEC; however, the assessment and attestation may be replaced by any similar assessment or attestation using standards which are in the future in use by servicers of comparable assets and which comply with any applicable rule, regulation, “no action” letter or similar guidance promulgated by the SEC.

Each sale and servicing agreement will also require that an officer of the servicer deliver to the related trust and indenture trustee, substantially simultaneously with the delivery of the accountants’ attestation, a certificate stating that the servicer has fulfilled its obligations under the sale and servicing agreement in all material respects throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of each such failure.

Noteholders may obtain copies of such assessments, attestations and certificates by written request addressed to the applicable trustee.

Appointment of Subservicers

New Holland Credit, as servicer, may at any time appoint a subservicer to perform all or any portion of its obligations as servicer.  The appointment of any subservicer of a series is subject to satisfaction of the Rating Agency Condition with respect to the securities of that series.  The servicer will remain obligated and be liable to the related trust, trustee, indenture trustee and noteholders for the servicing and administering of the receivables in accordance with the applicable sale and servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables.  The fees and expenses of each subservicer will be paid by the servicer and will be paid in amounts as agreed between the servicer and its subservicer from time to time and none of the related trust, trustee, indenture trustee, certificateholders or noteholders will have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

New Holland Credit will not be permitted to resign from its obligations and duties as servicer for any trust, except upon determination that New Holland Credit’s performance of such duties is no longer permissible under applicable law.  No resignation will become effective until the related indenture trustee or a successor servicer has assumed New Holland Credit’s servicing obligations and duties.

Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the applicable sale and servicing agreement or for errors in judgment.  However, none of the listed parties will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.  In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

Upon compliance with procedural requirements specified in the related sale and servicing agreement, any of the following entities will be the successor of the servicer under that sale and servicing agreement:

•                  any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party;

•                  any entity succeeding to the business of the servicer; or

•                  any corporation or limited liability company of which 50% or more of the voting stock or membership interests, respectively, are owned, directly or indirectly, by CNH Industrial, which assumes the obligations of the servicer.

Upon any termination of, or appointment of a successor to, the servicer, the indenture trustee will give prompt written notice thereof to the related noteholders, any related swap counterparties, the backup servicer (if any) and the applicable hired NRSROs (which notice to any hired NRSROs will be given either (i) to the depositor to be forwarded to the applicable NRSROs, or (ii) directly to any hired NRSROs with a prior copy to the depositor).

Servicer Default

The following events will constitute “servicer defaults” under each sale and servicing agreement:

•                  the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•                  we or the servicer breach our respective obligations under the sale and servicing agreement, subject to materiality limitations and a 60 day cure period after notice;

•                  bankruptcy or insolvency of the servicer; and

•                  any other events specified in the related prospectus supplement.

Rights Upon Servicer Default

If a servicer default under a sale and servicing agreement occurs and remains unremedied after the expiration of the applicable cure period, the related indenture trustee or holders of notes of the related series evidencing at least 25% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement) may terminate all the rights and obligations of the servicer (other than with respect to certain indemnity obligations of such servicer) under the sale and servicing agreement.  In that event, all power and authority of the servicer under the sale and servicing agreement will, without further action, pass to and be vested in (a) the backup servicer (if any), as the successor servicer or (b) if there is no or is no longer a backup servicer, to the related indenture trustee or a successor servicer appointed by the related trust and acceptable to the indenture trustee.  Any successor servicer will be entitled to similar compensation arrangements.  If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee or other official may have the power to prevent the related indenture trustee or noteholders from effecting a transfer of servicing.

Upon the servicer’s receipt of notice of termination, or the servicer’s resignation in accordance with the related sale and servicing agreement, the predecessor servicer will continue to perform its functions as servicer under the related sale and servicing agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of: (x) the date 60 days from the delivery to the related trustee, indenture trustee and any swap counterparties of written notice of such resignation (or written confirmation of such notice) in accordance with the related sale and servicing agreement and (y) the date upon which the predecessor servicer becomes unable to act as servicer, as specified in the notice of resignation and accompanying opinion of counsel.  In the event that a successor servicer has not been appointed at the time when the predecessor servicer has ceased to act as servicer, the related indenture trustee will automatically become the successor servicer.  However, if the indenture trustee is unable to act as successor servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of receivables that are of the same type as the receivables owned by the related trust.

An indenture trustee may make arrangements for compensation to be paid to a successor servicer, but the compensation may in no event be greater than the servicing fee provided for under the related sale and servicing agreement, which may provide for the servicing fee payable to a successor servicer to be greater than the amounts paid to New Holland Credit.  All reasonable costs and expenses, including attorneys’ fees, incurred in connection with the transfer to the successor servicer of (a) all cash amounts held or thereafter received by the predecessor servicer with respect to a receivable and (b) the receivable files, including the costs of amending the related sale and servicing agreement to reflect its succession as servicer, will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses.  Other than any amounts on deposit in a backup servicer account if and as described in the accompanying prospectus supplement, which are to be used to cover expenses associated with the transitioning of a backup servicer from the role of backup servicer to successor servicer, there are no amounts set aside to cover servicing transfer expenses.

Waiver of Past Defaults

With respect to each trust, unless otherwise provided in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of the related series may, on behalf of all noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust bank accounts or a backup servicer account.  Therefore, a majority of the noteholders have the ability to waive defaults by the servicer which could materially adversely affect the certificateholders and the noteholders that did not vote to waive the servicer default.

In addition, unless otherwise provided in the related prospectus supplement, the holders of the related certificates evidencing at least half of the outstanding certificate balance may, on behalf of all noteholders and certificateholders, waive any servicer default that does not materially and adversely affect the related indenture trustee or noteholders.  None of these waivers will impair the noteholders’ or certificateholders’ rights with respect to subsequent defaults.

Backup Servicer

We will identify the backup servicer, if any, for the receivables owned by your trust in your prospectus supplement.  In exchange for performing its function as backup servicer pursuant to a backup servicer agreement and as further described in your prospectus supplement, the backup servicer, if any, will be paid a fee on each payment date in an amount specified in your prospectus supplement.

If there is a backup servicer for your trust, the backup servicer will, on a one-time basis, obtain data and systems information from the servicer’s servicing system and will confirm that such data is readable by the backup servicer and will map the data to the backup servicer’s systems.  In addition, each month (beginning with the month following the initial Collection Period) the backup servicer will be provided data from the servicer’s servicing system.  Within 10 business days of its receipt of the applicable information, the backup servicer will use its reasonable efforts to identify any discrepancies or to confirm that the information concerning delinquency aging, defaults and month-end receivables balance information contained in the monthly servicer report distributed by the servicer (beginning with the month following the initial Collection Period) corresponds to the monthly data provided to the backup servicer.

THE TRUSTEE AND THE INDENTURE TRUSTEE

We will identify the trustee for your trust and the indenture trustee for your notes in your prospectus supplement.  The liability of the indenture trustee and the trustee in connection with the issuance and sale of the related securities is limited solely to their respective express obligations under the related agreements.

A trustee may resign at any time, in which event the servicer must appoint a successor trustee.  The administrator of a trust may also remove the trustee if the trustee ceases to be eligible to continue as trustee or if the trustee becomes insolvent.  In that case, the administrator must appoint a successor trustee.  If the administrator removes the trustee under the authority described in the preceding sentence, the administrator will promptly appoint a successor trustee and pay all fees owed to the outgoing trustee.

An indenture trustee may resign at any time, and will be removed by the trustee if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee.  If an indenture trustee resigns or is removed, the trust must appoint a successor indenture trustee.  The holders of not less than a majority of the outstanding amount of the notes may also remove an indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.  If a successor indenture trustee does not take office within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the applicable trust or the holders of not less than a majority of the outstanding amount of the related notes may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.  Expenses associated with a transfer from one indenture trustee to another will be paid by the trust or the servicer on behalf of the trust.

No resignation or removal of a trustee or an indenture trustee, as the case may be, or appointment of a successor trustee or successor indenture trustee, as the case may be, will become effective until the successor trustee or successor indenture trustee has accepted its appointment.

No recourse may be taken, directly or indirectly, with respect to the obligations of a trust, a trustee or an indenture trustee on the related notes or under the related indenture or any certificate or other writing delivered in connection therewith, against: (i) the related indenture trustee or the trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the trust or (iii) any partner, owner, beneficiary, officer, director, employee or agent of: (a) the related indenture trustee or the trustee in their individual capacities, (b) any owner of a beneficial interest in a trust, a trustee or an indenture trustee or (c) of any successor or assign of an indenture trustee or a trustee in their individual capacities, except as any such person may have expressly agreed (it being understood that each indenture trustee and the trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary will be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

In no event will an indenture trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid under the related indenture and the amount necessary to induce any successor servicer to act as successor servicer under the related indenture and the transactions set forth or provided for therein, or be liable for or be required to make any servicer advances.  No indenture trustee will incur any liability as a result of any sale of the related trust estate or any part thereof at any sale pursuant to the related indenture which is conducted in a commercially reasonable manner.

If an event of default has occurred and is continuing, an indenture trustee must exercise the rights and powers vested in it by the related indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Except during the continuance of an event of default actually known to a responsible officer of an indenture trustee:

(a)                                 each indenture trustee undertakes to perform such duties and only such duties as are specifically set forth in the related indenture and no implied covenants or obligations will be read into the related indenture against the indenture trustee; and

(b)                                 in the absence of bad faith on its part, each indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the related indenture; provided, however, in the case of any such certificates or opinions that by any provision of the related indenture are specifically required to be furnished to an indenture trustee, that indenture trustee must examine the certificates and opinions to determine whether or not they conform to the requirements of the related indenture.

An indenture trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)                                 this sentence does not limit the statements set forth in clauses (a) and (b) of the previous paragraph;

(b)                                 an indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer of the indenture trustee unless it is conclusively determined by a court of competent jurisdiction that the indenture trustee was negligent in ascertaining the pertinent facts;

(c)                                  an indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the related indenture;

(d)                                 an indenture trustee will not be charged with knowledge of an event of default or servicer default unless a responsible officer of the indenture trustee obtains actual knowledge of such event or the indenture trustee receives written notice of such event from the depositor, servicer or noteholders owning notes aggregating not less than 10% of the outstanding amount of the related notes; and

(e)                                  an indenture trustee will have no duty to monitor the performance of the related trust, trustee, the depositor or the servicer, nor will it have any liability in connection with malfeasance or nonfeasance by the related trust, trustee, the depositor or the servicer.  Furthermore, an indenture trustee will have no liability in connection with compliance of the related trust, trustee, the depositor or the servicer with statutory or regulatory requirements related to the receivables held by the related trust.

An indenture trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided, that the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

Each trust will, or will cause the servicer to, indemnify the related indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by them in connection with the administration of the trust contained in the related indenture and the performance of its duties thereunder.  However, neither the related trust nor the servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the related indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith.

An indenture trustee will not in any way be held liable for the selection of eligible investments or by reason of any insufficiency in any of the related trust bank accounts or any backup servicer account resulting from any loss on any eligible investment included therein, except for losses attributable to the indenture trustee’s failure to make payments on such eligible investments issued by the indenture trustee, in its commercial capacity as principal obligor and not as trustee; provided however, that the limitation to the indenture trustee’s liability does not extend to any actions constituting willful misconduct, negligence or bad faith.

The indenture trustee will not independently verify distribution calculations, access to or activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal or addition of receivables, the substitution of substitute equipment, or the underlying data used for such determinations.

AFFILIATIONS AMONG TRANSACTION PARTIES

As described in the disclosure above relating to the sponsor, the servicer (which also acts as administrator) and us (the depositor), these entities are all affiliates and engage in transactions with each other involving securitizations of assets similar to the receivables, including public offerings and private placements of asset-backed securities.  Also, we or one of our affiliates may hold some or all of the certificates issued by a trust, in which case that trust might be considered our affiliate and an affiliate of the sponsor and the servicer.  The transactions among us and our affiliates that are material to investors relate to the securitization activities described in this prospectus and related prospectus supplements, and those transactions are described throughout this prospectus and the related prospectus supplement.  The nature of the affiliations among the sponsor, the servicer and us is illustrated in the chart below.

OWNERSHIP OF TRANSACTION PARTIES INCLUDED IN THE CNH AFFILIATED GROUP

We have not in the past used indenture trustees or trustees that are affiliated with us or the sponsor or the servicer, and we do not anticipate doing so in the future.  If, contrary to our current expectation, we do use an affiliated indenture trustee or trustee in an offering made pursuant to this prospectus, we will disclose the material aspects of any such affiliation in the related prospectus supplement.  The parties acting as indenture trustee or trustee and their respective affiliates may, from time to time, engage in arm’s-length transactions with us, the sponsor or the servicer or our affiliates, which are distinct from their respective role as indenture trustee or trustee.

POOL ASSETS

We will provide information about each trust’s pool of receivables in the related prospectus supplement.  The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and contract value of the receivables and the geographic distribution of the receivables.

Selection Process

CNH Industrial Capital America will use several criteria to select receivables to be sold to each trust.  These criteria will include that:

(1)                                 each receivable transferred to a trust must:

(a)                                 be secured by new or used agricultural, construction or other equipment, or be leases of such equipment;

(b)                                 be originated in the United States;

(c)                                  provide for payments that fully amortize the amount financed over its original term to maturity; these payments may, (i) in the case of any lease, include a single balloon payment or a termination value similar to a final balloon payment payable by either the lessee or the dealer that originated the lease or (ii) in the case of a floating rate receivable, be increased (resulting in larger subsequent scheduled payments) or decreased (by reducing the amounts of subsequent scheduled payments) if the prime rate (or other index rate, such as LIBOR) component of the contract underlying the floating rate receivable increases or decreases, respectively, from the rate in effect on the date of the contract;

(d)                                 not be a non-performing receivable and not have a payment that is more than 90 days overdue as of the end of the month prior to the day it is sold to the trust or other material default outstanding; and

(e)                                  not have an obligor that is shown in CNH Industrial Capital America’s records as currently being the subject of a bankruptcy proceeding;

(2)                                 delinquent receivables must constitute less than 20% of the aggregate statistical contract value of the receivables pool as of the initial cut-off date and as of each cut-off date during any prefunding period; and

(3)                                 the portion of the securitized pool balance for any trust attributable to the residual value of physical property underlying the leases, as determined in accordance with the applicable transaction agreements and described in the related prospectus supplement, must be less than 20% (as measured by dollar volume) of the securitized pool balance at each applicable cutoff date.

Additional criteria for any particular trust’s receivables may be listed in the related prospectus supplement.  CNH Industrial Capital America will not use selection procedures that CNH Industrial Capital America believes to be adverse to you in selecting the receivables for your trust.

Each trust’s receivables may include receivables with respect to which the required initial payment has not been made.  They may also include interest waiver receivables, under which interest does not begin to accrue for a designated time period or at all, as well as receivables originated through special interest rate financing programs.

Interest and Amortization Types

A trust’s receivables may include fixed rate, floating rate and non-interest bearing receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable.  Receivables that are retail installment loans, retail installment sale contracts or consumer installment loans have an explicit interest rate that is usually named in the contract that evidences the receivable.  Other receivables, including leases, may not disclose an explicit interest rate, but they have an implicit interest rate that CNH Industrial Capital America uses to calculate the periodic rental payments in a way similar to the way that it calculates periodic installment payments under a retail installment sale contract, retail installment loan or consumer installment loan.

All of the receivables in each trust which are interest bearing will be simple interest receivables.  Under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received.  The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.  The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.  If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Additional Terms of Floating Rate Receivables

As stated under “Pool Assets—Interest and Amortization Types”, a trust’s receivables may include floating rate receivables.  Generally, the interest rate on a floating rate receivable will be based on the prime rate as published in the Wall Street Journal or another index rate (such as LIBOR), will be recalculated on a regular basis and may increase, subject to an interest rate cap, or decrease, subject to an interest rate floor.  Equal installment payments of principal and interest are calculated and fixed on the date of the contract underlying a floating rate receivable based on the applicable prime or such other index rate set forth in the contract and price of the equipment financed.  Changes in the prime or such other index rate may result in an increase or decrease of the total amount due and collectible under a floating rate receivable.  If the prime or such other index rate increases from the prime or such other index rate set forth in a contract underlying a floating rate receivable, the subsequent scheduled payments will be adjusted upwards.  Similarly, if the prime or such other index rate decreases from the prime or such other index rate set forth in the contract underlying a floating rate receivable, the subsequent scheduled payments will be adjusted downwards.  As a result of these cumulative increases and decreases, the actual payments may be significantly higher or lower than the payments originally set forth in the contract underlying a floating rate receivable.

Payment Terms

The receivables have a variety of repayment or rental schedules tailored to the applicant’s anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules.  Receivables secured by construction equipment are normally financed with equal monthly payments.  However, obligors can select a “skip payment” schedule, under which payments in up to six predetermined consecutive months are “skipped” to coincide with slow work periods.  For example, contractors in areas with colder winters normally elect to skip payments in January, February and March, in which case the normal twelve payments are amortized over a nine-month period.  Obligors can only make this election at the time the receivable is originated.

Insurance

Obligors are required to obtain and maintain physical damage insurance with respect to the financed or leased equipment and, in the case of a lease, liability insurance with respect to the leased equipment.

Dealers that sell receivables to CNH Industrial Capital America under their current retail and lease agreements are responsible for verifying insurance coverage on the equipment at the time the receivable is originated.  If a dealer fails to verify insurance coverage and the obligor did not obtain insurance coverage at the time the receivable was originated, the dealer will be responsible for any resulting loss.

At the time the receivable is originated, CNH Industrial Capital America allows a customer’s physical damage insurance and credit life insurance to be financed under the receivable.

Terms of Leases

Any leases transferred to the trusts will be closed end leases that call for rental payments that are due periodically during the term of the lease.  To the extent set forth (which may be none, as well) in the related prospectus supplement, any equipment leases that we transfer to any trust that are classified as operating leases for accounting purposes will have residual value insurance in an amount sufficient to convert the payments receivable under that equipment lease into a financial asset for accounting purposes.  The benefits of any such residual value insurance will be transferred to the applicable trust.  In no event will the portion of the securitized pool balance for any trust attributable to residual values for such leases equal or exceed 20%, as measured by dollar volume.

Once the term of a lease expires, the lessee generally has three alternatives.  The lessee may purchase, re-lease or return the equipment.  Notices are sent to lessees 120 days and 45 days prior to the expiration of the lease term notifying them of these options.  Additional letters are sent if the lessee does not respond.

If a lessee elects to purchase the leased equipment, the purchase price (which may be a stated dollar amount or then fair market value) is stated in the purchase option in the expiring lease.  The lessee may pay the purchase price in cash or, upon receipt of the necessary credit approval, may purchase the unit by executing a retail installment sale contract.  If the lessee pays by executing a retail installment sale contract, then CNH Industrial Capital America, as the originator of that contract, will be required to remit the purchase price to any trust that held the expiring equipment lease, on behalf of the lessee/purchaser.  Similarly, if the lessee elects to re-lease the equipment, CNH Industrial Capital America will be required to repurchase the equipment in order to enter into the lease, for a purchase price equal to the stated purchase price, which CNH Industrial Capital America will remit to the trust that held the expiring equipment lease.

If a lessee elects to return the equipment, then the originating dealer may have the option to purchase the equipment by drawing under its wholesale financing arrangements with CNH Industrial Capital America.  Like the proceeds of a retail installment sale contract described above, the proceeds of any such draw will be paid to any trust that held the expiring equipment lease.  If the lessee elects to return the equipment, and the related dealer does not elect to purchase the equipment, then the servicer will be responsible for remarketing the equipment, as described under “Servicer—Servicing Procedures” above.

Your notes will rely for their payment on the residual value of the leased equipment and/or residual value insurance policies to the extent set forth in the accompanying prospectus supplement.

Consumer Installment Loans

Under the terms of the consumer installment loans, the obligor grants the applicable originating Consumer Receivables Originator a security interest in the financed property and agrees to make payments of principal and interest calculated according to a schedule contained in the loan contract.  A breach of a loan contract will occur if the related obligor fails to make a required payment when due or breaches any agreement contained in the loan contract or if the property securing the loan suffers damage in whole or in part or is impounded.

Delinquencies, Prepayments and Net Losses

In the related prospectus supplement for your notes, we provide you with historical information concerning delinquencies, prepayments and net losses on certain prior securitized pools of receivables.  This information may exclude any category of receivables not included in your trust.

USE OF PROCEEDS

Each trust will apply the offering proceeds from the sale of its notes remaining after payment of the expenses of offering identified in the “Underwriting” section of the related prospectus supplement to buy receivables from us and to make deposits in various trust bank accounts, including any pre-funding account for that trust, as well as in any backup servicer account.  We will use that portion of the offering proceeds paid to us to repay outstanding indebtedness under our financing agreements, to purchase related receivables from CNH Industrial Capital America and/or for general corporate purposes.

DESCRIPTION OF THE NOTES

Each trust will issue one or more classes (which may include sub-classes) of notes pursuant to an indenture between the trust and an indenture trustee.  We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part.  In addition to the notes offered by this prospectus, each trust may issue additional notes of such offered class or classes or sub-class or subclasses and/or one or more additional class or classes or sub-class or sub-classes of notes that may be sold in transactions exempt from registration under the Securities Act or retained by or acquired by us or our affiliates.  Those additional notes or class or classes or sub-class or sub-classes of notes may be issued under the related indenture or under a separate agreement.  We summarize the material terms of the notes and indentures below.  This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series in the related prospectus supplement.  The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series.  Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments.  Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

Modification of Indenture.  The indenture for each trust may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the trust and the indenture trustee, with prior written notice to the hired NRSROs.  However, the following changes may not be made to any indenture without the consent of each affected noteholder:

(1)                                 delay the final scheduled maturity date of any note, or reduce the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2)                                 any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3)                                 any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

(4)                                 any modification of the provisions of the indenture regarding the voting of notes held by us, the applicable trust, any other obligor on the notes, or any of our respective affiliates;

(5)                                 any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(6)                                 any change that adversely affects the status or priority of the lien of the indenture on any collateral.

Also, unless otherwise provided in the applicable prospectus supplement, a trust and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, but with prior written notice to the hired NRSROs, for the purpose of:

(a)                                 changing the related indenture or the rights of noteholders, if the change will not adversely affect in any material respect the interests of any noteholder; or

(b)                                 substituting credit enhancement for any class of notes, if the Rating Agency Condition is satisfied with respect to the securities of that series.

A supplemental indenture will not be deemed to adversely affect in any material respect the interests of any class of notes if the Rating Agency Condition is satisfied with respect to such supplemental indenture for such class of notes.

The “Rating Agency Condition” means, with respect to any action, that (with respect to each of the following rating agencies to the extent the following rating agency is a hired NRSRO to rate rated securities and such rating agency is still rating such rated securities) (a) Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), and Fitch, Inc. shall have each been given at least 10 business days’ prior notice thereof and (b) Moody’s Investors Service, Inc. (“Moody’s”) shall have been given at least 10 business days’

prior notice thereof and shall not have notified the applicable issuing entity and the indenture trustee that such action will result in a reduction or withdrawal of its then current rating of any rated securities.  For purposes of the previous sentence, “rated securities” mean each class of notes of a series rated by a hired NRSRO, and if so specified in the prospectus supplement relating to a series, the certificates of that series rated by a hired NRSRO.

If and for so long as there is a backup servicer, the applicable trust and indenture trustee may not, without the consent of the backup servicer (such consent is not to be unreasonably withheld), make, execute, acknowledge or deliver amendments to an indenture or enter into any supplemental indentures thereto or otherwise waive or amend any provision of an indenture if such action will have, or it is expected may have, a material adverse effect on the backup servicer or any successor servicer.

Events of Default; Rights upon Event of Default.  Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

•                  the trust fails to pay any interest on any note within five days after its due date;

•                  the trust fails to pay any installment of the principal of any note on its due date;

•                  the trust breaches any of its other covenants in the indenture and such breach continues for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•                  the trust fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days after written notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•                  the trust becomes bankrupt or insolvent or is liquidated, provided however, that if such event arises due to an order or decree in an involuntary case, such order or decree remains unstayed and in effect for a period of 60 consecutive days or the trust consents to such order.

If an event that, with notice or the lapse of time or both would become an event of default occurs and is continuing and is known to a responsible officer of the indenture trustee, the indenture trustee will mail to any related swap counterparties and each related noteholder notice of that default within 90 days after it occurs.  Except in the case of an event that is, or with notice or the lapse of time or both would become, an event of default due to a default in payment of principal of or interest on a note, including payments pursuant to the mandatory redemption provisions of such note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the related noteholders and any related swap counterparties.

You should note, however, that until the final scheduled maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose.  Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose.  Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the final scheduled maturity date for that class of notes.

If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the principal of the notes of that series may be declared to be immediately due and payable by the related indenture trustee, holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes.  Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default.  Noteholders’ voting rights may vary by class.

If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the applicable trust maintain possession of those receivables and continue to collect on them as if there had been no declaration of acceleration.  Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3%  of the outstanding principal amount of those notes.

Each indenture will provide that, subject to the duty of the related indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.  Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

•                  the noteholder gives the indenture trustee written notice of an event of default;

•                  the holders of at least 25% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and have offered reasonable indemnity to the indenture trustee;

•                  the indenture trustee has not received a direction not to take legal action from the holders of a majority of the outstanding principal amount of the notes in that series; and

•                  the indenture trustee has failed to take legal action within 60 days.

In addition, each indenture trustee and the related noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their trust.

None of the trustee for any trust, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in a trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuing entity contained in the applicable indenture.

If an event of default has occurred and is continuing, the related indenture trustee may, and at the direction of the holders of not less than 66 2/3% of the outstanding amount of the notes of the related series will, exercise all rights, remedies, powers, privileges and claims of the related trust against the depositor or the servicer under or in connection with the related sale and servicing agreement, including the right or power to take any action to compel or secure performance or observance by the depositor or the servicer of each of their obligations to the trust thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the related sale and servicing agreement, and any right of the applicable trust to take such action will be suspended.  In addition, if an event of default has occurred and is continuing, an indenture trustee may, and at the direction of the holders of not less than 66 2/3% of the outstanding amount of the related notes will, exercise all rights, remedies, powers, privileges and claims of the depositor against the sponsor, under or in connection with the purchase agreement or purchase agreements, as applicable, between it and the depositor, including the right or power to take any action to compel or secure performance or observance by the sponsor, of its obligations to the depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under such purchase agreement or purchase agreements, as applicable, and any right of the depositor to take such action will be suspended.

Certain Covenants.  In its indenture, each trust will agree not to consolidate with or merge into any other entity, unless:

•                  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state,

•                  that entity expressly assumes the trust’s obligations relating to the notes,

•                  immediately after the transaction, no event of default would have occurred and not have been remedied,

•                  the trust has been advised that, with respect to such transaction, the Rating Agency Condition has been satisfied with respect to the securities of the related series, and

•                  the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder.

Each trust will also agree not to take the following actions:

•                  sell or otherwise dispose of any of its assets, except as permitted by its transaction agreements,

•                  claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law,

•                  assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust,

•                  dissolve or liquidate in whole or in part, except as contemplated by its transaction agreements,

•                  permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture,

•                  permit any lien, claim or other encumbrance to affect its assets or any part of the trust, any interest in its assets or the trust or any related proceeds, or

•                  incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its notes and its other transaction agreements.

Each trust may engage in only the activities described in this prospectus and the related prospectus supplement.

Annual Compliance Statement.  Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

Indenture Trustee’s Annual Report.  The indenture trustee for each trust will be required to prepare and to mail each year, within 60 days after each December 31, to all of that trust’s noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the trust to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

DESCRIPTION OF THE CERTIFICATES

Each trust will issue one or more classes of certificates pursuant to a trust agreement between us and a trustee.  We have filed a form of the trust agreement to be used as an exhibit to the registration statement of which this prospectus is a part.  A trust’s certificates may be sold in transactions exempt from registration under the Securities Act or retained by or acquired by us or our affiliates.  We summarize the material terms of the certificates to the extent material to noteholders below.  This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

We will describe the timing and priority of payment and, to the extent applicable, the seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal and interest or other distributions on each class of certificates of a series in the related prospectus supplement to the extent material to noteholders.  Certificateholders’ rights to receive payments on their certificates will be junior to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement.  In addition, the right of holders of any class of certificates to receive payments of principal and interest or other distributions may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.  Each series may include one or more classes of certificates of a type known as “strip certificates.” Strip certificates are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments.  Each class of certificates may have a different interest rate, which may be a fixed or floating interest rate and may be zero.

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders, under the related sale and servicing agreement, except as otherwise provided in the sale and servicing agreement.

ADMINISTRATIVE INFORMATION ABOUT THE NOTES

Denominations

We will identify minimum denominations for purchase of notes in the related prospectus supplement.  If we do not specify any denomination, then the notes will be available for purchase in minimum denominations of $1,000 and in greater whole-dollar denominations.

Fixed Rate Notes

Each class of notes may bear interest at a fixed or floating rate per annum or may bear no interest.  We will identify the applicable interest rate for each class of fixed rate notes in the applicable prospectus supplement.  Interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

Floating Rate Notes

Each class of floating rate notes will bear interest for interest periods specified in the applicable prospectus supplement at a rate per annum equal to:

•                  a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), the prime rate, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, or negotiable certificates of deposit rates;

•                  plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•                  or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.

In the prospectus supplement for any floating rate notes we may also specify either or both of the following for any class:

•                  a maximum, or ceiling, on the rate at which interest may accrue during any interest period, and

•                  a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate notes will in no event be higher than the maximum rate permitted by applicable law.

Each trust that issues floating rate notes will appoint a calculation agent to, or designate the LIBOR Determination Agent to, calculate interest rates on each class of its floating rate notes. The applicable prospectus supplement will identify the calculation agent, if any, for each class of floating rate notes in the offered series. Determinations of interest by the LIBOR Determination Agent or a calculation agent, as applicable, will be binding on the holders of the related floating rate notes, in the absence of manifest error.  All percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

“LIBOR Determination Agent” means the indenture trustee.

Book-Entry Registration

The Clearing Organizations.  We will specify in the related prospectus supplement whether or not investors may hold their notes in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

•                  in the United States, The Depository Trust Company (commonly known as “DTC”); or

•                  in Europe, either Clearstream Banking, société anonyme, Luxembourg or Euroclear (also known as the “Euroclear System”).

Each of these entities holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts.  This eliminates the need for physical movement of certificates representing the securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.

Clearstream Banking, Luxembourg.  Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream, Luxembourg”), is incorporated under the laws of Luxembourg.  Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Clearstream,

Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with 45 domestic securities markets in many countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Since February 12, 2001, Clearstream, Luxembourg has also been supervised by the Central Bank of Luxembourg according to the Settlement Finality Directive Implementation of January 12, 2001, following the official notification to the regulators of the Clearstream, Luxembourg role as a payment system provider operating a securities settlement system.  Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Currently, Clearstream, Luxembourg has around 2,500 customers located across over 110 locations, including all major European countries, Canada and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank S.A./N.V.

Euroclear.  Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities for such transactions.  It settles transactions in a number of currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing.  Euroclear interfaces with domestic markets in many countries.  Euroclear is operated by Euroclear Bank S.A./N.V.  The Euroclear System is owned by Euroclear PLC, an English company.  Euroclear Bank S.A./N.V. conducts all operations.  All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./N.V.  Euroclear Bank S.A./N.V. establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant.

Euroclear Bank S.A./N.V. has advised that it is a regulated and licensed financial institution.  It is regulated by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.  These Terms and Conditions and laws govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Book-Entry Clearance Mechanics.  If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the notes.  Euroclear will hold an omnibus account with its depositary, which in turn will hold an omnibus account in DTC.  Clearstream, Luxembourg or its depositary will hold an omnibus account in DTC.

Transfers between DTC’s participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary.  However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective depositaries.

The timing of credits of securities or cash as a result of a transaction with a DTC participant in Euroclear or Clearstream, Luxembourg depends on when the settlement in DTC takes place.  Credits of securities in Euroclear as a result of a transaction with a DTC participant, which were credited during the morning of that day (New York time), such credits will be reflected during the same settlement day in the Euroclear System.  Euroclear participants receive several reportings each day of credits and other transactions in securities settled during any processing.

Clearstream, Luxembourg is an International Central Securities Depository (ICSD) providing, as its core services, the clearance and settlement of transactions in global and international securities and domestic securities traded across borders.  These services are carried out by means of a computer-based book-entry system operated from Luxembourg on behalf of Clearstream, Luxembourg by Clearstream Services.

Custody management services are available to customers for securities held by Clearstream, Luxembourg.  They include collection of coupon and dividend payments, collection of principal, exercise of rights and warrants as instructed by the customer, tax reclaim assistance and proxy voting services.

In order to provide customers with access to a broad range of markets and products, Clearstream, Luxembourg has developed a network of service providers.  These, together with Clearstream, Luxembourg itself, comprise the “service network”.  Clearstream, Luxembourg has also established interfaces with other “external” institutions to enable customers to settle transactions with counterparties who hold accounts in other clearing systems, and also for information or reporting purposes.

Purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of each actual noteholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.

Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction.  Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of noteholders.  Noteholders will not receive certificates representing their ownership interest in notes, unless the book-entry system for the notes is discontinued.  Because of this, unless and until definitive notes for such series are issued, noteholders will not be recognized by the applicable indenture trustee or trustee as “noteholders” or “securityholders”.  Hence, unless and until definitive notes are issued, noteholders will only be able to exercise their rights as noteholders indirectly through DTC and its participating organizations.

To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee.  The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership.  DTC has no knowledge of the actual securityholders of the securities.  Its records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders.  The DTC participants and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

Neither DTC nor its nominee will consent or vote with respect to notes.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns DTC’s nominee’s consenting or voting rights to those DTC participants to whose accounts the notes are credited on the record date (identified in a listing attached thereto).

Principal and interest payments on notes cleared through DTC will be made to DTC’s nominee.  DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date.  Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the trustee, the issuing entity, or us, subject to any statutory or regulatory requirements that are in effect from time to time.  Payment of principal and interest to DTC’s nominee is the responsibility of the applicable indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to noteholders is the responsibility of DTC participants and indirect participants.

Principal and interest payments on notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary.  Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “Material U.S. Federal Income Tax Consequences.” Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under a related agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Noteholders should review the procedures of DTC, Clearstream, Luxembourg and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of notes.

Definitive Notes

Notes that are initially cleared through DTC may be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, if requested by the DTC participants to whom the notes are credited and in accordance with DTC’s rules and procedures.

Upon surrender by DTC of the definitive certificates representing the corresponding notes and receipt of instructions for re-registration, the applicable trustee will reissue the notes to the noteholders as definitive notes.

Principal and interest payments on all definitive notes will be made by the applicable trustee in accordance with the procedures set forth in the related indenture, directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified for the notes in the related prospectus supplement.  Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.  The final payment on any definitive note, however, will be made only upon presentation and surrender of the definitive note at the office or agency specified in the notice of final distribution to the applicable noteholders.

Definitive notes will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive notes.  No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Noteholders

Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes.  The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

Reports to Noteholders

On or prior to each payment date for the securities of a trust, the servicer for the trust will prepare and provide to the trust’s indenture trustee a statement to be delivered, or otherwise made available in the manner specified under “The Indenture Trustee” in the prospectus supplement for your notes, to the related noteholders.  Each of these statements will include, to the extent applicable to the particular series or class of notes, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

(1)                                 the amount of any principal payment on each class of securities;

(2)                                 the amount of any interest payment on each class of securities;

(3)                                 the aggregate balance of receivables in the trust at the end of the prior Collection Period;

(4)                                 the aggregate outstanding principal balance and the note pool factor for each class of notes, and the aggregate outstanding balance and the certificate pool factor for each class of certificates, each after giving effect to all payments reported under clause (1) above;

(5)                                 the amount of the servicing fee paid to the servicer for the prior Collection Period;

(6)                                 the interest rate for the next period for any floating rate notes;

(7)                                 the amount of the administration fee paid to the administrator for the prior Collection Period;

(8)                                 the amount of the backup servicing fee paid to the backup servicer for the prior Collection Period;

(9)                                 the amount of the net losses on receivables, if any, during the prior Collection Period;

(10)                          the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us, CNH Industrial Capital America or the servicer during the prior Collection Period;

(11)                          the balance on deposit in any spread account or the amount available under any other credit enhancement on the payment date, after giving effect to any changes on that date;

(12)                          for each payment date during a pre-funding period, the remaining balance in the pre-funding account; and

(13)                          for the first payment date that is on or immediately following the end of a pre-funding period, the amount of any remaining balance in the pre-funding account that has not been used to fund the purchase of receivables and is being paid as principal on the securities.

The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes.  Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining balance of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates.  Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or certificates.

A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the then applicable note pool factor.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such trust and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of federal income tax returns.

AMENDMENTS

The trust agreement, backup servicing agreement (if any), administration agreement, sale and servicing agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person (other than, with respect to any backup servicing agreement, the indenture trustee, and with respect to the sale and servicing agreement, the backup servicer (such backup servicer’s consent is not to be unreasonably withheld), if any), in each case if one of the following documents is delivered to the indenture trustee by the depositor, servicer, backup servicer (if any) or administrator as applicable:

(a)                                 an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders (and, with respect to a trust agreement, the administration agreement, the purchase agreement and the sale and servicing agreement, the interests of the certificateholders); or

(b)                                 officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders (and, with respect to a trust agreement, the administration agreement, the purchase agreement and the sale and servicing agreement, the interests of the certificateholders).

An amendment will be deemed not to adversely affect in any material respect the interests of any noteholder of a class of notes if the Rating Agency Condition is satisfied with respect to the notes of such class.  Prior to the execution of any amendment to the trust agreement, any backup servicing agreement, the administration agreement, the sale and servicing agreement, or the purchase agreement, pursuant to each such agreement any hired NRSRO then rating the notes of the related issuing entity is to receive a written notification of the substance of such amendment.

In addition, each of a trust’s transaction agreements may be amended without the consent of the related noteholders or certificateholders, to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment for the issuing entity, the depositor or any of their affiliates under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect), so long as the Rating Agency Condition is satisfied with respect to the securities in the related series, and with respect to such an amendment to the sale and servicing agreement, the consent of the backup servicer (if any) is obtained (such consent not to be unreasonably withheld).

Each trust’s sale and servicing agreement may be amended by the depositor, the servicer and the trust, with the written consent of the indenture trustee, but without the consent of any of the noteholders or the certificateholders, to: (x) replace the spread account with another form of credit enhancement as long as the Rating Agency Condition is satisfied with respect to the securities of the related series or (y) add credit enhancement for the benefit of any class of the notes or the certificates.  Similarly, each indenture may be amended to replace the spread account with another form of credit enhancement as long as the Rating Agency Condition is satisfied with respect to the securities of the related series without the consent of the noteholders, but with prior written notice to the hired NRSROs, the issuing entity, any related swap counterparties and the indenture trustee.

Each of a trust’s transaction agreements may be amended by the parties to the agreement, with prior written notice to the hired NRSROs, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the certificate balance, and with respect to an amendment to the sale and servicing agreement, with the consent of the backup servicer (such backup servicer’s consent not to be unreasonably withheld), if any.  However, no such amendment may (a) reduce the interest rate or principal of any note or certificate or delay the final scheduled maturity date of any note or (b) reduce the required percentage of the notes or certificates of that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

CREDIT AND CASH FLOW ENHANCEMENT

We will describe the amounts and types of credit enhancement arrangements and/or other derivative arrangements and the provider of the credit enhancements and/or other derivative counterparties, if applicable, with respect to each class of notes of a given series in the related prospectus supplement.  Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, surety bonds, swaps or other interest rate protection agreements or any combination of two or more of the foregoing.  Credit enhancement for a class of notes may cover one or more other classes of securities of the same series.  Amounts released from the spread account for one series may serve as credit enhancement for one or more other series of securities, to the extent set forth in the accompanying prospectus supplement.  In addition, the certificateholder of an issuing entity may pledge or assign amounts payable to it with respect to such series to one or more other series of securities to serve as credit enhancement for those series, to the extent set forth in the accompanying prospectus supplement.  Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from such registration.

The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of the full amount of principal and interest due on their notes and to decrease the likelihood that the noteholders will experience losses.  The credit enhancement for a class or series of notes generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest.  If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement.  In addition, if a form of credit enhancement covers more than one class or series of securities, noteholders of any one class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

We may replace the credit enhancement for any class of notes with another form of credit enhancement without the consent of noteholders, if the Rating Agency Condition is satisfied with respect to the securities of the related series.

Subordination

If so provided in the accompanying prospectus supplement, one or more classes of securities in any series will be subordinated as described in the related prospectus supplement to fund payments with respect to the senior class or classes.  The rights of the holders of these subordinated securities to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the related prospectus supplement.  If so provided in the related prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

The accompanying prospectus supplement will also set forth information concerning:

•                  the amount of subordination of a class or classes of subordinated securities in a series;

•                  the circumstances in which that subordination will be applicable;

•                  the manner, if any, in which the amount of subordination will decrease over time; and

•                  the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated securities will be distributed to holders of senior securities.

Spread Account

If so provided in the related prospectus supplement, the servicer will establish for a series or class of securities a spread account, which will be maintained in the name of the applicable indenture trustee.  We may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement.  As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date.  We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to any interest rate swap counterparties, to us or to any of our transferees or assignees.  We will also describe in the related prospectus supplement the circumstances under which any amount required to be on deposit in the spread account may be reduced.

As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account.  If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes.

We may at any time, without consent of the noteholders, sell or otherwise transfer our rights to any spread account, if the Rating Agency Condition is satisfied with respect to the securities of the related series.  In addition, we may at any time, without consent of the noteholders, sell or otherwise transfer our rights to any certificates, if the transferee represents and warrants to the applicable trust that the transfer will not cause the trust to be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes and that the transferee will not take any action that would cause the trust to be treated as a publicly traded partnership for federal income tax purposes.

Surety Bond

If so provided in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class or classes of that series to assure distributions of interest or principal with respect to that series or class or classes of notes in the manner and amount provided in the related prospectus supplement.

If a surety bond is provided for any series or class or classes, the provider of the surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class or classes to the extent described in the prospectus supplement for that series.  For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the holders of the insured notes, may have the sole right to:

•                  consent to amendments to the applicable transaction documents;

•                  if an event of default occurs, accelerate the notes of that series or direct the indenture trustee to exercise any remedy available to the noteholders; or

•                  waive any event of default or servicer default for that series.

Derivative Agreements

If so provided in the related prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, an interest rate cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), an interest rate collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties.  In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements.  The specific terms of a derivative agreement applicable to a series or one or more classes of notes and a description of the related counterparty will be included in the related prospectus supplement.

LEGAL ASPECTS OF THE RECEIVABLES

Bankruptcy Considerations Relating to CNH Industrial Capital America and New Holland Credit

We and CNH Industrial Capital America will take steps in structuring the transactions described in this prospectus that are intended to provide that the voluntary or involuntary application for relief by CNH Industrial Capital America or New Holland Credit under the U.S. Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities with those of CNH Industrial Capital America or New Holland Credit.

These steps include our maintenance as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing restrictions on the nature of our business and a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors.  However, there is no assurance that our activities would not result in a court concluding that our assets and liabilities should be consolidated with those of CNH Industrial Capital America or New Holland Credit in a proceeding under any insolvency law.

In addition, the indenture trustee, the trustee, all noteholders and all certificateholders will covenant that they will not at any time institute against us, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

CNH Industrial Capital America will warrant that each sale of receivables by it to us is a valid sale.  If CNH Industrial Capital America were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee or the debtor itself were to take the position that the transfer of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the relevant issuing entity (and in payments on the notes) could occur.  If the court ruled in favor of the creditor, bankruptcy trustee or CNH Industrial Capital America, reductions in the amount of such payments could result.  Also, under these circumstances, a bankruptcy trustee of CNH Industrial Capital America or CNH Industrial Capital America itself as debtor-in-possession, will, for a period of time, have the opportunity to reject any lease that is deemed a true lease, which would result in a cancellation of the remaining scheduled payments under the lease.

If any transfer of receivables referred to above, or any of our transfers of receivables to the trust, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the trust’s interest in the receivable.  If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances.  In addition, while New Holland Credit is the servicer, cash collections on the receivables may, under some circumstances, be commingled with the funds of New Holland Credit and its affiliates, as applicable, and, in the event of the bankruptcy of New Holland Credit or an affiliate, a trust may not have a perfected security interest in those collections.

The U.S. Bankruptcy Code provides for the recovery of certain preferential pre-bankruptcy transfers and these provisions may apply to the repurchase of receivables by CNH Industrial Capital America or New Holland Credit.  If CNH Industrial Capital America or New Holland Credit were to become a debtor in a bankruptcy case, the bankruptcy trustee or the debtor itself might be able to recover monies paid to the trust for the repurchase of receivables during the 90-day period prior to the bankruptcy filing, or for a period of one year prior to the bankruptcy filing if a trust or the depositor, as applicable, receiving such payments were deemed to be an “insider” of CNH Industrial Capital America or New Holland Credit, as applicable.

Bankruptcy Considerations Relating to Dealers and Consumer Receivables Originators

A substantial portion of the receivables may be or may have been originated by CNH Industrial dealers and/or Consumer Receivables Originators and purchased by CNH Industrial Capital America.  A portion of the receivables originated by CNH Industrial dealers provide for recourse to the originating dealer for defaults by the obligors.  See “Origination of Receivables—Dealer Agreements” in this prospectus.  In the event of a dealer’s or a Consumer Receivables Originator’s bankruptcy or receivership, respectively, a creditor, receiver or bankruptcy trustee, as applicable, of the dealer or such Consumer Receivables Originator or the dealer or such Consumer Receivables Originator itself might attempt to characterize the sales of receivables to CNH Industrial Capital America as loans to the dealer or such Consumer Receivables Originator, as applicable, secured by the receivables.  Such an attempt, if successful, could result in payment delays or losses on the affected receivables.  However, in connection with any sale of receivables, directly or indirectly, by CNH Industrial Capital America to us or by CNH Industrial Capital America to one of its subsidiaries and ultimately to us, CNH Industrial Capital America has warranted that at the time of such sale it had good title to the receivables.  Furthermore, in the event of a dealer’s bankruptcy, a dealer or its bankruptcy trustee might also be able to reject any leases originated by the dealer that were deemed to be “true leases” resulting in the termination of scheduled payments under those leases.  In addition, the U.S. Bankruptcy Code provides for the recovery of certain preferential pre-bankruptcy transfers and these provisions may apply to the repurchase of receivables by CNH Industrial dealers.  If a CNH Industrial dealer were to become a debtor in a bankruptcy case, the bankruptcy trustee or the debtor itself might be able to recover monies paid to the applicable trust for the repurchase of receivables during the 90-day period prior to the bankruptcy filing, or for a period of one year prior to the bankruptcy filing if the applicable trust, CNH Industrial Capital America or the depositor, as applicable, were deemed to be an “insider” of such CNH Industrial dealer.

Perfection and Priority With Respect to Receivables

A purchaser of retail installment sale contracts, retail installment loans, consumer installment loans or leases who in good faith gives new value and takes possession of the chattel paper that evidences the retail installment sale contracts, retail installment loans, consumer installment loans or leases in the ordinary course of the purchaser’s business may have priority over the interest of the related trust in the retail installment sale contracts, retail installment loans, consumer installment loans or leases.  Any sale of, or grant of a security interest in, retail installment sale contracts, retail installment loans, consumer installment loans or leases that had been sold to a trust would be a violation of CNH Industrial Capital America’s contractual obligations, unless CNH Industrial Capital America has repurchased the receivable as described above under “Depositor—Regular Sales of Receivables”.

Security Interests in Financed Equipment

The retail installment sale contracts, retail installment loans and consumer installment loans included in your trust may include grants of security interests in the equipment under the applicable Uniform Commercial Code.  Perfection of security interests in the equipment is generally governed by the Uniform Commercial Code.  However, depending on applicable state law and the nature of the equipment financed, perfection of security interests may be governed by certificate of title registration laws of the state that has issued a certificate of title covering the equipment.

CNH Industrial Capital America takes or requires the applicable dealer or Consumer Receivables Originator to take appropriate action under applicable state laws to perfect CNH Industrial Capital America’s security interest in the equipment.  We are required to purchase from each trust any retail installment sale contract or retail installment loan and may be required to repurchase any consumer installment loan as to which necessary perfection actions have not been taken prior to the time of sale to the trust, if the failure to take those actions will materially and adversely affect the interest of the trust in the receivable and the failure is not cured within a specified grace period.  Similarly, CNH Industrial Capital America is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us.  In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment (including substitute equipment, but excluding equipment related to receivables that have been, or are designated or identified to be, purchased by, repurchased by or otherwise transferred to us, the servicer, CNH Industrial Capital America or our affiliates pursuant to the related transaction agreements (so long as the amounts required to be paid or deposited, if any, by such party for the receivables, are paid or deposited as required in the transaction agreements)) and it is obligated to purchase, or to require an affiliate to purchase, the related receivable if it fails to do so.

Due to administrative burden and expense, no action will be taken to record the transfer of security interests in the financed equipment from a Consumer Receivables Originator to CNH Industrial Capital America, or from CNH Industrial Capital America to us or from CNH Industrial Capital America to one of its subsidiaries and ultimately to us or, in any case, from us to the trust.  In most states, an assignment like the transfers referred to above is effective to convey a secured party’s interest in equipment, without any action to record the transfer of record.  In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable originating Consumer Receivables Originator’s or CNH Industrial Capital America’s lien on the certificates of title, will be sufficient to protect the related trust against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment.  However, by not identifying a trust as the secured party on the financing statement or certificate of title, the security interest of the trust in financed equipment could be defeated through fraud or negligence.  Moreover, the security interest of a Consumer Receivables Originator in equipment which constitutes “consumer goods” under the applicable UCC and is not titled equipment will be automatically perfected as a purchase money security interest, with no financing statement filings necessary, and an assignment like the transfers referred to above is effective to convey a secured party’s interest in such equipment, without any action to record the transfer (and no such action is in fact taken).

In addition, under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in equipment.  We will represent to each trust that, as of the date the related receivable is sold to such trust, each security interest in any related financed equipment is or will be prior to all other present liens on and security interests in the financed equipment (other than (a) tax liens, mechanics’ liens and any liens that attach to the related receivable by operation of law as a result of any act or omission by the related obligor and (b) any lien against the equipment resulting from a cross-collateralization provision in the related contract).  However, liens for repairs or taxes could arise at any time during the term of a receivable.  Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair a trust’s security interest.  If a single obligor finances or has financed multiple equipment purchases through CNH Industrial Capital America, each piece of related equipment may serve as collateral for multiple receivables.  CNH Industrial Capital America has agreed to subordinate its rights under any such cross-collateralization arrangement in any equipment financed by a receivable that is included in a trust and has agreed to obtain a similar subordination from any third-party or other securitization vehicle to which they may sell any interest in any equipment related to a receivable that has been sold to such trust.  Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the trust losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the trust.

A security interest in equipment perfected by filing a financing statement pursuant to the Uniform Commercial Code would continue to be perfected for four months after the debtor changes its location to a state other than the state in which a financing statement was filed initially to perfect the security interest.  A perfected security interest in equipment covered by a certificate of title would continue to be perfected for four months after the equipment becomes covered by a certificate of title issued by a different state.  If a certificate of title is issued for equipment that does not show that the equipment is subject to the security interest, a buyer or conflicting security interest arising after the issuance of the certificate of title may have priority over the security interest even during the four month period from relocation or issuance of a certificate of title, as applicable.  With respect to any equipment that is subject to a certificate of title, a majority of states generally require a surrender of a certificate of title to re-register the equipment.  Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title.  Thus, with respect to any equipment that is subject to such certificate of title laws, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state issuing the certificate of title.  Issuance of a certificate of title that does not list the security interest could defeat perfection.

Within the four-month period subsequent to a debtor changing its location to a state other than the state in which a financing statement was filed initially to perfect the security interest, as discussed in the preceding paragraph, the secured party must file a financing statement in the state where the debtor is then located in order to maintain perfection.

Security Interests in Leased Equipment

When we sell leases to a trust, we also assign to the trust any security or ownership interest that we hold in the leased equipment.  Each lease is either a “true lease” or a lease intended for security (often referred to as a “finance lease”).  Whether we are deemed to hold a security interest or an ownership interest in particular leased equipment depends in part upon whether the related lease is a “true lease” or not.

“true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

“finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.

Under applicable state law standards, any lease transferred to a trust that has a nominal termination value should be deemed to be a finance lease.  While the term “nominal” is not clearly defined for this purpose, it is clear that any lease with a $1 termination value should be treated as a finance lease.  The treatment of other leases as finance leases or true leases under applicable state law is less certain, and the applicable prospectus supplement will specify the extent to which any leases included in the property of the related trust are thought to be finance leases or true leases or are of uncertain classification.

CNH Industrial Capital America requires dealers that originate leases to obtain a precautionary first priority perfected security interest in the leased equipment, in case the leases are deemed to be finance leases.  In the case of leases of titled vehicles, CNH Industrial Capital America requires dealers to have the lessees named as the owner on the certificates of title and to have CNH Industrial Capital America named as holder of a security interest.  These security interests are transferred to CNH Industrial Capital America when it purchases the related leases.  When CNH Industrial Capital America originates a lease directly, it also obtains a precautionary first priority perfected security interest in the leased equipment and, in the case of titled vehicle leases, causes the lessee to be named as owner and itself to be named as holder of a security interest.  As a result of these actions, for leases that are deemed to be finance leases, CNH Industrial Capital America and its assigns will have a very similar position to the one described above with respect to retail installment sale contracts, and the same repurchase obligations apply if there is no first priority perfected security interest.

CNH Industrial Capital America generally also obtains a perfected security interest in leased equipment against originating dealers in case the leased equipment is deemed to be owned by the dealer, which would be the case for any lease that is deemed to be a true lease, and the transfer of the leased equipment from the dealer to CNH Industrial Capital America is not deemed to be a true sale.  However, that security interest may not in all cases have first priority status.  Also CNH Industrial Capital America does not obtain a perfected security interest in leased equipment against originating dealers in all cases.  Competing liens arising in favor of creditors of the originating dealer could take priority over the interests of the applicable trust in that leased equipment if the originating dealer was not deemed to have made a true sale and any security interest in the leased equipment granted to CNH Industrial Capital America was not perfected or did not have first priority status.

Bankruptcy Considerations Relating to a Lessee

If the lessee under any lease included in the property of a trust becomes a debtor in a bankruptcy case or any similar applicable state law proceedings, the trust may be delayed or prevented from enforcing some of its rights under the leases and obtaining possession of the leased equipment from the lessee.  The precise treatment of a lease in bankruptcy proceedings generally will depend upon whether the bankruptcy court finds the lease to be a true lease or a finance lease.

If a given lease is a “finance lease,” its treatment in bankruptcy will be similar to the treatment of a retail installment sale contract.  The trust will have a bankruptcy claim equal to the outstanding amount of the deemed “loan” to the lessee, which claim will generally have the benefit of a perfected security interest in the leased equipment, subject to the qualifications set out under “—Security Interests in Financed Equipment” above.  If a given lease is a true lease, the lessee’s bankruptcy trustee or the lessee will, for a period of time, have the opportunity to either assume or reject the lease.  The precise length of this period of time will be difficult to predict in any given case, and the bankruptcy trustee or the lessee will have possession of the leased equipment during such period.

If a lease is assumed, the bankruptcy trustee or the lessee must:

•                  cure any default, other than a default based on the lessee’s bankruptcy or financial condition, and possibly other non-monetary defaults; or provide adequate assurance of a prompt cure; and

•                  if there has been a prepetition default, provide adequate assurance of future performance under the lease.

If a lease is rejected:

•                  the scheduled payments due thereafter under the lease will be canceled;

•                  the trust will generally be able to obtain possession of the leased equipment; and

•                  the trust will be entitled to assert an unsecured claim for damages resulting from the rejection of the lease.

Repossession

Upon a default by an equipment purchaser, the holder of a retail installment sale contract, retail installment loan, consumer installment loan or a lease that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws.  Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace.  Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed or leased equipment.  Some jurisdictions may require that the obligor be notified of the default and be given time to cure the default prior to repossession.  In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held.  The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, redemption by payment of delinquent installments or the unpaid balance may be permitted.

Uniform Commercial Code Considerations

Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law.  Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of “consumer leases” and leases where the lessee is a “merchant lessee.” However, when CNH Industrial Capital America sells a lease it will represent that, to the best of its knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified it of any defects.  Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults.  Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

Vicarious Tort Liability

Although each trust may own the leased equipment related to any lease purchased by that trust that is treated as a true lease, the leased equipment will be operated by the related lessees and their respective invitees.  State laws differ as to whether anyone suffering injury to person or property involving leased agricultural, construction or other equipment may recover damages from the owner of the equipment by virtue of that ownership.  To the extent applicable law permits such an action and such an action is successful, the related trust and its assets may be subject to liability to the injured party.

If vicarious liability were imposed on a trust as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

Lessees are required to obtain and maintain physical damage insurance and liability insurance.  Dealers that sell receivables to CNH Industrial Capital America under its current dealer agreements are responsible for verifying physical damage and liability insurance on the leased equipment at the time the lease is originated.  If a dealer fails to verify physical damage insurance coverage and the lessee did not obtain insurance coverage at the time the lease was originated, the dealer is required to repurchase the lease and is responsible for any damages or losses incurred by CNH Industrial Capital America as a result thereof.  See “Origination of Receivables—Dealer Agreements” in this prospectus.

In any case, if insurance has lapsed or has not been maintained in full force and effect subsequent to the time the lease was originated, the dealers will not be obligated to repurchase the lease.

Deficiency Judgments and Excess Proceeds; Other Limitations

The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness.  Some states may impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness.  In other states, a deficiency judgment against the debtor can be sought for the shortfall.  However, because a defaulting obligor may have little or no ability to pay a judgment, in many cases it may not be useful to seek a deficiency judgment.  If one is obtained, it may be uncollectible or settled at a significant discount.

Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds.  In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances.  These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States.  Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.  As to leases, some jurisdictions may require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

In addition to any laws that may limit or prohibit deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment.  For example, in a proceeding under the federal bankruptcy law or state insolvency law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the periodic payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Consumer Protection Laws

The receivables in your trust may include consumer finance contracts.  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance.  These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Military Lending Act and related Department of Defense regulations, the Consumer Financial Protection Act of 2010, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and other similar state laws.  Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect an assignee’s ability to enforce any consumer finance contracts included in the receivables.

When CNH Industrial Capital America sells receivables to us, it will warrant upon each sale of those receivables that each receivable transferred complies with all requirements of law in all material respects.  We make similar warranties to each trust.  Accordingly, if an obligor has a claim against the related trust for violation of any law and such claim materially and adversely affects the trust’s interest in a receivable, the violation would be a breach of our warranties and would create an obligation on our part to purchase the receivable unless the breach is cured.  Our obligation to purchase any receivables in these circumstances is subject to CNH Industrial Capital

America repurchasing the affected receivable.  If the claim existed at the time CNH Industrial Capital America sold the receivable to us, the violation would also be a breach of CNH Industrial Capital America’s warranties, and CNH Industrial Capital America would be required to repurchase the receivable unless the breach were cured.

Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act (the “Relief Act”) and similar state laws apply to obligors who are members of the military on active duty, including members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the Oceanic and Atmospheric Administration assigned to duty with the military and certain other persons as specified in the Relief Act.  Under the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in the national guard or in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender.  In addition to adjusting the rate of interest, the lender must forgive any such interest in excess of 6% during the period of such obligor’s active duty status and for one year thereafter, unless a court orders otherwise.

Application of the Relief Act or similar state laws would also adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables.  In addition, the Relief Act and similar state laws impose limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional nine month period thereafter.  Thus, if a receivable goes into default, there may be delays and losses arising from the inability to exercise the trust’s rights with respect to the receivable and related equipment in a timely fashion.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material anticipated U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively, and subject to differing interpretation. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Greenberg Traurig, LLP, tax counsel for each trust, as qualified in this summary. Greenberg Traurig, LLP has prepared or reviewed the statements in this prospectus under the heading “Material U.S. Federal Income Tax Consequences,” and is of the opinion that, to the extent such statements relate to matters of law or legal conclusions, they are correct in all material respects.

The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the federal income tax laws, including tax exempt organizations, banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes and one or more other investments, trusts and estates and pass-through entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased and hold notes as capital assets within the meaning of Section 1221 of the Code. Furthermore, the following discussion regarding the notes only applies to notes that are offered in a related prospectus supplement and acquired by persons other than the depositor or its affiliates.

Tax Characterization of the Trust

Greenberg Traurig, LLP is of the opinion that the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents. An opinion of counsel, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt interests issued by a trust with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes and related terms, parties and documents refer, unless otherwise specified, to each trust and the notes and related terms, parties and documents applicable to that trust.

If the certificates are owned solely by us or one of our affiliates, under current Treasury regulations, the trust will be disregarded as an entity separate from us or one of our affiliates for federal income tax purposes.

If the trust were taxable as a corporation for U.S. federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the trust could materially reduce cash available to make payments on the notes.

Tax Consequences to U. S. Note Owners

Treatment of the Notes as Indebtedness.  We will agree, and any noteholders will agree, and the beneficial owners of the notes (which we refer to in this prospectus as the “Note Owners”) will agree by their purchase of the notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Greenberg Traurig, LLP is of the opinion that the notes (other than notes acquired by the depositor or its affiliates) will be classified as debt for U.S. federal income tax purposes. The discussion below assumes that the notes are classified as debt for U.S. federal income tax purposes.

Original Issue Discount.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion also assumes that any OID, if any, on the notes is no more than a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID if the “stated redemption price at maturity” of the notes, or “SRPM” (the sum of all payments required to be made on the notes other than payments of “qualified stated interest”) exceeds the “issue price” of the notes. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% stated redemption price at maturity of the note multiplied by the number of complete years to maturity from the issue date. If for any given series of notes, the notes are treated as issued with OID that is more than de minimis, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if a Note Owner holds a note issued with a de minimis amount of OID, the Note Owner must include this OID in income, on a pro rata basis, as principal payments are made on the note. If the Note Owner purchases a note for more than its principal amount, the Note Owner will generally be subject to the premium amortization rules of the Code.

If a Note Owner purchases a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note,” the Note Owner may be subject to special rules. If the Note Owner is an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, the Note Owner will generally be required to report interest income as interest accrues on a straight-line basis, or if elected, under a constant yield method over the term of each interest period. If the Note Owner is a cash basis holder of a Short-Term Note other than those specified in Section 1281 of the Code, the Note Owner will, in general, be required to report interest income as interest is paid (or, if earlier, upon the sale or exchange of the Short-Term Note). However, if the Note Owner is a cash basis holder of a Short-Term Note reporting interest income as it is paid, the Note Owner may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition or maturity of the Short-Term Note. If the Note Owner is a cash basis taxpayer, the Note Owner may elect under Section 1282 of the Code to accrue interest income on all Short-Term Notes with a term of one year or less. If the Note Owner has so elected, the Note Owner would include OID on the Short-Term Note in income as it accrues, but the Note Owner would not be subject to the interest expense deferral rule. Special rules that apply to a Short-Term Note purchased for more or less than its SRPM will be discussed in the applicable prospectus supplement.

For purposes of this summary, a “variable rate debt instrument” is a floating rate note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than a specified de minimis amount and (ii) provides for stated interest, compounded or paid at least annually, at

•                  one or more “qualified floating rates”,

•                  a single fixed rate and one or more qualified floating rates,

•                  a single “objective rate” or

•                  a single fixed rate and a single objective rate that is a “qualified inverse floating rate”.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate.  A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A variable rate is a “qualified floating rate” if variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A fixed multiple of a qualified floating rate constitutes a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35.  A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, also constitutes a qualified floating rate.  If a note provides for two or more qualified floating rates that (i) are within 0.25 percent of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.  A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless those restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield of the note.

An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information.  A rate does not qualify as an objective rate if it is based on information that it is within the control of the issuing entity (or a related party) or that is unique to the circumstances of the issuing entity (or a related party), like dividends, profits, or the value of the equity interests in the issuing entity (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuing entity).  A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term.  An objective rate is a “qualified inverse floating rate” if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percent or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or objective rate constitute a single qualified floating rate or objective rate, as the case may be.

In general, if a floating rate note that is a “variable rate debt instrument” provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less, and the interest is unconditionally payable in cash or in property (other than debt instruments of the issuing entity) at least annually, all stated interest on the note is qualified stated interest and the amount of qualified stated interest and OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the note.

If a floating rate note that is a “variable rate debt instrument” does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest at a single fixed rate (other than at a single fixed rate for an initial period of one year or less), the amount of interest and OID accruals on the note are generally determined by:

•                  determining a fixed rate substitute for each variable rate provided under the note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note);

•                  constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

•                  determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•                  making the appropriate adjustments for actual variable rates during the applicable accrual period.

If a floating rate note that is a “variable rate debt instrument” provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period of one year or less), the amount of interest and OID accruals are determined as described in the immediately preceding paragraph with the modification that the note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate.  The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Sale or Other Disposition.  If Note Owner sells the note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the note. The adjusted tax basis of a note will equal the Note Owner’s cost for the note, increased by any OID and gain previously included in income by the Note Owner with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments the Note Owner previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in income. If the Note Owner is a cash basis holder of a Short-Term Note not specified in Section 1281 of the Code, any gain or loss on the sale or exchange of the Short-Term Note will be treated as ordinary income or loss. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. For non-corporate Note Owners, capital gain recognized on the sale or other disposition of a note held for more than one year will be taxed at a maximum rate of 20% for taxable years beginning after December 31, 2012.

Net Investment Income.  Recent legislation generally imposes a tax of 3.8% on the “net investment income” of certain U.S. individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less deductions. Interest on notes and gross proceeds from the sale of notes are expected to be treated as “net investment income.” U.S. Note Owners should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Foreign Note Owners.  The following information describes the U.S. federal income tax treatment of a Note Owner who is not a U.S. person (a “Foreign Owner”). A U.S. person is (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust treated as a U.S. Person under Section 7701(a) of the Code. A foreign person is a person that is not a U.S. person (“Foreign Person”).

Interest paid or accrued to a Foreign Owner will generally be considered “portfolio interest,” and not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, and the Foreign Owner:

•                  is not actually or constructively a “10 percent shareholder” of the trust or the depositor, including a holder of 10% of the outstanding certificates issued by the trust, or a “controlled foreign corporation” with respect to which depositor or the trust are a “related person” within the meaning of the Code; and

•                  satisfies the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

To qualify for the exemption from taxation, the Foreign Owner must provide the applicable trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN for individuals or W-8BEN-E for entities or a similar form), signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address.  If a note is held through a securities clearing organization or other financial institution, the organization may provide the relevant signed statement to the withholding agent; in that case, however, the Foreign Owner must provide (or update periodically) the security clearing organization or other financial institution with a Form W-8BEN or W-8BEN-E or similar form. The Foreign Owner must notify the person to whom it provided the Form W-8BEN or W-8BEN-E or similar form of any changes to the information on the Form W-8BEN or W-8BEN-E or similar form within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal withholding tax at a rate of 30 percent, unless such tax is reduced or eliminated pursuant to an applicable tax treaty. In the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. Under applicable Treasury regulations the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through some foreign intermediaries. We recommend that you consult your own tax advisors regarding the application of the withholding regulations to your particular circumstances.

If you are a Foreign Owner engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, the interest will be subject to U.S. federal income tax on a net income basis in the same manner as if you were a Note Owner. In addition, if the Foreign Owner is a foreign corporation, the Foreign Owner may be subject to a branch profits tax equal to 30%, or lower treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Any capital gain realized by a Foreign Owner on the sale, redemption, retirement or other taxable disposition of a note by the Foreign Owner will be exempt from U.S. federal income and withholding tax; provided that:

•                  the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner, and

•                  if the Foreign Owner is an individual, the Foreign Owner must not have been present in the United States for 183 days or more in the taxable year.

Backup Withholding.  Each Note Owner (other than an exempt Note Owner such as a tax-exempt organization, qualified pension and profit- sharing trust, individual retirement account or nonresident alien who provides certification as to his or her status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, amounts otherwise payable to the Note Owner may be subject to backup withholding tax, and the trust will be required to withhold and remit the withheld amount to the IRS. Any such amount withheld would be credited against the Note Owner’s U.S. federal income tax liability or refunded, provided the required documentation is timely submitted to the IRS. We recommend that you consult your own tax advisors regarding the backup withholding rules.

Foreign Account Tax Compliance.  In addition to the other withholding discussed herein, under the “Foreign Account Tax Compliance Act” or “FATCA” (Sections 1471 through 1474 of the Code and any regulations issued thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1472(b)(1) of the Code), Foreign Persons, including certain foreign financial institutions (each an “FFI”) as that term is defined under an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) or, in the absence of an IGA, under FATCA, including entities such as foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles (regardless of their size), must comply with due diligence, withholding and reporting rules with respect to their owners, account holders and investors that are U.S. persons or else bear a 30% withholding tax on certain U.S. source payments made to them. Regardless of whether an FFI is acting as the beneficial owner or as an intermediary with respect to the withholdable payment, the FATCA withholding tax generally will be imposed on withholdable payments, subject to certain exceptions, unless the FFI (i) has entered into (or is otherwise subject to) and is complying with an agreement with the IRS (an “FFI Agreement”) or (ii) is required by and is in compliance with applicable foreign law enacted in connection with an IGA, in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution.  In the case of U.S. source payments made to a Foreign Person that is not an FFI, the FATCA withholding tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” United States owners, identifies its “substantial” United States owners or is otherwise exempt from FATCA.

Generally, if a Foreign Person subject to FATCA does not comply with applicable FATCA diligence and reporting requirements or otherwise provide the withholding agent with the proper certification, “withholdable payments” made to such Foreign Person on or after July 1, 2014 will be subject to a 30% withholding tax.  For this purpose, withholdable payments are generally U.S.-source payments, such as interest payments on the notes, and beginning January 1, 2017, will also include the gross proceeds from the sale of certain equity or debt instruments (including the notes) of U.S. issuers. The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain).  The final Treasury Regulations exempt from withholding any payment on debt instruments outstanding on July 1, 2014. A debt instrument is generally considered outstanding on July 1, 2014 if its issue date is before July 1, 2014.

Each Noteholder and Note Owner, by acceptance of such note or interest therein, will be deemed to have agreed to provide to the issuing entity, any paying agent or the indenture trustee, as applicable, (i) properly completed and signed tax certifications, for a U.S. person on IRS Form W-9 and, for a Foreign Person, on the appropriate IRS Form W-8 and (ii) to the extent any FATCA withholding or deduction is applicable, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The indenture trustee or any paying agent of the issuing entity has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a note or an interest therein that fails to comply with the requirements of the preceding sentence.

Each Noteholder and Note Owner is strongly urged to consult with its own tax advisor regarding the potential application and impact of FATCA and any applicable IGA on the ownership and disposition of a note or an interest therein.

Tax Shelter Disclosure and Investor List Requirements. Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the notes. You may be required to report your investment in the notes even if your notes are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the notes, and should be aware that we and other participants in each transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to such transaction.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Greenberg Traurig, LLP, the IRS successfully asserted that one or more of the notes acquired by Note Owners (other than the depositor or its affiliates) did not represent debt for U.S. federal income tax purposes, the notes might be treated as equity interests in the trust. In this case, the trust could be treated as a publicly traded partnership. This publicly traded partnership would not, however, be taxable as a corporation if it meets certain qualifying income tests. Based on the nature of the trust’s income, it is possible that the trust might not meet the criteria of these tests. Nonetheless, even if this publicly traded partnership is not taxable as a corporation, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to a Note Owner. For example, if a Note Owner is a tax-exempt entity (including a pension fund), income to of that Note Owner may be “unrelated business taxable income,” and income of a Foreign Owner might be subject to U.S. federal income tax and return filing and withholding requirements, and an individual Note Owner might be subject to certain limitations on the deductibility of Note Owner’s share of trust expenses.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion of material U.S. federal income tax consequences does not address any state or local tax matters.  Prospective investors are urged to consult with their tax advisors regarding the state and local tax consequences to them of purchasing, holding and disposing of notes.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, individual retirement accounts, Keogh Plans and other plans covered by Section 4975 of the Code and entities deemed to hold plan assets of any of the foregoing (each a “Benefit Plan”), from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Benefit Plan.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan.

Certain transactions involving the related trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the related trust were deemed to be assets of the Benefit Plan.  Under a regulation issued by the United States Department of Labor relating to plan assets, the assets of the related trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the related trust and none of the exceptions contained in the plan assets regulation was applicable.  An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  The likely treatment in this context of offered notes of a given series will be discussed in the related prospectus supplement.

ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans that are subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Benefit Plan’s investments be made in accordance with the documents governing the Benefit Plan.  Under ERISA, any person who exercises any authority or control over the management or disposition of assets of a Benefit Plan is a fiduciary of that Benefit Plan, and is subject to additional prohibited transaction provisions concerning transactions involving self-dealing or a conflict of interest.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans and church plans may be subject to comparable state or local law restrictions, which may to a material extent, be similar to the provisions of ERISA or Code Section 4975.  A fiduciary of a governmental plan or church plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and availability of any exemptive relief under any such similar laws.

A plan fiduciary considering the purchase of notes of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

We will enter into one or more underwriting agreements with respect to the notes of each series that are offered under this prospectus.  In each underwriting agreement, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally, but not jointly, agree to purchase, the principal amount of each class of offered notes the related series set forth in the related underwriting agreement and in the related prospectus supplement.  In each underwriting agreement with respect to any given series of securities, the several underwriters will agree, subject to terms and conditions specified therein, to purchase all the notes which are described therein and are offered hereby and by the related prospectus supplement if any of such notes are purchased.  In addition, we may offer notes of any series by direct placement with investors or by direct placement with investors through dealers.

Each prospectus supplement will either set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.  After the initial public offering of any notes the public offering prices and concessions may be changed.

Each underwriting agreement will provide that we and CNH Industrial Capital America will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each trust may, from time to time, invest the funds in its trust bank accounts and in any backup servicer account in eligible investments acquired from underwriters.

Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the sale of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements.  The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Greenberg Traurig, LLP, New York, New York.  Certain legal matters relating to the securities of any series will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.  Certain federal income tax and other matters will be passed upon for each trust by Greenberg Traurig, LLP.  Sidley Austin LLP from time to time renders legal services to CNH Industrial N.V. and certain of its affiliates on other matters.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the offered securities with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

We will file with the SEC all required annual, monthly and special SEC reports and other information about any trust we originate.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents.  Any information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus.  In all cases, you should rely on the later information that is incorporated by reference over different information included in this prospectus or the accompanying prospectus supplement.  We incorporate by reference any future monthly reports on Form 10-D and Current Reports on Form 8-K (including all documents filed thereunder) filed by, on behalf of, or with respect to any trust until we terminate offering the securities.

We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, except for annual reports on Form 10-K, the filing of Current Reports on Form 8-K and monthly distribution reports on Form 10-D in connection with the trusts we originate and under some circumstances we may be required to file a Form ABS-15G, either quarterly or annually.  These monthly reports on Form 10-D and Current Reports on Form 8-K are also incorporated into this prospectus by reference and made a part hereof until we terminate offering the securities.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: CNH Capital Receivables LLC, 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, Attention: Assistant Treasurer (Telephone (630) 887-5451).

INDEX OF TERMS

Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan	55
Clearstream, Luxembourg	35
CNH Industrial	5
CNH Industrial Capital America	5
Code	49
Collection Period	18
Consumer Receivables Originator	6
dealer	7
dealer agreement	7
DTC	35
DTCC	35
Eligible Deposit Account	19
Eligible Institution	20
ERISA	55
Euroclear System	35
Exchange Act	6
FATCA	54
FFI	54
FFI Agreement	54
finance lease	45
foreign person	52
Foreign Owner	52
hired NRSRO	5
IGA	54
IRS	50
LIBOR	34
LIBOR Determination Agent	35
liquidated collateral	17
liquidated receivable transfer date	16
Moody’s	30
New Holland Credit	15
Note Owners	50
OID	50
OID Regulations	50
Rating Agency Condition	30
Relief Act	49
S&P	30
SEC	6
servicer defaults	22
servicing procedures	15
Short-Term Note	50
SRPM	50
true lease	45
trust bank accounts	17

CNH Equipment Trust 2015-B

Asset Backed Notes

CNH Capital Receivables LLC

Depositor

CNH Industrial Capital America LLC Sponsor and Originator	New Holland Credit Company, LLC Servicer

$178,000,000 Class A-1 Notes

$278,000,000 Class A-2a Notes and Class A-2b Notes

$231,000,000 Class A-3 Notes

$94,660,000 Class A-4 Notes

$18,000,000 Class B Notes

PROSPECTUS SUPPLEMENT

Underwriters of the Class A Notes

Citigroup

Rabo Securities

Wells Fargo Securities

Barclays

BMO Capital Markets

BNP PARIBAS

Joint Bookrunners of the Class B Notes

Citigroup

Rabo Securities

Wells Fargo Securities

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state or jurisdiction where the offer is not permitted. Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes will deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus.